                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration Nos. 033-91744



The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

--------------------------------------------------------------------------------
SUBJECT TO COMPLETION: PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 26, 2004)
PRELIMINARY PROSPECTUS SUPPLEMENT DATED FEBRUARY 25, 2004
--------------------------------------------------------------------------------

[UBS AG LOGO]

                                      CABCO
                  SERIES 2004-1 TRUST (GOLDMAN SACHS CAPITAL I)
                       $ - CERTIFICATE PRINCIPAL BALANCE,
                         CLASS A-1 CALLABLE CERTIFICATES
                              - % PASS-THROUGH RATE

                       CORPORATE ASSET BACKED CORPORATION
                                    DEPOSITOR

------------------------------------------------------------------------------------------------------------
                                               NUMBER OF         PASS-THROUGH       PRICE TO    UNDERWRITING
                                             CERTIFICATES            RATE            PUBLIC       DISCOUNT
------------------------------------------------------------------------------------------------------------
Class A-1 callable certificates........          $-                   -%             $25.00        $.7875
------------------------------------------------------------------------------------------------------------

YOU SHOULD FULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE S-14 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 2 OF THE PROSPECTUS BEFORE INVESTING IN THE CLASS A-1 CERTIFICATES.

No governmental agency or instrumentality has insured or guaranteed the class A-1 certificates or the GS Capital Securities.

The class A-1 certificates will represent interests in the trust only and will not represent interests in or obligations of any other party.

The class A-1 certificates currently have no trading market.

THE TRUST

         - will issue two classes of callable certificates, the class A-1 callable certificates and the class B-1 callable certificates. Only the class A-1 callable certificates are offered by this prospectus supplement.

         - will own $- principal amount of 6.345% GS Capital Securities issued by Goldman Sachs Capital I and fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. to the extent described herein.

EACH CLASS A-1 CERTIFICATE

         - will evidence the right to receive semi-annual interest payments on its certificate principal balance at a pass-through rate of -% per annum, subject to any interest deferral on the GS Capital Securities, and the right to receive a payment of principal and premium, if any, on the final distribution date, to the extent such amounts are received by the trust on the GS Capital Securities.

         - will be subject to a call option that upon exercise requires the holder of the certificate to sell the certificate to the option holder at a price at least equal to the outstanding certificate principal balance of the certificate plus any accrued interest (i) on or after February -, 2009, (ii) at any time following the occurrence of a GS Capital Securities Event of Default or an SEC Reporting Failure (each as defined herein), or (iii) at any time in connection with a tender offer for, a redemption or repurchase of or an unscheduled payment on the GS Capital Securities.

For information about the class A-1 certificates, you should read both this prospectus supplement and the attached prospectus. This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the certificates.

The depositor has applied to list the class A-1 certificates on the New York Stock Exchange. If the application is approved, trading of the class A-1 certificates on the New York Stock Exchange is expected to begin within 30-days after the initial delivery of the class A-1 certificates. See "Supplemental Plan of Distribution" in this prospectus supplement and "Plan of Distribution" in the attached prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to the satisfaction of specified conditions, UBS Securities LLC will purchase all the offered class A-1 certificates from the depositor. See "Supplemental Plan of Distribution" in this prospectus supplement and "Plan of Distribution" in the attached prospectus. The class A-1 certificates will be issued only in book-entry form on or about February -, 2004.

                               UBS INVESTMENT BANK

           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS FEBRUARY -, 2004.

Table of Contents

PROSPECTUS SUPPLEMENT

Important Notice about Information Presented in this Prospectus Supplement and the Attached Prospectus......     S-1
Summary of Principal Economic Terms.........................................................................     S-2
Summary of Prospectus Supplement............................................................................     S-7
Risk Factors................................................................................................    S-14
Formation of the Trust......................................................................................    S-18
Description of the GS Capital Securities....................................................................    S-19
   General Description of the GS Capital Securities.........................................................    S-19
   Interest Payments........................................................................................    S-21
   Principal Payments.......................................................................................    S-21
   Optional Redemption......................................................................................    S-21
   Guarantee................................................................................................    S-22
   Junior Obligations.......................................................................................    S-22
   GS Capital Securities Defaults...........................................................................    S-22
   Available Information....................................................................................    S-22
Yield on the Certificates...................................................................................    S-23
Description of the Certificates.............................................................................    S-24
   The Class A-1 Certificates...............................................................................    S-24
   The Class B-1 Certificates...............................................................................    S-29
   Voting Rights............................................................................................    S-30
   Additional GS Capital Securities.........................................................................    S-30
Description of the Trust Agreement..........................................................................    S-31
   General..................................................................................................    S-31
   Certain Payments to the Depositor........................................................................    S-31
   The Trustee..............................................................................................    S-31
   GS Capital Securities Defaults...........................................................................    S-31
   Method of Liquidation....................................................................................    S-32
   Limitation on Rights of Action...........................................................................    S-32
   Voting of GS Capital Securities; Modification of GS Capital Trust Agreement..............................    S-33
United States Taxation......................................................................................    S-34
   Classification of the Trust..............................................................................    S-34
   Classification of the Certificates.......................................................................    S-34
   Initial Certificateholders...............................................................................    S-35
   Secondary Certificateholders That Make an Integration Election...........................................    S-35
   Secondary Certificateholders That Do Not Make an Integration Election....................................    S-36
   Deferral of Interest Payments............................................................................    S-37
   Backup Withholding and Information Reporting.............................................................    S-38
ERISA Considerations........................................................................................    S-39
   Plan Asset Regulation....................................................................................    S-39
   Prohibited Transaction Exemptions........................................................................    S-40
   Insurance Company General Accounts.......................................................................    S-40
   Consultation with Counsel................................................................................    S-40
Supplemental Plan of Distribution...........................................................................    S-42
Ratings.....................................................................................................    S-42
Validity of the Certificates................................................................................    S-43
Index of Defined Terms......................................................................................    S-44

PROSPECTUS

Important Notice about Information Presented in this Prospectus and the Applicable Prospectus Supplement....     1
Risk Factors................................................................................................     2
Where You Can Find More Information.........................................................................     5
Incorporation of Documents By Reference.....................................................................     5
Reports to Holders of Certificates..........................................................................     5
The Depositor...............................................................................................     6
Use of Proceeds.............................................................................................     6
Formation of the Trusts.....................................................................................     6
Description of the Certificates.............................................................................     8
   Nature of the Certificates...............................................................................     9
   Terms Specified in the Prospectus Supplement.............................................................     9
   Distributions............................................................................................    11
   Interest on the Certificates.............................................................................    12
   Stripped Certificates....................................................................................    14
   Principal of the Certificates............................................................................    14
   Foreign Currency Certificates............................................................................    14
   Inability to Pay in Specified Currency...................................................................    15
   Indexed Certificates.....................................................................................    15
   Multi-Currency Certificates..............................................................................    16
   Put Option...............................................................................................    16
   Transfers and Exchanges..................................................................................    16
   Global Securities; Holdings in Street Name...............................................................    16
Trust Liquidation Events....................................................................................    19
Maturity and Yield Considerations...........................................................................    19
Description of the Trust Assets, including Credit Support...................................................    20
   Underlying Securities....................................................................................    20
   Principal Economic Terms of Underlying Securities........................................................    23
   Publicly Available Information...........................................................................    23
   Other Trust Assets.......................................................................................    24
   Collections..............................................................................................    27
Description of the Trust Agreement..........................................................................    29
   Assignment of Trust Assets...............................................................................    29
   Collection and Other Administrative Procedures...........................................................    29

Table of Contents

   Realization upon Defaulted Trust Assets..................................................................    29
   Trustee's Compensation; Payment of Expenses..............................................................    30
   Matters Regarding the Trustee............................................................................    30
   Remedies of Certificate Holders..........................................................................    30
   Modification and Waiver..................................................................................    31
   Reports to Certificate Holders; Notices..................................................................    32
   Annual Compliance Statement..............................................................................    33
   Replacement Certificates.................................................................................    33
   Retained Interest........................................................................................    34
   Retained Call Option and Retained Call Rights............................................................    34
   Termination..............................................................................................    34
   Duties of the Trustee....................................................................................    35
   The Trustee..............................................................................................    35
Currency Risks..............................................................................................    36
   Exchange Rates and Exchange Controls.....................................................................    36
   Foreign Currency Judgments...............................................................................    36
United States Federal Income Tax Consequences...............................................................    38
Certain ERISA Considerations................................................................................    38
Plan of Distribution........................................................................................    40
Validity of the Certificates................................................................................    42
Index of Defined Terms......................................................................................    43

Important Notice about Information Presented in this Prospectus Supplement and the Attached Prospectus

We provide information to you about the class A-1 certificates in two separate documents that provide progressively more detail: (a) the attached prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your class A-1 certificates in this prospectus supplement is different from the description in the attached prospectus, you should rely on the description in this prospectus supplement.

We include cross-references in this prospectus supplement and the attached prospectus to captions in these materials where you can find further related discussions. The table of contents in each document provides the pages on which these captions are located.

You can find a listing of the pages where terms are defined under the caption "Index of Defined Terms" beginning on page S-45 in this prospectus supplement and beginning on page 43 in the attached prospectus.

The depositor has filed with the Securities and Exchange Commission a registration statement with respect to the certificates (of which this prospectus supplement and the attached prospectus form a part) under the Securities Act of 1933. This prospectus supplement and the attached prospectus do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus supplement and the attached prospectus, you should refer to the registration statement and its exhibits. See the section called, "Where You Can Find More Information" in the attached prospectus.

We are incorporating by reference into this prospectus supplement and the attached prospectus any future SEC reports that we file on behalf of the trust under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus supplement and before we terminate our offering of the class A-1 certificates. These documents may include Annual Reports on Form 10-K and Current Reports on Form 8-K. Information that we file later with the SEC will automatically update the information in this prospectus supplement and the attached prospectus. In all cases, you should rely on the later information over different information included in this prospectus supplement or the attached prospectus.

As a recipient of this prospectus supplement and the attached prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Corporate Asset Backed Corporation, 445 Broad Hollow Road, Suite 239, Melville, New York 11747, (631) 587-4700.

Summary of Principal Economic Terms

This summary highlights the principal economic terms of the class A-1 certificates being issued by the trust and of the GS Capital Securities. It does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offering of the class A-1 certificates, you should read this prospectus supplement and the attached prospectus carefully and in full.

THE TRUST

The trust.........................   Corporate Asset Backed Corporation, the
                                     depositor, and U.S. Bank Trust National
                                     Association, as trustee, will form the
                                     CABCO Series 2004-1 Trust (Goldman Sachs
                                     Capital I) under a trust agreement to be dated as of February -, 2004.

Trustee...........................   U.S. Bank Trust National Association.

Trust assets......................   The trust assets will consist of $-
                                     principal amount of the GS Capital
                                     Securities, exclusive of interest accrued from and including February 20, 2004, to but excluding the closing date, which has been retained by the depositor. See
                                     "Description of the GS Capital Securities" below.

THE CERTIFICATES

Certificates offered..............   The trust will issue the Series 2004-1
                                     certificates in two classes, consisting of $- aggregate certificate principal balance of class A-1 callable certificates (the
                                     "class A-1 certificates") and $- aggregate certificate notional amount of class B-1 callable certificates (the "class B-1
                                     certificates"). Only the class A-1
                                     certificates are offered by this prospectus supplement.

Initial aggregate class A-1
 certificate principal balance....   $-.

Initial aggregate class B-1
 certificate principal balance....   $-.

Original issue date and closing
 date.............................   February -, 2004.

Final distribution date...........   February 15, 2034.

Pass-through rate.................   The pass-through rate for the calculation
                                     of the interest distributable on the class
                                     A-1 certificates is fixed at -% per annum.

Distribution dates................   Each February 15 and August 15, commencing
                                     August 15, 2004 (or if any of those days is not a business day, the next succeeding business day). Distributions on the class
                                     A-1 certificates will be made in same-day funds.

Record dates......................   The 15th calendar day prior to each
                                     distribution date, whether or not a
                                     business day.

The call options..................   As a condition to its initial purchase of
                                     class A-1 certificates, UBS Securities LLC will grant to the depositor call options to repurchase each of the class A-1 certificates, and as a purchaser of the class A-1 certificates, your ownership of the class A-1 certificates will be subject to those call options. The price to be paid if the option is exercised will be equal to the outstanding certificate principal balance of the class A-1 certificates purchased plus any accrued and unpaid interest. The call price will also include an additional $1.50 per class A-1 certificate, referred to in this prospectus supplement as the "early call premium amount," if the option holder exercises an option before February -, 2009, and such exercise occurs in connection a tender offer for, a redemption or repurchase of or an unscheduled payment on the GS Capital
                                     Securities, as described under "Description of the Certificates -- The Class A-1
                                     Certificates -- The Call Options" below.

                                     A holder of call options may exercise its options to purchase some or all of your class A-1 certificates (i) on or after February -, 2009, (ii) at any time following the occurrence of a GS Capital Securities Event of Default or an SEC Reporting Failure, or (iii) at any time in connection with a tender offer for, a redemption or repurchase of or an unscheduled payment on the GS Capital Securities. See "Description of the Certificates -- The Class A-1 Certificates -- The Call Options" below.

                                     You will not have the right to require any person to purchase or redeem the class A-1 certificates at any time.

                                     Each holder of a call option has the right to assign its rights under the call option to any person other than the depositor.

Denominations; specified             The certificates will be denominated and
 currency.........................   payable in U.S. dollars (the "specified
                                     currency"). The class A-1 certificates will be available for purchase in minimum denominations of $25.00 and multiples of $25.00.

Interest accrual periods..........   Semi-annually (or, in the case of the first
                                     interest accrual period, from and including the original issue date to but excluding the first distribution date). On each distribution date, the trust will distribute interest out of the funds, if any, received on the GS Capital Securities on that date, which will also be a GS
                                     Capital Securities interest payment date.

                                     GS Group may defer the payment of interest on the GS junior subordinated debentures at any time and in each case for up to 10 semi-annual consecutive interest periods, provided that (i) no extension period may extend beyond the stated maturity date of the GS junior subordinated debentures; and
                                     (ii) GS Group are not in default under the subordinated debt indenture governing the GS junior subordinated debentures. If there is a deferral, GS Capital also will defer distributions on the GS Capital Securities. Before any extension period ends, GS Group may elect to extend the period further. At the end of any extension period and the payment of all interest then accrued and unpaid, GS Group may elect to begin a new extension period. There is no limitation on the number of extension periods. If GS Group does this, then interest distributions on the class A-1 certificates will stop being made until GS Group pays interest on the GS capital securities again.

Form of class A-1 certificates....   Book-entry securities with The Depository
                                     Trust Company.

Exchange listing..................   The depositor has applied to list the class
                                     A-1 certificates on the New York Stock
                                     Exchange. If the application is approved, trading of the class A-1 certificates on the New York Stock Exchange is expected to begin within 30 days after the initial delivery of the class A-1 certificates.

Ratings...........................   The class A-1 certificates are expected to
                                     be rated the same as the GS Capital
                                     Securities. As of the date of this
                                     prospectus supplement, the GS Capital

                                     Securities are rated A1 by Moody's
                                     Investors Service, Inc. ("Moody's") and A-by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"). The trust will not issue the class A-1 certificates unless the class A-1 certificates have received these ratings. See "Ratings" below.

THE UNDERLYING SECURITIES

Underlying securities ............   Goldman Sachs Capital I ("GS Capital").

Underlying securities.............   $- in principal amount of 6.345% GS Capital
                                     Securities (the "GS Capital Securities"), exclusive of interest accrued from and including February 20, 2004, to but excluding the closing date, which has been retained by the depositor. Each GS Capital
                                     Security represents an undivided preferred beneficial interest in the assets of GS
                                     Capital. GS Capital used the proceeds from the sale of its capital securities and its common securities to purchase 6.345% junior subordinated debentures due February 15,
                                     2034 (the "GS junior subordinated
                                     debentures") issued by The Goldman Sachs
                                     Group, Inc. ("GS Group"). GS Capital will pass through to the holders of the GS
                                     Capital Securities as distributions the
                                     interest payments it receives from GS Group on the GS junior subordinated debentures.

GS Capital Securities
 original issue date..............   February 20, 2004.

GS Capital Securities
 maturity date....................   The GS Capital Securities have no stated
                                     maturity but must be redeemed upon the
                                     maturity of the GS junior subordinated
                                     debentures or their earlier redemption. The
                                     GS junior subordinated debentures will
                                     mature on February 15, 2034.

GS Capital Securities                The GS Capital Securities are denominated
 denominations and currency.......   and payable in U.S. dollars and are
                                     available in minimum denominations of
                                     $1,000 and multiples of $1,000.

GS Capital Securities
 interest payment frequency.......   Semi-annually.

GS Capital Securities
 interest payment dates ..........   Each February 15 and August 15.

GS Capital Securities
 interest rate; interest deferral.   6.345% per annum. GS Group may defer the
                                     payment of interest on the GS junior
                                     subordinated debentures at any time and in each case for up to 10 semi-annual consecutive interest periods, provided that
                                     (i) no extension period may extend beyond the stated maturity date of the GS junior subordinated debentures; and (ii) GS Group are not in default under the subordinated debt indenture governing the GS junior subordinated debentures. If there is a deferral, GS Capital also will defer distributions on the GS Capital Securities.
                                     Before any extension period ends, GS Group may elect to extend the period further. At the end of any extension period and the payment of all interest then accrued and unpaid, GS Group may elect to begin a new extension period. There is no limitation on the number of extension periods.

GS Capital Securities
 ratings..........................   A1 by Moody's and A- by Standard & Poor's.

Guarantor of the GS Capital
 Securities.......................   GS Group.

Guarantee.........................   GS Group will fully and unconditionally
                                     guarantee, on a subordinated basis,
                                     payments of amounts due on the GS Capital
                                     Securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of such capital securities when GS Capital does not have funds available to make such payments.

Priority..........................   The GS Capital Securities will rank (i)
                                     equally, and payments on them will be made pro rata, with the common securities of GS
                                     Capital, (ii) junior to all the senior
                                     indebtedness and most of the senior
                                     subordinated debt of GS Group, and (iii) senior to the common stock of GS Group.
                                     However, the GS Capital Securities will
                                     rank senior to the common securities of GS
                                     Capital as to payment if and so long as GS
                                     Group fails to make a principal or interest payment on the GS junior subordinated debentures when due.

Optional redemption...............   GS Group may redeem the GS Capital
                                     Securities, in whole at any time or in part from time to time, provided that no partial redemption may occur when distributions are deferred.

                                     In addition, GS Group may elect to redeem the GS Capital Securities, in whole but not in part, at any time upon the occurrence of
                                     (i) changes in U.S. federal income tax laws or regulations that could have adverse tax consequences for GS Group or GS Capital; or
                                     (ii) changes in laws or regulations that pose more than an insubstantial risk that GS Capital will be required to register as an "investment company" under the Investment Company Act of 1940. In each case, the redemption price will include a make-whole amount, plus accumulated and unpaid distributions to the redemption date. The make-whole amount will be smaller if the redemption is due to a tax or regulatory event than if it is not. See "Description of the GS Capital Securities -- Optional Redemption" on page S-19 below.

GS Capital Trust Agreement........   The GS Capital Securities have been issued
                                     pursuant to a Trust Agreement, dated as of January 20, 2004, among GS Group, as depositor of GS Capital, and the Bank of New York (Delaware), as trustee (the "GS
                                     Capital Trust Agreement").

GS Capital Securities trustee.....   The Bank of New York (Delaware).

UNITED STATES FEDERAL
INCOME TAX CONSEQUENCES

United States federal
 income tax consequences..........   In the opinion of Sullivan & Cromwell LLP,
                                     special federal tax counsel to the
                                     depositor, for United States federal income tax purposes, (a) the trust will be classified as a grantor trust, and not as an association or publicly traded partnership taxable as a corporation, and
                                     (b) the certificates will be treated as
                                     evidencing a pro rata interest in the trust assets. See "United States Taxation" below.

                                     The terms of the class A-1 certificates
                                     require an initial holder of the class A-1 certificates to make an Integration Election (as defined under "United States Taxation - Initial Certificateholders" on page S-35 below) with respect to the class A-1 certificates. The only action you need to take in order to make an Integration Election is for you to retain in your books and records certain information with respect to the Integration Election that will be sent to you along with the confirmation of your purchase of the certificates. See "United States Taxation -- Initial Certificateholders" below.

Summary of Prospectus Supplement

The following summary highlights selected information from this prospectus supplement and the attached prospectus and is qualified in its entirety by reference to the detailed information appearing elsewhere in this prospectus supplement and the attached prospectus. You should carefully read this entire prospectus supplement and the attached prospectus to understand the terms of the class A-1 certificates, the risk factors and the principal tax and other considerations that are important to you to determine whether an investment in the class A-1 certificates is appropriate for you.

Depositor.........................   Corporate Asset Backed Corporation, a
                                     Delaware corporation that is an indirect, wholly-owned limited purpose subsidiary of
                                     UBS AG and an affiliate of the
                                     underwriters. The principal executive
                                     office of the depositor is located at 445
                                     Broad Hollow Road, Suite 239, Melville, New
                                     York 11747 (Telephone: (631) 587-4700).

Certificates......................   The trust will issue certificates in two
                                     classes, designated as class A-1 callable certificates and class B-1 callable certificates. The trust will issue the certificates pursuant to a trust agreement on February -, 2004 (the "closing date").
                                     The class A-1 certificates and class B-1 certificates together will represent, in the aggregate, the entire undivided beneficial ownership interest in the assets of the trust. The certificates do not constitute an obligation of the depositor or any other party. Only the class A-1 certificates are offered by this prospectus supplement.

Class A-1 certificates............   Each class A-1 certificate will have an
                                     initial certificate principal balance of
                                     $25.00. The certificate principal balance of a class A-1 certificate is the share of payments on the GS Capital Securities that you are entitled to receive as a distribution allocable to principal on the final distribution date or upon any earlier redemption of the GS Capital Securities.

                                     The class A-1 certificates are expected to trade flat. This means that any accrued and unpaid interest on the class A-1 certificates will be reflected in the trading price, and purchasers will not pay and sellers will not receive any accrued and unpaid interest on the class A-1 certificates not included in the trading price.

GS Capital Securities.............   The GS Capital Securities will consist of
                                     $- in aggregate principal amount of the
                                     publicly tradable 6.345% Capital Securities issued by GS Capital. As used in this prospectus supplement, unless the context otherwise requires, "GS Capital Securities" means these capital securities, exclusive of interest accrued from and including
                                     February 20, 2004, to but excluding the
                                     closing date, which has been retained by the depositor. Interest accrues on the GS
                                     Capital Securities at a rate of 6.345% per annum and is payable on each February 15 and August 15. The GS Capital Securities have no stated maturity but must be redeemed upon the maturity of the GS junior subordinated debentures or their earlier redemption The GS junior subordinated debentures will mature on February 15, 2034. On the closing date, the GS junior subordinated debentures will have a remaining term to maturity of approximately
                                     30 years.

                                     GS Group has the right to defer payments of interest on the GS junior subordinated debentures for up to 10 calendar quarters, as described under "Description of the GS Capital Securities -- Interest Payments" below.

                                     GS Capital is a Delaware statutory trust created solely for the purpose of issuing capital securities to investors and trust common securities to GS Group and investing the aggregate proceeds in an equivalent amount of GS

                                     Group's junior subordinated debentures. The
                                     GS junior subordinated debentures will be the sole assets of GS Capital. GS Group is a leading global investment banking, securities and investment management firm that provides a wide range of services worldwide to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net worth individuals.

Distributions.....................   The distribution dates for the class A-1
                                     certificates will be each February 15 and August 15, beginning August 15, 2004 and ending on August 15, 2034 (the "final distribution date"), or if any of those days is not a business day, the next succeeding business day. As a holder of a class A-1 certificate, assuming GS Capital makes payments when due, you will be entitled to receive, on each distribution date, the following payments:

                                        -    a distribution of a portion of the
                                             amounts the trust receives in
                                             respect of interest at the
                                             pass-through rate of -% per annum
                                             on the outstanding certificate
                                             principal balance of your class A-1
                                             certificates from time to time; and

                                        -    on the final distribution date, a
                                             distribution of the amounts
                                             received in respect of principal in
                                             the amount of the certificate
                                             principal balance of your class A-1
                                             certificates.

                                     Distributions on the class A-1 certificates will be made on the certificates only if, and to the extent that GS Capital makes payments with respect to the GS Capital Securities. If payments are made late or deferred, you will not receive any interest or other compensation for the delay in payment. See "Description of the Certificates -- Distributions" below.

Final distribution................   On the final distribution date, you will be
                                     entitled to receive, for each class A-1
                                     certificate, the certificate principal
                                     balance of that certificate, plus any
                                     accrued and unpaid interest. No
                                     distributions of principal are scheduled before the final distribution date.

Redemptions, tenders and             As noted above, GS Group has the right to
 other repurchases................   redeem the GS Capital Securities at any
                                     time, and may make tenders for or other
                                     repurchases of or unscheduled payments on the GS Capital Securities.

  Redemptions.....................   If GS Group redeems some or all of the GS
                                     Capital Securities, then a corresponding portion of the certificates will be redeemed. If there is a partial redemption of or unscheduled payment on the GS Capital
                                     Securities, then class A-1 certificates and class B-1 certificates will be selected for redemption pro rata based on the certificate principal balance of the class
                                     A-1 certificates and the certificate
                                     notional amount of the class B-1
                                     certificates, except that no fractional
                                     repurchases of certificates will be made.

                                     Assuming GS Group makes payments when due, on the third business day after the trustee receives the proceeds of any full or partial redemption of or payment on the GS Capital Securities held by the trust, the proceeds will be distributed, as between the class A-1 certificates and the class B-1 certificates selected for redemption, as follows:

                                        -    proceeds in respect of principal,
                                             and premium, if any, will be
                                             allocated all to the holders of the
                                             class A-1 certificates.

                                         -   proceeds in respect of interest
                                             will be allocated to the holders of
                                             the class A-1 certificates and the
                                             class B-1 certificates pro rata
                                             based on interest accrued but not
                                             paid through the redemption date on
                                             the certificate principal balance
                                             of the class A-1 certificates and
                                             the certificate notional amount of
                                             the class B-1 certificates,
                                             respectively.

                                        -    no amounts received in respect of
                                             principal or premium will be
                                             distributed to the holders of the
                                             class B-1 certificates.

                           As the holder of a class A-1 certificate that is redeemed, you will be entitled to receive the following distributions in respect of such proceeds:

                                        -    a distribution of the amounts
                                             received in respect of interest at
                                             the pass-through rate of -% per
                                             annum through the redemption date;

                                        -    a distribution of the amounts
                                             received in respect of principal in
                                             the amount of the certificate
                                             principal balance of the class A-1
                                             certificate on such day; and

                                        -    a distribution of your pro rata
                                             portion of the amounts, if any,
                                             distributed to the holders of the
                                             class A-1 certificates in respect
                                             of premium on the GS Capital
                                             Securities on such day.

                           If the GS Capital Securities are redeemed, the call option holders are likely to call the certificates to be redeemed and, as a result, to receive most or all of the premium described above.

Tenders and other
 repurchases......................   If GS Group announces its intention to
                                     tender for or otherwise make a repurchase of the GS Capital Securities, or if a third party announces its intention to tender for the GS Capital Securities, the trustee will be required not to accept any such tender offer or repurchase offer, except in connection with the exercise of call options as set forth below, or if the option is not exercised, upon the unanimous vote of the class A-1 certificate holders.
                                     If such an offer is made, it is likely that the holders of the call options will exercise the call options, and will receive any premiums paid in the offer, as described under " -- Effect of Call
                                     Options" below. If the call options are not exercised and the trustee does accept any tender offer or repurchase offer, then the proceeds of the tender offer or repurchase offer will be distributed in the same manner as described under " -- Redemptions" above.

Effect of call options............   As described above, if the call options are
                                     not exercised, the holders of the class A-1 certificates will be entitled to receive a pro rata share of the premium paid by GS
                                     Group in connection with any redemption, repayment, repurchase or tender price for the GS Capital Securities. However, if the
                                     GS Capital Securities are redeemed,
                                     repurchased, repaid or purchased in a third party tender offer, the holders of the call options will have the right to purchase your class A-1 certificates at a call price equal to their certificate principal balance plus any accrued but unpaid interest. If this event occurs before February -, 2009 and in connection with a tender offer for, a redemption or repurchase of or an unscheduled payment on the GS Capital Securities, the early call premium amount described under "Summary of Prospectus Supplement -- The Call Options" below. This early call premium amount will be an additional distribution of $1.50 per class A-1 certificate. You will not receive any other portion of any premium.

The trust.........................   The trust will be established by Corporate
                                     Asset Backed Corporation and designated as the CABCO Series 2004-1 Trust (Goldman
                                     Sachs Capital I). The trust will be a
                                     common law trust formed under the laws of New York, and U.S. Bank Trust National
                                     Association will be the trustee of the
                                     trust. The assets of the trust will consist of the GS Capital Securities.

The call options..................   As a condition to its initial purchase of
                                     class A-1 certificates, UBS Securities LLC will grant to the depositor call options to purchase each of the class A-1 certificates, and as a purchaser of the class A-1 certificates, your ownership of the class A-1 certificates will be subject to those call options. After the call options are granted, the depositor will sell those call options to one or more third parties through UBS Securities LLC, as agent.

                                     A holder of a call option may exercise its option to purchase class A-1 certificates
                                     (i) on or after February -, 2009, (ii) at any time following the occurrence of a GS Capital Securities Event of Default or an SEC Reporting Failure, or (iii) at any time in connection with a tender offer for, a redemption or repurchase of or an unscheduled payment on the GS Capital Securities.

                                     U.S. Bank Trust National Association will act as your agent (the "option agent") with respect to the call options.

                                     The price that an option holder must pay you to purchase your class A-1 certificates will be equal to the outstanding certificate principal balance of the certificates purchased plus any accrued interest. In addition, if an option holder exercises an option before February -, 2009, and such exercise occurs in connection with a tender offer for, a redemption or repurchase of or an unscheduled payment on the GS Capital Securities, the class A-1 certificate holders will also receive an additional distribution of $1.50 per class A-1 certificate (the "early call premium amount").

                                     A holder of a call option may exercise the call option only if:

                                         -   it exercises call options with
                                             respect to equal numbers of class
                                             A-1 certificates and class B-1
                                             certificates;

                                         -   it acquires class A-1 certificates
                                             having an aggregate certificate
                                             principal balance that is an
                                             integral multiple of $1,000;

                                         -   it gives the trustee and the option
                                             agent at least 15 calendar days'
                                             notice and not more than 60
                                             calendar days' notice of exercise.
                                             However, a holder of a call option
                                             may give notice of its intention to
                                             exercise its call option in
                                             connection with a GS Capital
                                             Securities Event of Default, an SEC
                                             Reporting Failure, or a tender
                                             offer for, redemption or repurchase
                                             of or unscheduled payment on the GS
                                             Capital Securities two business
                                             days prior to the call date;

                                         -   as a result of the exercise, (A) it
                                             purchases class A-1 certificates
                                             and class B-1 certificates having
                                             in each case an aggregate
                                             certificate principal balance or an
                                             aggregate certificate notional
                                             amount, respectively, of at least
                                             $- or, if less, the remaining
                                             aggregate certificate principal
                                             balance of the class A-1
                                             certificates and the remaining
                                             aggregate certificate notional
                                             amount of the class B-1
                                             certificates, and (B) (I) unless
                                             the option holder has exercised all
                                             call options held by it, the
                                             aggregate certificate principal
                                             balance of the class A-1
                                             certificates and the aggregate
                                             certificate notional amount of the
                                             class B-1 certificates subject to
                                             call options held by the option
                                             holder that have not been exercised
                                             is not less than $-, respectively,
                                             and (II) the remaining aggregate
                                             certificate principal balance of
                                             the class A-1 certificates and the
                                             remaining aggregate certificate
                                             notional amount of the class B-1
                                             certificates, if greater than zero,
                                             is not less than $-, respectively.

                                     If a holder of call options exercises its call options, the option agent will remit the amount of the call price received to the trustee for payment to the certificate holders whose certificates are called. The trustee will transfer your called certificates from you to the option holder without your taking any action. The trustee will then automatically exchange the certificates acquired by the option holder under the options for GS Capital Securities with an aggregate principal amount equal to the aggregate certificate principal balance of those certificates. The called certificates will then be cancelled by the trustee without any action by you. If you are holding your certificates in definitive physical form, your called certificates will be cancelled without your taking any action, but you will not receive the purchase price for your certificates until you deliver your called certificates to the trustee.

                                     Each holder of a call option has the right to assign its rights under the call option to any person other than the depositor.

                                     If call options are exercised with respect to less than all the class A-1 certificates, the class A-1 certificates to be purchased will represent a pro rata portion of the class A-1 certificates held by each certificate holder, except that purchases of a fraction of a single class A-1 certificate will not be made, and the trustee may round up or down to avoid fractional purchases.

                                     UBS Securities LLC, as initial purchaser of the class B-1 certificates, will grant similar call options to the depositor. The call price of the call options on the class B-1 certificates will be equal to the present values of the remaining scheduled interest payments on the class B-1 certificates discounted at a yield equal to the initial pricing yield of the class B-1 certificates. Ownership of the class B-1 certificates will be subject to those call options. After the call options are granted, the depositor will sell the call options to one or more third parties through UBS Securities LLC, as agent.

Class B-1 certificates............   The class B-1 certificates are not offered
                                     by this prospectus supplement. The class
                                     B-1 certificates will be issued in minimum notional denominations of $25.00 and multiples of $25.00. The initial aggregate certificate notional amount of all the class B-1 certificates will be $-.

                                     Each class B-1 certificate will represent the right to receive a distribution of proceeds allocable to interest only, on each distribution date or on any earlier redemption date for the GS Capital Securities, at the pass-through rate of -% per annum on the outstanding certificate notional amount.

                                     The holders of the class B-1 certificates will not be entitled to receive any distributions allocable to principal or premium. The final distribution date on the class B-1 certificates is August 15, 2034.

                                     The class B-1 certificates will be issued to the depositor. The depositor will sell the class B-1 certificates to UBS Securities LLC, which intends to sell them privately to one or more investors. The class B-1 certificates will be subject to call options substantially similar to the call options on the class A-1 certificates.

Termination of the trust..........   By its terms, the trust will terminate 30
                                     days after the final distribution of all amounts due in respect of the GS Capital
                                     Securities, or of the GS Capital Securities themselves, to certificate holders.

Ratings...........................   The trust will not issue the class A-1
                                     certificates unless the class A-1
                                     certificates have the ratings specified
                                     above under "Summary of Principal Economic
                                     Terms -- The Certificates -- Ratings." The ratings address the likelihood that holders of the class A-1 certificates will receive payments of principal equal to the certificate principal balance and payments of interest at the pass-through rate applicable to the class A-1 certificates, and are based primarily on the credit quality of the GS Capital Securities. The ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency, and each rating should be evaluated independently of any other rating. The ratings do not address the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the GS
                                     Capital Securities, or the probability that the call options will be exercised, or the corresponding effect of those events on the yield to investors. See "Ratings" below.

Listing or quotation of              The depositor has applied to list the class
 certificates.....................   A-1 certificates on the New York Stock
                                     Exchange. If the application is approved, trading of the class A-1 certificates on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the certificates. See
                                     "Supplemental Plan of Distribution" in this prospectus supplement.

                                     You should be aware that the listing or
                                     quotation of the class A-1 certificates on the New York Stock Exchange will not ensure that a liquid trading market will be available for the class A-1 certificates.

Underwriter.......................   UBS Securities LLC is the sole underwriter
                                     for the offering and sale of the class A-1 certificates. After the initial offering,
                                     UBS AG, UBS Securities LLC, UBS Financial
                                     Services Inc. and/or other affiliates of UBS AG intend to buy and sell class A-1 certificates to create a secondary market for the holders of the class A-1 certificates and may engage in other activities described in the section
                                     "Supplemental Plan of Distribution" below.
                                     However, none of UBS AG, UBS Securities
                                     LLC, UBS Financial Services Inc. nor any other affiliates of UBS AG will be obligated to make a secondary market in the class A-1 certificates, or to continue secondary market activities once started.
                                     See "Risk Factors" below.

United States federal                In the opinion of Sullivan & Cromwell LLP,
income tax consequences...........   special federal tax counsel to the
                                     depositor, for United States federal income tax purposes, (a) the trust will be classified as a grantor trust, and not as an association or publicly traded partnership that is taxable as a corporation, and (b) a certificateholder will be treated as if it owned directly its pro rata share of the assets held by the trust. See "United States Taxation" below.

ERISA considerations..............   Employee benefit plans subject to the
                                     Employee Retirement Income Security Act of
                                     1974, as amended ("ERISA"), and individual retirement accounts,

                                     Keogh plans and other similar plans (each, a "plan") can generally purchase the class A-1 certificates. However, each plan should consider whether the purchase of the class A-1 certificates is prudent and consistent with the documents governing the plan. The fiduciary rules governing plans are complex and individual considerations may apply to a particular account. Accordingly, any fiduciary of any plan should consult with its legal advisers to determine whether the purchase of the class A-1 certificates is permissible under the fiduciary rules. In addition, by acquiring and holding a class A-1 certificate, a plan will be deemed to have represented and warranted that the acquisition and holding of such certificate does not involve a non-exempt prohibited transaction with respect to the plan under
                                     Section 406 of ERISA or section 4975 of the Internal Revenue Code. See "ERISA Considerations" below.

Risk factors......................   There are a number of risks associated with
                                     any investment in the class A-1
                                     certificates. See the sections called "Risk
                                     Factors" in this prospectus supplement and in the attached prospectus.

Risk Factors

You should consider, among other things, the material risk factors described below and the additional risk factors described in the attached prospectus in deciding whether to purchase certificates.

YOUR CERTIFICATES WILL REPRESENT AN INTEREST IN THE ASSETS OF THE TRUST ONLY AND WILL NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR OR ANY OF ITS AFFILIATES. THE PERFORMANCE OF THE GS CAPITAL SECURITIES WILL AFFECT THE VALUE OF YOUR INVESTMENT AND YOU WILL EXPERIENCE A LOSS IF LOSSES ARE EXPERIENCED ON THE TRUST ASSETS.

Your certificates will represent an interest in the assets of the trust only and will not represent an obligation of or interest in the depositor or any of its affiliates. The trust has no significant assets other than the GS Capital Securities. No other assets are available to make payments or distributions with respect to your certificates. None of the depositor, the trustee, the underwriters or any of their affiliates is obligated to make any payments in respect of your certificates if the payments on the GS Capital Securities are insufficient or not made when due. Consequently, if losses are experienced on the GS Capital Securities, you will experience a loss on your investment. Accordingly, you are strongly encouraged to obtain as much information about the GS Capital Securities as you would if you were investing directly in the GS Capital Securities. This prospectus supplement provides only the basic terms of the GS Capital Securities and refers you to publicly available information about the issuer of the GS Capital Securities.

NO DUE DILIGENCE INVESTIGATION OF THE GS CAPITAL SECURITIES, GS CAPITAL OR GS GROUP HAS BEEN MADE BY THE DEPOSITOR, THE UNDERWRITERS OR THE TRUSTEE.

None of the depositor, the underwriter, the trustee or any of their affiliates has made, or will make, any investigation of the business condition, financial or otherwise, of GS Group or GS Capital, or will verify any reports or information filed by GS Group with the SEC or otherwise made available to the public. You should not construe the issuance of the certificates as an endorsement of the financial condition or business prospects of GS Group by the depositor, the trustee, the underwriters or any of their affiliates. It is strongly recommended that you consider publicly available financial and other information about GS Group as if you were investing directly in GS Group and its securities. However, the depositor, the trustee, the underwriters and their affiliates (a) have not verified, and have not undertaken to verify, the accuracy, completeness or continued availability of any information by GS Group (whether or not filed with the SEC), (b) have made no investigation of the financial condition or creditworthiness of GS Group, and (c) assume no responsibility for any information considered by any purchaser or potential purchaser of the certificates that is not contained in this prospectus supplement or the attached prospectus.

THE ABILITY OF GS CAPITAL TO MAKE PAYMENTS MAY BE AFFECTED BY THE SUCCESS OF GS GROUP'S BUSINESS PLANS, ECONOMIC DEVELOPMENTS AND OTHER FACTORS.

Financial difficulties experienced by GS Group could cause delays in payment, partial payment or nonpayment on the GS Capital Securities and your certificates. Furthermore, the business of GS Group is vulnerable to adverse business conditions, such as economic factors and increased market competition, all of which may affect payment on the GS Capital Securities, and in turn, on your certificates. GS Group is subject to laws permitting bankruptcy, moratorium, reorganization and other actions. If GS Group does not make payment on the GS junior subordinated debentures, GS Capital will not have sufficient funds to make payment on the GS Capital Securities and you will bear the losses arising from the resulting nonpayment on the certificates.

YOU WILL NOT RECEIVE TIMELY DISTRIBUTIONS ON THE CLASS A-1 CERTIFICATES IF THE TRUST DOES NOT RECEIVE TIMELY DISTRIBUTIONS ON THE GS CAPITAL SECURITIES.

GS Group may defer the payment of interest on the GS junior subordinated debentures at any time and in each case for up to 10 semi-annual consecutive interest periods, provided that (i) no extension period may extend beyond the stated maturity date of the GS junior subordinated debentures; and (ii) GS Group are not in default under the subordinated debt indenture governing the GS junior subordinated debentures. If there is a deferral, GS Capital also

Risk Factors

will defer distributions on the GS Capital Securities. Before any extension period ends, GS Group may elect to extend the period further. At the end of any extension period and the payment of all interest then accrued and unpaid, GS Group may elect to begin a new extension period. There is no limitation on the number of extension periods. If GS Capital does not pay any amounts due under the GS Capital Securities, whether as a result of a deferral or for any other reason, the trust will not make any corresponding payment on the class A-1 certificates.

GS GROUP MAY REDEEM OR REPURCHASE THE GS CAPITAL SECURITIES BEFORE THE FINAL MATURITY DATE.

GS Group will have the right to redeem or repay the GS Capital Securities in whole or in part at any time from time to time, and may also tender for or otherwise repurchase the GS Capital Securities. If GS Capital Securities are redeemed or repurchased, the certificates will be correspondingly redeemed. See "Description of the GS Capital Securities--Optional Redemption." In certain circumstances, redemption or repayment of the GS Capital Securities by GS Group may require payment of a redemption premium, and GS Group may pay a premium if it makes a tender offer for or other repurchase of the GS Capital Securities. However, in such circumstances it is likely that the holders of the call options will exercise their right to purchase the class A-1 certificates pursuant to the call options. If the holders of call options do exercise their right, holders of the class A-1 certificates may receive less than if such class A-1 certificate holder directly owned the GS Capital Securities and may not receive any premium or any excess of the GS Capital Securities' market value over their face amounts.

DISTRIBUTIONS AND OTHER PAYMENTS WITH RESPECT TO YOUR CERTIFICATES AND YOUR EXPECTED INVESTMENT YIELD MAY BE AFFECTED BY FACTORS SUCH AS THE PERFORMANCE OF THE TRUST ASSETS, THE REDEMPTION OF THE GS CAPITAL SECURITIES AND THE EXERCISE OF CALL OPTIONS.

A number of factors may affect the timing of distributions with respect to your certificates and the yield that you realize on your certificates, including:

         -        the purchase price you pay for your certificates;

         -        the performance of the GS Capital Securities;

         - whether GS Group redeems, repurchases or repays the GS Capital Securities before their maturity;

         - whether GS Group elects to defer interest payments on the GS junior subordinated debentures;

         -        whether GS Capital defaults under the GS Capital Securities;
                  and

         - whether the holders of the call options exercise their call options on your certificates.

None of the depositor, the trustee or the underwriters can predict whether or when the call options will be exercised, whether the GS Capital Securities will be redeemed, repaid, repurchased or accelerated or whether interest on the GS junior subordinated debentures will be deferred. If the certificates are prepaid or if the holders of the call options exercise their call options prior to the final distribution date, then the principal of your certificates or the call price will be paid to the extent funds are received on the GS Capital Securities or the holders of the call options pay the call price and your investment in the certificates will have a shorter average maturity.

IF THE CERTIFICATES ARE PREPAID OR IF THE HOLDERS OF THE CALL OPTIONS EXERCISE THEIR CALL OPTIONS WHEN PREVAILING MARKET INTEREST RATES ARE LOWER THAN THE YIELD ON YOUR CERTIFICATES, YOU MAY BE UNABLE TO REALIZE A COMPARABLE YIELD WHEN YOU REINVEST THE FUNDS THAT YOU RECEIVE FROM THE PREPAYMENT OF YOUR CERTIFICATES.

If the certificates are prepaid or if the holders of the call options exercise their call options when prevailing market interest rates are lower than the yield on your certificates, you may be unable to realize a comparable yield when you reinvest the funds that you receive from the prepayment of your certificates.

HOLDERS OF CLASS A-1 CERTIFICATES ARE NOT LIKELY TO RECEIVE ALL OF THE REDEMPTION OR OTHER PREMIUMS.

In certain circumstances, redemption or repayment of the GS Capital Securities by GS Group may require payment of a redemption premium, and GS Group may pay a premium if it makes a tender offer for or other repurchase of the

Risk Factors

GS Capital Securities. However, in such circumstances it is likely that the holders of the call options will exercise their right to purchase the class A-1 certificates pursuant to the call options. The call price will be at all times equal to the outstanding principal amount of the class A-1 certificates plus any accrued and unpaid interest, plus, if the call options are exercised prior to February -, 2009 and in connection with a tender offer for, a redemption or repurchase of or an unscheduled payment on the GS Capital Securities, the early call premium amount, as described under "Description of the Certificates -- The Class A-1 Certificates -- The Call Options" below. If the call options are exercised prior to February -, 2009, the early call premium amount payable to the Class A-1 certificate holders will be an additional distribution of $1.50 per class A-1 certificate.

OWNING THE CERTIFICATES IS NOT THE SAME AS OWNING THE GS CAPITAL SECURITIES DIRECTLY.

Although the trustee will pass through to certificate holders at the pass-through rate any payments that it receives in relation to the GS Capital Securities and you can exercise "pass-through" voting in some circumstances, holding certificates that represent an interest in the GS Capital Securities will differ from owning the GS Capital Securities directly. For instance, if GS Group or a third party makes a tender offer for, or redeems, repurchases or otherwise makes an unscheduled payment on the GS Capital Securities, the call option holders will likely receive most or all of any premium that you would otherwise have received if you owned GS Capital Securities directly.

With respect to voting of the GS Capital Securities, there are certain matters that you would be able to consent to if you owned the GS Capital Securities directly, but that the trustee may not consent to except at the direction of a majority or, in some instances all, of the class A-1 certificate holders. Furthermore, the trustee may not agree to any amendment to the terms of the GS Capital Securities that affect the amount or timing of payments on the GS Capital Securities without the consent of the holders of 100% of both the class A-1 certificates and the call options. Because these types of decisions can generally be made only with the unanimous consent of all holders of the GS Capital Securities, any negative vote by any holder of a class A-1 certificate or any holder of a call option would prevent the adoption of a proposed amendment, even if you and the other holders of the class A-1 certificates have determined that the amendment is in their best interest.

Furthermore, the GS Capital Securities held by the trust will be only a small portion of the total issue of GS Capital Securities. Accordingly, even when the holders of the call options do not have the right to control votes with respect to the GS Capital Securities, the holders of the class A-1 certificates, acting together or alone, will not be able to control voting matters with respect to the GS Capital Securities.

THE TRADING PRICE OF YOUR CERTIFICATES WILL BE DIRECTLY AFFECTED BY THE TRADING PRICE OF THE GS CAPITAL SECURITIES, AND YOUR ABILITY TO REALIZE MARKET VALUE APPRECIATION IS CAPPED BY THE CALL PRICE.

Your certificates will represent undivided beneficial interests in the GS Capital Securities. Accordingly, if the trading price of the GS Capital Securities increases or decreases, the trading price of your class A-1 certificates is likely to increase or decrease as well, though it is unlikely to increase above the call price of the call options. The holder of each call option will determine whether to exercise the option solely on the basis of that party's self interest, and is expected to exercise its call option when it is profitable to do so (that is, when the value of the interests in the GS Capital Securities evidenced by the class A-1 certificates exceeds the call price). Exercise of the call options will allow the option holders to obtain the value of the interests in the GS Capital Securities evidenced by the class A-1 certificates in excess of the call price for themselves, by taking such excess value away from the certificate holders. See "Yield on the Certificates" below and "Maturity and Yield Considerations" in the attached prospectus.

A TRADING MARKET FOR YOUR CERTIFICATES MAY NOT DEVELOP OR CONTINUE; THUS IT MAY BE DIFFICULT TO RESELL YOUR CERTIFICATES.

Prior to the issuance of the class A-1 certificates there will not be a public market for those securities. There may be little or no secondary market for the class A-1 certificates. UBS AG, UBS Securities LLC, UBS Financial Services Inc. and other affiliates of UBS AG currently intend to make a market for the class A-1 certificates, although they are not required to do so. UBS AG, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS AG may stop any such market making activities at any time. As market makers, trading of the class A-1 certificates may cause UBS AG, UBS Securities LLC, UBS Financial Services Inc. or any other affiliates of UBS AG to have

Risk Factors

long or short positions of the class A-1 certificates in their inventory. The supply and demand for the class A-1 certificates, including inventory positions of market makers, may affect the secondary market price for the class A-1 certificates. Even if a secondary market does develop, it may not continue or be sufficiently liquid to allow you to resell your class A-1 certificates, and you may experience a loss on your investment.

YOUR CERTIFICATES REPRESENT INTERESTS IN OBLIGATIONS OF A SINGLE OBLIGOR AND, AS A RESULT, THE CREDIT RISK IS CONCENTRATED IN A SINGLE OBLIGOR.

Your class A-1 certificates represent interests in obligations of a single obligor and, as a result, the credit risk is concentrated in a single obligor. In particular, your class A-1 certificates will be subject to all the risks associated with a direct investment in unsecured obligations of GS Capital and GS Group.

A REDUCTION OR WITHDRAWAL OF THE SECURITY RATING OF YOUR CERTIFICATES WOULD ADVERSELY AFFECT THEIR VALUE.

On the closing date, the class A-1 certificates will be rated A1 by Moody's and A- by Standard & Poor's. We cannot assure you that either rating will not be lowered or withdrawn by the applicable rating agency in the future. If the rating assigned by any rating agency to the GS Capital Securities is reduced, the rating assigned to your class A-1 certificates will likely be reduced as well. Any reduction in the rating of your class A-1 certificates may adversely affect their value.

NO RULINGS WILL BE OBTAINED FROM THE INTERNAL REVENUE SERVICE ("IRS") CONCERNING THE CERTIFICATES AND THE IRS MAY DISAGREE WITH THE DEPOSITOR'S FEDERAL TAX COUNSEL.

Sullivan & Cromwell LLP, special federal tax counsel to the depositor, has provided an opinion regarding the tax classification of the trust. However, opinions of counsel are not binding on the IRS or the courts. In addition, you should be aware that no rulings will be sought from the IRS with respect to any of the federal income tax consequences discussed in this prospectus supplement, and no assurance can be given that the IRS will not take contrary positions. Accordingly, you should consult your tax advisor to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the class A-1 certificates. See "United States Taxation" in this prospectus supplement and the attached prospectus.

THE LIQUIDITY OF YOUR CERTIFICATES MAY BE REDUCED, OR YOUR CERTIFICATES MAY BE REDEEMED FOR LESS THAN THEIR CERTIFICATE PRINCIPAL BALANCE, IF GS GROUP STOPS MAKING INFORMATION ABOUT ITS FINANCIAL CONDITION AND BUSINESS PUBLICLY AVAILABLE.

The information that GS Group makes available to the public is important to prospective buyers of your class A-1 certificates. To the extent that GS Group ceases to make information about itself and its GS Capital Securities publicly available, your ability to sell your class A-1 certificates or to obtain a favorable price upon sale could be adversely affected. If GS Group stops making information about its financial condition and business publicly available, the trust will take actions intended to increase the likelihood that GS Group will be required to resume making this information available as described under "Description of the Certificates -- Termination of Book-Entry Registration in Connection with Suspension of Securities Exchange Act Reporting by GS Group" below. However, if these steps are not effective and the holders of the call options do not exercise their call rights, the depositor shall instruct the trustee to sell the GS Capital Securities and allocate the proceeds of such sale as described under "Description of the Certificates -- Termination of Book-Entry Registration in Connection with Suspension of Securities Exchange Act Reporting by GS Group" below. The amount of these proceeds may not be sufficient to repay the certificate principal balance of your certificates and/or any accrued and unpaid interest.

Formation of the Trust

The trust will be a common law trust formed under the laws of the State of New York pursuant to the trust agreement, to be dated as of February -, 2004, between the depositor and the trustee. Concurrently with the execution and delivery of the trust agreement, the depositor will transfer and sell the GS Capital Securities to the trust in exchange for the issuance of the certificates. The trustee, on behalf of the trust, will accept the GS Capital Securities and will deliver the certificates to the depositor. The depositor will sell the certificates to UBS Securities LLC for resale to investors. As a condition to its initial purchase of class A-1 certificates, UBS Securities LLC will grant to the depositor call options to purchase each of the class A-1 certificates at a price equal to the outstanding certificate principal balance of the certificates purchased plus any accrued and unpaid interest. As a purchaser of the class A-1 certificates, your ownership of the class A-1 certificates will be subject to those call options. The call price will include an additional amount of $1.50 per class A-1 certificate under the limited circumstances described under "Description of the Certificates--The Class A-1 Certificates--The Call Options" below. After the call options are granted, the depositor will sell the call options to one or more third parties through UBS Securities LLC, as agent.

The GS Capital Securities will be purchased by the depositor from UBS Securities LLC. The GS Capital Securities will not be acquired from GS Capital as part of any distribution by, or pursuant to any agreement with, GS Capital. GS Capital is not participating in this offering and will not receive any of the proceeds of the sale of the GS Capital Securities to the depositor or the issuance of the certificates. Neither the depositor nor any of its affiliates participated in the initial public offering of the GS Capital Securities.

Description of the GS Capital Securities

The GS Capital Securities will consist solely of publicly tradable 6.345% GS Capital Securities issued by GS Capital. The GS Capital Securities were originally issued by GS Capital, in an underwritten public offering of $2,750,000,000 aggregate principal amount of the 6.345% GS Capital Securities, pursuant to a registration statement on Form S-3 filed by GS Capital with the SEC under the Securities Act.

This prospectus supplement sets forth the material terms of the GS Capital Securities and the GS Capital Trust Agreement, as described in the prospectus supplement, dated February 12, 2004 (the "GS Capital prospectus supplement"), and the prospectus, dated February 6, 2004 (the "GS Capital prospectus"), issued by GS Capital in connection with the issuance of the GS Capital Securities. This prospectus supplement does not provide detailed information about the GS Capital Securities. This prospectus supplement relates only to the class A-1 certificates offered by this prospectus supplement and is not an offering document for the GS Capital Securities. GS Group is subject to the information reporting requirements of the Securities Exchange Act and files reports and other information with the SEC. All disclosure with respect to the GS Capital Securities is derived from publicly available documents. See " -- Available Information" below.

Neither the depositor nor the underwriters have participated in the preparation of the GS Capital Prospectus, GS Capital prospectus supplement, the registration statement relating to the GS Capital Securities, GS Capital Trust Agreement or any related documents, or made any due diligence inquiry with respect to the information provided in these documents, and no representation is made by the depositor or the underwriters as to the accuracy or completeness of the information contained in the GS Capital prospectus supplement, the GS Capital prospectus, the registration statement relating to the GS Capital Securities or any other publicly available information relating to GS Capital or the GS Capital Securities. Neither the depositor nor the underwriters have verified the accuracy or completeness of these documents or reports. Events affecting the GS Capital Securities or GS Capital may have occurred that have not yet been publicly disclosed. This would affect the accuracy or completeness of the publicly available documents described above.

GENERAL DESCRIPTION OF THE GS CAPITAL SECURITIES

The table below sets forth the payment terms of the GS Capital Securities. The table is not complete and is subject to, and qualified in its entirety by reference to, the GS Capital prospectus supplement and the GS Capital prospectus.

CAPITAL SECURITIES ISSUER:........   Goldman Sachs Capital I

CAPITAL SECURITIES:...............   6.345% GS Capital Securities

ISSUE DATE:.......................   February 20, 2004

CURRENCY:.........................   U.S. dollars

DENOMINATIONS:....................   $1,000 and multiples of $1,000

AGGREGATE PRINCIPAL AMOUNT
 ISSUED:..........................   $2,750,000,000

PUBLIC OFFERING PRICE:............   100%

AGGREGATE PRINCIPAL AMOUNT
 OUTSTANDING:.....................   $2,750,000,000

TYPE OF SECURITY:.................   Capital securities

COMMON CODE:......................   018675684

ISIN NUMBER:......................   US38143VAA70

CUSIP NUMBER:.....................   38143VAA7

INTEREST PAYMENT FREQUENCY:.......   semi-annual, subject to deferral as
                                     described below

Description of the GS Capital Securities

STATED INTEREST RATE:.............   6.345% per annum

INTEREST DEFERRAL:................   GS Group may defer the payment of interest
                                     on the GS junior subordinated debentures at any time and in each case for up to 10 semi-annual consecutive interest periods, provided that (i) no extension period may extend beyond the stated maturity date of the GS junior subordinated debentures; and
                                     (ii) GS Group are not in default under the subordinated debt indenture governing the
                                     GS junior subordinated debentures. If there is a deferral, GS Capital also will defer distributions on the GS Capital Securities.
                                     Before any extension period ends, GS Group may elect to extend the period further. At the end of any extension period and the payment of all interest then accrued and unpaid, GS Group may elect to begin a new extension period. There is no limitation on the number of extension periods.

INTEREST PAYMENT DATES:...........   each February 15 and August 15

MODE OF PAYMENT:..................   Fixed rate securities

GUARANTEE.........................   The GS Group will fully and unconditionally
                                     guarantee, on a subordinated basis,
                                     payments of amounts due on the GS Capital
                                     Securities but will not guarantee payment of distributions or amount payable on redemption or liquidation of the GS Capital
                                     Securities when GS Capital does not have funds available to make payments.

PRIORITY:.........................   Ranked equally with common securities of GS
                                     Capital. See also " -- Junior Obligations" below.

AGGREGATE PRINCIPAL AMOUNT OF GS
CAPITAL SECURITIES DEPOSITED UNDER
TRUST AGREEMENT:..................   $-

RATINGS:*.........................   A1 by Moody's and A- by Standard & Poor's

GS CAPITAL SECURITIES TRUSTEE.....   The Bank of New York (Delaware)

---------
* A rating of the GS Capital Securities is not a recommendation to purchase, hold or sell those securities, inasmuch as the rating does not comment as to the market price of the securities or the suitability of the securities for a particular investor (such as the trust or the holder of a certificate). A rating may be reduced or withdrawn by the assigning rating organization at any time, and each rating should be evaluated independently of any other rating. Any reduction or withdrawal of the security rating with respect to the GS Capital Securities would adversely affect the value of those securities and may cause a reduction or withdrawal of the rating of your certificates. See "Ratings" below.

The GS Capital Securities represent the sole source of funds that are available to make distributions in respect of your certificates. Consequently, your ability to receive distributions in respect of your certificates will depend on the trust's receipt of payments on, or in respect of, the GS Capital Securities.

This description of the GS Capital Securities is qualified in its entirety by, and should be read in conjunction with (a) the GS Capital prospectus supplement,
(b) the GS Capital prospectus and (c) the registration statement relating to the GS Capital Trust Agreement of which the GS Capital prospectus supplement and the GS Capital prospectus are a part.

Description of the GS Capital Securities

INTEREST PAYMENTS

Interest accrues on the GS Capital Securities at an annual rate of 6.345%, from February 20, 2004, until the principal is paid or made available for payment. Interest at that rate is payable on the GS Capital Securities semi-annually in arrears on each February 15 and August 15.

Interest on the GS Capital Securities is calculated on the basis of a 360-day year of twelve 30-day months.

GS Group may defer the payment of interest on the GS junior subordinated debentures at any time and in each case for up to 10 semi-annual consecutive interest periods, provided that (i) no extension period may extend beyond the stated maturity date of the GS junior subordinated debentures; and (ii) GS Group are not in default under the subordinated debt indenture governing the GS junior subordinated debentures. If there is a deferral, GS Capital also will defer distributions on the GS Capital Securities. Before any extension period ends, GS Group may elect to extend the period further. At the end of any extension period and the payment of all interest then accrued and unpaid, GS Group may elect to begin a new extension period. There is no limitation on the number of extension periods.

PRINCIPAL PAYMENTS

The GS Capital Securities have no stated maturity but must be redeemed upon the maturity of the GS junior subordinated debentures or their earlier redemption. Generally, principal payments due to the holders of the GS junior subordinated debentures are scheduled to be paid on February 15, 2034, but may be paid earlier than that date if GS Group redeems the GS junior subordinated debentures before that date.

OPTIONAL REDEMPTION

If GS Group repays or redeems the GS junior subordinated debentures at any time, GS Capital will be obligated to redeem a like amount of GS Capital Securities. The redemption of the GS Capital Securities will occur on the redemption date, which means the date on which payment of the principal of those GS junior subordinated debentures becomes due under its debt indenture. The redemption price for the GS Capital Securities will be the total liquidation amount of the capital securities being redeemed, plus (i) accumulated but unpaid distributions up to and including the redemption date; and (ii) the related amount of the make-whole amount, if any, in excess of the total liquidation amount of the capital securities being redeemed, paid by GS Group on the concurrent redemption of the GS junior subordinated debentures.

GS Group may redeem the GS junior subordinated debentures before their stated maturity as follows:

         - in whole at any time or in part from time to time, provided that no partial redemption may occur during an extension period; or

         - in whole at any time within 90 days after the occurrence of a tax event or investment company event.

If GS Group elects to redeem the GS junior subordinated debentures, it will do so at the relevant redemption price. The redemption price for the GS junior subordinated debentures will equal the greater of: (i) 100% of the principal amount of the GS junior subordinated debentures being redeemed, and (ii) the make-whole amount, if any, as determined by a quotation agent, equal to the sum of the present values of scheduled payments of principal and interest from the redemption date to February 15, 2034 on the junior subordinated debentures being redeemed, discounted to the redemption date on a semi-annual basis at a discount rate equal to the treasury rate plus a spread of 0.50%, in the case of a redemption after the occurrence of a tax event or investment company event, or plus a spread of 0.20%, in the case of any other redemption, plus, in either case, accrued and unpaid interest on the junior subordinated debentures being redeemed. Because the spread percentage will be higher for a redemption after a tax event or investment company event than for a redemption in other circumstances, the make-whole amount (and thus the redemption price) GS Group will pay to redeem the capital securities will be lower if the redemption is due to an event of this kind than if it is not.

If less than all of the GS junior subordinated debentures are redeemed or repaid, then the aggregate liquidation amount of the trust securities to be redeemed will be allocated approximately 3% to the common securities of GS Capital and 97% to the GS capital securities, except in the case of an event of default as a result of any failure by GS

Description of the GS Capital Securities

Group to make any payments on the GS junior subordinated debentures when due after any applicable grace period (in which case 100% will be allocated to the capital securities).

GS Capital cannot redeem less than all of the GS Capital Securities unless all accrued and unpaid distributions on the capital securities have been paid on or before the redemption date.

GUARANTEE

GS Group will fully and unconditionally guarantee, on a subordinated basis, payments of amounts due on the GS Capital Securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of the GS Capital Securities when GS Capital does not have funds available to make such payments.

JUNIOR OBLIGATIONS

The GS Capital Securities will rank (i) equally, and payments on them will be made pro rata, with common securities of GS Capital, (ii) junior to all of GS Group's senior indebtedness (and most of its senior subordinated debt) and (iii) senior to GS Group's common stock. However, the capital securities will rank senior to GS Capital common securities as to payment if and so long as GS Group fail to make a principal or interest payment on the GS junior subordinated debentures when due. Neither the capital securities, the GS junior subordinated debentures nor the guarantee will contain any terms that will limit GS Group's ability to incur additional indebtedness, including indebtedness that would rank senior in priority of payment to the GS junior subordinated debentures and the guarantee.

GS CAPITAL SECURITIES DEFAULTS

The following is a summary description of the events of default under the GS Capital Securities (each, a "GS Capital Securities Event of Default"):

         - any event of default under the subordinated debt indenture with respect to the GS junior subordinated debentures has occurred and is continuing;

         - default for 30 days by GS Capital in the payment of any distribution on any GS capital security or common trust security of GS Capital;

         - default by GS Capital in the payment of the redemption price of any capital security or common trust security of GS Capital;

         - failure by GS Capital trustees to perform any other covenant or warranty in GS Capital Trust Agreement for 60 days after the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities give written notice of the default to GS Group and GS Capital; or

         - bankruptcy, insolvency or reorganization of the property trustee and the failure by GS Group to appoint a successor property trustee within 90 days.

AVAILABLE INFORMATION

GS Group is subject to the information requirements of the Securities Exchange Act and files reports and other information with the SEC. You may read and copy any reports, statements and other information filed by GS Group with the SEC (a) over the internet at the SEC website at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the SEC; and (b) the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the material described above and other information will also be available from the office of GS Group identified in the GS Capital prospectus. You can also request copies of these documents upon payment of a copying fee, by writing to the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference facilities.

Yield on the Certificates

The yield that you receive on your class A-1 certificates will be affected by a number of factors, including:

         -        the purchase price you pay for your class A-1 certificates;

         -        the performance of the GS Capital Securities;

         - whether GS Group redeems, repurchases or repays the GS Capital Securities before their maturity;

         - whether GS Group defers payments of interest on the GS junior subordinated debentures;

         -        whether GS Capital defaults on the GS Capital Securities; and

         - whether the holder of any call option exercises its call option on your certificates.

A holder of call options (initially the depositor) may exercise its options to purchase some or all of your class A-1 certificates (i) on or after February -, 2009, (ii) at any time following the occurrence of a GS Capital Securities Event of Default or an SEC Reporting Failure, or (iii) at any time in connection with a tender offer for, a redemption or repurchase of or an unscheduled payment on the GS Capital Securities.

In certain circumstances, GS Group is required to pay a redemption premium on the GS junior subordinated debentures, which would be distributed to the holders of the GS Capital Securities. In addition, the market value of the GS Capital Securities may increase to a value in excess of their face amounts. However, in either of these circumstances it is likely that the holders of the call options will exercise their right to purchase the class A-1 certificates pursuant to the call options.

The price that an option holder must pay you to purchase your class A-1 certificates will be equal to the outstanding certificate principal balance of the certificates purchased plus any accrued interest and, if the option is exercised prior to February -, 2009, in connection with a tender offer for, a redemption or repurchase of or an unscheduled payment on the GS Capital Securities, an additional distribution of $1.50 per class A-1 certificate. See "Description of the Certificates -- The Class A-1 Certificates -- The Call Options" below. If a holder of a call option exercises its call option, you may receive less than the market value of the GS Capital Securities evidenced by your class A-1 certificates, and you will receive only some (or, in some cases, none) of the premium paid by GS Group. The holder of the call option will determine whether to exercise the option solely on the basis of its own self interest, and you should expect it to exercise the call option when it is profitable to do so (that is, when the value of the interests in the GS Capital Securities evidenced by the class A-1 certificates exceeds their call price). Exercising call options will allow the option holders to obtain the value of the certificates in excess of the call price for themselves, by taking such excess value away from the certificate holders. See "Maturity and Yield Considerations" in the attached prospectus.

If the class A-1 certificates are redeemed or a call option is exercised prior to the scheduled final distribution date on the class A-1 certificates, and at the time prevailing market interest rates are lower than the yield on your certificates, you may be unable to realize a comparable yield when you reinvest the funds that you receive from the prepayment or purchase of your certificates.

Description of the Certificates

The trust will issue two classes of certificates, designated as the class A-1 callable certificates and the class B-1 callable certificates. The certificates will be denominated, and distributions with respect to the certificates will be payable, in U.S. dollars, their specified currency. The class A-1 certificates and the class B-1 certificates together will represent, in the aggregate, the entire beneficial ownership interest in the assets of the trust. Only the class A-1 certificates are offered by this prospectus supplement.

THE CLASS A-1 CERTIFICATES

CERTIFICATE PRINCIPAL BALANCE

Each class A-1 certificate will have an initial certificate principal balance of $25.00. The aggregate initial certificate principal balance of all the class A-1 certificates will be $-. The certificate principal balance of a certificate is the amount that the certificate holder is entitled to receive as a distribution allocable to principal on the final distribution date or upon any earlier redemption of the GS Capital Securities.

INTEREST DISTRIBUTIONS

The pass-through rate applicable to the class A-1 certificates will be -% per annum. You will be entitled to distributions on your certificates allocable to interest, to the extent that funds are received on the GS Capital Securities, at the pass-through rate, applied to the certificate principal balance of your class A-1 certificates.

Distributions allocable to interest will be made on the class A-1 certificates on each distribution date. The distribution dates on the class A-1 certificates will be each February 15 and August 15, beginning August 15, 2004 (or if any of those days is not a business day, the next succeeding business day). The last scheduled distribution date (the "final distribution date") will be February 15, 2034.

A "business day" is any day other than (a) a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to be closed for business, or (b) a day that is not a business day for purposes of the GS Capital Securities.

On each distribution date, the trust will distribute the funds as described under " -- Distributions" below. The amount of the proceeds received by the trust on the GS Capital Securities allocable to your class A-1 certificates on each distribution date will be equal to the pass-through rate on your class A-1 certificates, multiplied by the certificate principal balance of your class A-1 certificates on the distribution date. The distribution made on the class A-1 certificates on each distribution date will be made to the person in whose name the certificate is registered on the related record date, which will be the 15th calendar day prior to the distribution date, whether or not a business day.

The trust will make distributions on any distribution date only to the extent it receives funds on the GS Capital Securities before 1:00 p.m. on that date. If the trust receives a payment on the GS Capital Securities after 1:00 p.m. on any distribution date, the trustee will use commercially reasonable efforts to make distributions on the same date. If the trust does not receive a payment on the GS Capital Securities in time to make a payment on any distribution date, then, subject to the provisions discussed under "Description of the Trust Agreement -- GS Capital Securities Defaults" below, the trustee will make the distribution on the first business day following the date on which it receives payment on the GS Capital Securities. You will not receive any interest or other compensation in respect of any delay in payment (although your pro rata share of any interest or other compensation paid on the GS Capital Securities will be passed through to you as a class A-1 certificate holder).

FORM OF CERTIFICATES; BOOK-ENTRY ISSUANCE

The class A-1 certificates will be issued in fully registered form in denominations of $25.00 and multiples of $25.00.

Description of the Certificates

The class A-1 certificates will initially be represented by one or more global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). No beneficial owner of any of these certificates will be entitled to receive a certificate representing that person's interest, except as set forth under " -- Definitive Certificates" below. Unless and until definitive certificates are issued under the circumstances described below, all references to actions by holders with respect to any class A-1 certificates will refer to actions taken by DTC upon instructions from its participants. See " -- Definitive Certificates" below and "Description of the Certificates -- Global Securities; Holdings in Street Name" in the attached prospectus.

DEFINITIVE CERTIFICATES

Definitive certificates will be issued to you or your nominee, rather than to DTC or its nominee, only if (a) DTC or the depositor advises the trustee that DTC is no longer willing or able to continue as depositary with respect to the class A-1 certificates and the depositor does not appoint a qualified successor within 90 days, or (b) if GS Group ceases to file Securities Exchange Act reports as described below under " -- Termination of Book-Entry Registration in Connection with Suspension of Securities Exchange Act Reporting by GS Group."

Upon the occurrence of either event described in the preceding paragraph, the trustee is required to notify (i) all DTC participants with interests in the class A-1 certificates of the availability of definitive certificates through DTC and (ii) in the case of an event described in clause (b) of the preceding paragraph, DTC, of the occurrence of any such event and of the trustee's intention to make definitive certificates available. Upon surrender by DTC of the global certificates registered in the name of the nominee of DTC and receipt of instructions for re-registration, the trustee will reissue the class A-1 certificates as definitive certificates in the respective certificate principal balances specified by DTC, and thereafter the trustee will recognize the registered holders of the definitive class A-1 certificates as holders of certificates under the trust agreement. See "Description of the Certificates--Global Securities; Holdings in Street Name" in the attached prospectus.

TRADING

The depositor has applied to list the class A-1 certificates on the New York Stock Exchange. If the application is approved, trading of the class A-1 certificates on the New York Stock Exchange is expected to commence within 30 days after the initial delivery of the class A-1 certificates. Listing or quotation of the class A-1 certificates on the New York Stock Exchange will not ensure that a liquid trading market will be available for the certificates.

The class A-1 certificates are expected to trade flat. This means that any accrued and unpaid interest on the class A-1 certificates will be reflected in the trading price, and purchasers will not pay and sellers will not receive any accrued and unpaid interest on the class A-1 certificates not included in the trading price.

THE CALL OPTIONS

As a condition to its initial purchase of class A-1 certificates, UBS Securities LLC will grant to the depositor call options to purchase each of the class A-1 certificates, and as a purchaser of the class A-1 certificates, your ownership of the class A-1 certificates will be subject to those call options. After the call options are granted, the depositor will sell the call options to one or more third parties through UBS Securities LLC, as agent. A holder of call options may exercise its options to purchase some or all of your class A-1 certificates (i) on or after February -, 2009, (ii) at any time following the occurrence of a GS Capital Securities Event of Default or an SEC Reporting Failure, or (iii) at any time in connection with a tender offer for, a redemption or repurchase of or an unscheduled payment on the GS Capital Securities.

U.S. Bank Trust National Association will execute a call option agreement with the depositor and UBS Securities LLC pursuant to which the call options will be granted by UBS Securities LLC to the depositor, and will act as your agent (the "option agent") with respect to the call options.

The price that an option holder must pay you to purchase your class A-1 certificates will be equal to the outstanding certificate principal balance of the class A-1 certificates purchased plus any accrued interest. In addition, an option holder must also pay you an "early call premium amount" if the option holder exercises an option prior to February

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Description of the Certificates

-, 2009, and such exercise occurs in connection with a tender offer for, a redemption or repurchase of or an unscheduled payment on the GS Capital Securities. The "early call premium amount" will be equal to $1.50 per class A-1 certificate.

UBS Securities LLC as the initial purchaser of the class B-1 certificates will grant similar call options to the depositor. The call price of the call options on the class B-1 certificates will be equal to the present values of the remaining scheduled interest payments on the class B-1 certificates discounted at a yield equal to the initial pricing yield of the class B-1 certificates. After the call options are granted, the depositor will sell the call options to one or more third parties through UBS Securities LLC, as agent.

Each purchaser of a class A-1 certificate or class B-1 certificate will be deemed, by its purchase of such certificate, to have agreed to assume the obligations of its transferor under the related call options and to appoint the option agent as its agent to act on its behalf in relation to the related call options, and the class A-1 and class B-1 certificates will bear a legend to that effect.

A holder of a call option may exercise the call option only if:

         - it exercises call options with respect to equal numbers of class A-1 certificates and class B-1 certificates;

         - it acquires class A-1 certificates having an aggregate certificate principal balance that is an integral multiple of $1,000;

         - it gives the trustee and the option agent at least 15 calendar days' notice and not more than 60 calendar days' notice of exercise. However, a holder of a call option may give notice of its intention to exercise its call option in connection with a GS Capital Securities Event of Default, an SEC Reporting Failure, or a tender offer for, redemption or repurchase of or unscheduled payment on the GS Capital Securities two business days prior to the call date;

         - as a result of the exercise, (A) it purchases class A-1 certificates and class B-1 certificates having in each case an aggregate certificate principal balance or an aggregate notional amount, respectively, of at least $- or, if less, the remaining aggregate certificate principal balance of the class A-1 certificates and the remaining aggregate certificate notional amount of the class B-1 certificates, and (B) (I) unless the option holder has exercised all call options held by it, the aggregate certificate principal balance of the class A-1 certificates and the aggregate certificate notional amount of the class B-1 certificates subject to call options, held by the option holder that have not been exercised is not less than $-, respectively, and (II) the remaining aggregate certificate principal balance of the class A-1 certificates and the remaining aggregate certificate notional amount of the class B-1 certificates, if greater than zero, is not less than $-, respectively.

If call options are held by two or more affiliated persons, then all options held or exercised by those affiliated persons will be treated as being held or exercised by a single option holder for purposes of the above requirements.

If a holder of call options exercises its call options, the option agent will remit the amount of the call price received to the trustee for payment to the certificate holders whose certificates are called. If call options are exercised with respect to less than all the class A-1 certificates, the class A-1 certificates to be purchased will represent a pro rata portion of the class A-1 certificates held by each certificate holder, except that purchases of a fraction of a single class A-1 certificate will not be made, and the trustee may round up or down to avoid such fractional purchases.

In the case of any tender offer for the GS Capital Securities (whether by GS Group or any third party), if any option holder exercises its call options with respect to any class A-1 certificates and class B-1 certificates, then the trustee must tender, in compliance with the tender offer requirements for the GS Capital Securities, a principal amount of GS Capital Securities equal to the aggregate certificate principal balance of class A-1 certificates in relation to which a notice of exercise of the related call options has been given, unless the tender offer price for the GS Capital Securities is less than the call price that would be required to be paid by the holder of the call options. If fewer than all the GS Capital Securities tendered by the trust are accepted for payment and paid for under the tender offer, then the number of call options deemed exercised will be reduced so that the certificate principal balance of the class A-1

Description of the Certificates

certificates and the certificate notional amount of the class B-1 certificates, respectively, subject to such exercised call options corresponds to the principal amount of GS Capital Securities tendered by the trust that are accepted for payment and paid for, and the call options deemed not exercised will remain outstanding. In addition, if the tender offer is terminated by GS Group or any other person making the tender offer before any GS Capital Securities are accepted for payment and paid for, or if all tenders by the trust of GS Capital Securities are rejected, then the notice of the exercise of the call options will be of no further force and effect, and any call options for which notice of exercise was given will be deemed not exercised and will remain outstanding. The trustee will pay the difference between the tender offer proceeds and the call price to the exercising call option holder.

If a holder of call options exercises options, the trustee will automatically exchange the certificates acquired by the option holder under the options, simultaneously with the delivery of the certificates to the call option holder, for GS Capital Securities with an aggregate principal amount equal to the aggregate certificate principal balance of the class A-1 certificates acquired. The called certificates will then be cancelled by the trustee, and interest at the pass-through rate will cease to accrue, without the need for any further action by you. If you are holding your certificates in definitive physical form, your called certificates will be cancelled without your taking any further action, but you will not receive the purchase price for your certificates until you deliver your called certificates to the trustee.

Unless the option exercise was made in connection with a tender offer, if an option holder has not paid the purchase price to the option agent by 10:00 a.m. (New York City time) on the date specified for settlement in the notice of exercise, the option holder's notice of exercise will automatically expire. If the option exercise was made in connection with a tender offer, if the trustee has not received payment of the tender price from GS Capital (or another purchaser of the GS Capital Securities in a tender offer, if applicable) under all of the exercised call options (or with respect to the portion of the call options deemed exercised, if less than all GS Capital Securities tendered by the trustee are purchased in the tender offer) in immediately available funds, no later than 10:00 a.m. (New York City time) on the later of (i) the date specified for settlement in the notice of exercise, or (ii) the earlier to occur of the date immediately following the date on which the tender offer is consummated or the date on which it expires unconsummated, the option holder's notice of exercise will automatically expire. In each case, upon the expiration of the holder's notice of exercise, none of the option holder, the option agent or the trustee will have an obligation with respect of the notice of exercise, and the expiration of the notice to exercise will in no way affect the option holder's right to deliver a notice to exercise at a later date.

Each holder of a call option will have the right to assign its rights under the call option in accordance with its terms to any person other than the depositor.

TERMINATION OF BOOK-ENTRY REGISTRATION IN CONNECTION WITH SUSPENSION OF SECURITIES EXCHANGE ACT REPORTING BY GS GROUP

If GS Group ceases to have a class of securities listed on a national securities exchange or held of record by 300 or more holders, it could elect to suspend its reporting requirements under the Securities Exchange Act. In that event, GS Group will no longer be required to make available under the Securities Exchange Act the public information referred to above under "Description of the GS Capital Securities -- Available Information." If this happens, then, unless the trust has earlier suspended its own Securities Exchange Act reporting requirements, the class A-1 certificates will be removed from the DTC book-entry system, and definitive certificates representing the class A-1 certificates will be issued to the beneficial owners of the class A-1 certificates. In addition, the trustee will notify GS Capital that the GS Capital Securities are held pursuant to the trust agreement and that the holders of the certificates constitute record holders of the GS Capital Securities. The issuance of definitive class A-1 certificates is intended to increase the likelihood that there will then be more than 300 holders of record of the GS Capital Securities, requiring GS Group to resume filing Securities Exchange Act reports, in light of Rule 12g5-1(b)(1) under the Securities Exchange Act, which requires an issuer of underlying securities with actual knowledge that those underlying securities are held pursuant to a trust agreement to treat holders of record of certificates issued by the trust as holders of record of the underlying securities. There is, however, no certainty that the issuance of definitive certificates will cause there to be more than 300 holders of record of the GS Capital Securities.

If distributing definitive class A-1 certificates does not cause GS Group to resume filing Securities Exchange Act reports (an "SEC Reporting Failure") and the holders of the call options do not elect to exercise their call rights, the depositor shall within a reasonable period of time instruct the trustee to sell the GS Capital Securities and allocate

Description of the Certificates

the proceeds of such sale in the following order of priority: (i) to the trustee, reimbursement for any extraordinary expenses incurred by the trustee in accordance with the trust agreement pursuant to instructions of not less than 100% of the holders of the class A-1 certificates and (ii) any remainder shall be allocated, as follows:

         - proceeds in respect of interest will be allocated to the holders of the class A-1 certificates and the class B-1 certificates pro rata based on the interest accrued but not paid through the redemption date on the certificate principal balance of the class A-1 certificates and the certificate notional amount of the class B-1 certificates, respectively.

         - proceeds in respect of principal, and premium, if any, will be allocated to all the holders of the class A-1 certificates.

         - no amounts received in respect of principal or premium will be distributed to the holders of the class B-1 certificates.

DISTRIBUTIONS

On each distribution date, the trustee will distribute the funds, if any, received in respect of principal and interest on the GS Capital Securities on that date (which will also be a GS Capital Securities interest payment date) as follows:

         - all amounts received in respect of interest shall be applied to make pro rata distributions of interest to the holders of the class A-1 certificates at the pass-through rate of -% on their certificate principal balances and the holders of the class B-1 certificates at the pass-through rate of -% on their certificate notional amounts;

         - all amounts received in respect of principal shall be distributed to the holders of the class A-1 certificates.

REDEMPTIONS AND TENDER OFFERS

As described above under "Description of the GS Capital Securities -- Optional Redemption," GS Group has the right to redeem the GS Capital Securities at any time, and may make tender offers for, redemptions or repurchases of or other unscheduled payments on the GS Capital Securities. If GS Group redeems some or all of the GS Capital Securities, then a corresponding portion of the certificates will be redeemed. Where there is a partial redemption or repayment of the GS Capital Securities, class A-1 certificates and class B-1 certificates will be selected for redemption pro rata based on the certificate principal balance of the class A-1 certificates and the certificate notional amount of the class B-1 certificates, except that no fractional repurchases of certificates will be made. Assuming GS Group makes payments when due, on the third business day after the trustee receives the proceeds of any full or partial redemption or repayment of the GS Capital Securities, the proceeds will be distributed, as between the class A-1 certificates and the class B-1 certificates selected for redemption, as follows:

         - proceeds in respect of interest will be allocated to the holders of the class A-1 certificates and the class B-1 certificates pro rata based on the interest accrued but not paid through the redemption date on the certificate principal balance of the class A-1 certificates and the certificate notional amount of the class B-1 certificates, respectively.

         - proceeds in respect of principal, and premium, if any, will be allocated to all the holders of the class A-1 certificates.

         - no amounts received in respect of principal or premium will be distributed to the holders of the class B-1 certificates.

As the holder of a class A-1 certificate that is redeemed, you will receive the following distributions in respect of such proceeds:

         - a distribution of the amounts received in respect of accrued but unpaid interest at the pass-through rate of -% per annum through the redemption date;

Description of the Certificates

         - a distribution of the amounts received in respect of principal in the amount of the certificate principal balance of the class A-1 certificate on such day; and

         - a distribution of your pro rata portion of the amounts, if any, distributed to the holders of the class A-1 certificates in respect of premium on the GS Capital Securities on such day.

If the GS Capital Securities are redeemed or repaid, the call option holders are likely to call the certificates to be redeemed and, as a result, to receive most or all the premium described above.

If GS Group (or another third party, in the case of a tender offer) announces its intention to tender for or repurchase the GS Capital Securities, the trustee will be required not to accept any such tender offer or repurchase offer, except in connection with the exercise of call options, as set forth above or, if the option is not exercised, upon the unanimous vote of the class A-1 certificate holders. The holders of the call options will have the right to purchase your class A-1 certificates at a call price equal to the certificate principal balance of your class A-1 certificates plus any accrued interest (and, if this event occurs before February -, 2009, in connection with a tender offer for, a redemption or repurchase of or an unscheduled payment on the GS Capital Securities, the early call premium amount described under "Description of the Certificates -- The Class A-1 Certificates -- The Call Options"). This early call premium amount will be an additional distribution of $1.50 per class A-1 certificate.

Amounts received on the GS Capital Securities on each distribution date will be sufficient to make all required distributions to holders of the certificates, in the absence of a GS Capital Securities Event of Default or SEC Reporting failure or the incurrence of additional payment obligations by the trust. We do not expect that the trust will incur any such additional payment obligations. The holders of the certificates will only have the rights described under "Description of the Trust Agreement" below.

If there is a GS Capital Securities Event of Default and amounts due in respect of principal on the GS Capital Securities are accelerated, the provisions above regarding tender offers, redemptions, repurchases or unscheduled payments will not apply. Instead, distributions in respect of payments or property, if any, received by the trustee after the acceleration of the GS Capital Securities will be made as described under "Description of the Trust Agreement -- GS Capital Securities Defaults" below.

THE CLASS B-1 CERTIFICATES

The class B-1 certificates are not being offered by this prospectus supplement. The class B-1 certificates will be issued in minimum notional denominations of $25.00 and multiples of $25.00 and the aggregate certificate notional amount of all the class B-1 certificates will be $-. Each class B-1 certificate will represent the right to receive a distribution allocable to interest only, on each distribution date or on any earlier redemption date for the GS Capital Securities, at the pass-through rate of -% per annum on the outstanding certificate notional amount. The holders of the class B-1 certificates will not be entitled to receive any distributions allocable to principal or premium. See "Description of the Certificates -- Stripped Certificates" in the attached prospectus. If call options are exercised with respect to less than all the class B-1 certificates, the class B-1 certificates to be purchased will represent a pro rata portion of the class B-1 certificates held by each certificate holder. Purchases of a fraction of a single class B-1 certificate will not be permitted.

The final distribution date on the class B-1 certificates will be the same as the final distribution date on the class A-1 certificates.

The right of the holders of the class B-1 certificates to receive distributions allocable to interest will rank pari passu with the right of the class A-1 certificates to receive distributions allocable to interest.

The class B-1 certificates will initially be issued to the depositor. The depositor will sell the class B-1 certificates to UBS Securities LLC, which intends to sell them privately to one or more investors in accordance with the restrictions contained in the trust agreement. The class B-1 certificates will be subject to call options substantially similar to the call options on the class A-1 certificates.

Description of the Certificates

VOTING RIGHTS

At all times, the outstanding class A-1 certificates will bear all of the voting rights applicable to all the certificates; the outstanding class B-1 certificates will not have any voting rights, except with respect to any amendment to the trust agreement that would materially adversely affect the holders of the class B-1 certificates, which must be approved by class B-1 certificate holders holding a majority of the voting rights of the class B-1 certificates. In the circumstances described under "The Trust Agreement -- Voting of GS Capital Securities; Modification of GS Capital Trust Agreements," the call option holders must also consent to decisions made by the class A-1 certificates or class B-1 certificates.

Each class A-1 certificate of $25.00 in certificate principal balance will bear one vote. For the limited purpose of approving amendments to the trust agreement that would materially adversely affect the class B-1 certificates, each class B-1 certificate of $25.00 in certificate notional amount will bear one vote. Class A-1 certificate holders have no right to waive compliance by the depositor or the trustee with any restrictive provision of the trust agreement or to waive any default under the trust agreement.

A certificate will be considered "outstanding" so long as it is held by any person other than (and is not pledged to) the depositor, the trustee (in its individual capacity) or any of their respective affiliates.

ADDITIONAL GS CAPITAL SECURITIES

From time to time, the trust may acquire additional GS Capital Securities in a principal amount of not less than $-, in which case additional class A-1 certificates and class B-1 certificates will be issued in the same relative proportions as the class A-1 certificates and class B-1 certificates issued on the closing date. These new certificates will have an aggregate certificate principal balance or certificate notional amount, as applicable, equal to 100% of the principal amount of the additional GS Capital Securities. Any additional certificates issued will have the same priority, right to payments and voting rights as the certificates of the same class issued on the closing date, and any additional certificates will be subject to call options on the same terms as the call options described in this prospectus supplement.

The depositor will agree that if it does cause the trust to issue additional certificates, the depositor will either resell the call options on the new certificates to the same entities that then hold the call options on the existing certificates, and in the same proportions as those entities hold the existing call options, or to any other persons that are designated by those entities, or the depositor will ensure that the issuance of the new certificates and the related options will not affect the right of the existing option holders to exercise their options at any time as described under " -- The Call Options" above

Description of the Trust Agreement

GENERAL

The certificates will be issued pursuant to the trust agreement to be dated as of February -, 2004, between the depositor and U.S. Bank Trust National Association, as trustee and option agent, a form of which is filed as an exhibit to the registration statement of which the attached prospectus forms a part. A current report on Form 8-K containing a copy of the trust agreement as executed will be filed by the trustee with the SEC following the closing date. The assets of the trust created under the trust agreement will consist of:

         - the GS Capital Securities (exclusive of interest accrued from and including February 20, 2004, to but excluding the closing date, which has been retained by the depositor);

         - all payments on or collections in respect of the GS Capital Securities due after the closing date; and

         -        any other proceeds of the GS Capital Securities.

You should refer to the attached prospectus for additional important information regarding the trust, the trust agreement and the certificates. The material terms of the trust agreement are summarized below and in the attached prospectus. These summaries are not complete and are subject to the detailed provisions contained in the trust agreement. You should refer to the form of trust agreement in order to obtain a full understanding of its provisions.

CERTAIN PAYMENTS TO THE DEPOSITOR

The interest accrued on the GS Capital Securities from and including February 20, 2004, to but excluding the closing date will be retained by the depositor and will not be transferred to the trust with the GS Capital Securities. On August 15, 2004, the trustee will pay the accrued interest to the depositor to the extent received from GS Capital.

THE TRUSTEE

U.S. Bank Trust National Association, a national banking association, will act as trustee of the trust and as option agent. The trustee's corporate trust offices are located at 100 Wall Street, New York, New York 10005 and its telephone number is 212-361-2500.

The trust agreement will provide that the trustee and its directors, officers, employees and agents will be indemnified by the depositor as described in the attached prospectus under "Description of the Trust Agreement -- Matters Regarding the Trustee." However, the depositor is not required to reimburse any expense or indemnify the trustee against any loss, liability or expense that is incurred by the trustee through the trustee's own negligent action, the trustee's own negligent failure to act or willful misconduct, or bad faith in the performance of the trustee's duties under the trust agreement.

Except as described under " -- GS Capital Securities Defaults" below, the trustee's fees and expenses will all be paid by the depositor pursuant to a separate agreement between the depositor and the trustee. UBS Americas, Inc., the depositor's parent, has agreed to indemnify the trustee for any losses arising from the failure of the depositor to make payments to the trustee when due under the separate agreement. Failure by the depositor (or UBS Americas, Inc. as indemnitor) to pay, reimburse or indemnify the trustee will not entitle the trustee to any payment, reimbursement or indemnification from the trust. Except as described under " -- GS Capital Securities Defaults" below, any unpaid, unreimbursed or unindemnified amounts will not be borne by the trust and will not constitute a claim against the trust.

GS CAPITAL SECURITIES DEFAULTS

If there is a GS Capital Securities Event of Default, the trustee will give notice to the registered holders of the class A-1 certificates and to the option agent within five business days after the trustee has actual knowledge of the default. The notice will identify the GS Capital Securities, and will set forth
(a) the date and nature of the default, (b)

Description of the Trust Agreement

the amount of the interest, principal or premium in default, if such default is a payment default, and (c) any other information that the trustee may deem appropriate.

If there is a GS Capital Securities Event of Default, the trustee has agreed to proceed against GS Capital on behalf of the certificate holders to enforce the GS Capital Securities or otherwise to protect the interests of the certificate holders (including, in the trustee's discretion, voting to accelerate the GS Capital Securities). The trustee is entitled to indemnification for so proceeding under the indemnity granted to the trustee by the depositor in the trust agreement, which is guaranteed by UBS Americas, Inc. In addition, under the trust agreement, the trustee will be entitled to recover its reasonable expenses of proceeding against GS Capital out of the proceeds of trust assets.

Notwithstanding the duty of the Trustee to enforce the GS Capital Securities or otherwise protect the interests of certificate holders after a GS Capital Securities Event of Default, the holders of the class A-1 certificates representing a majority of the voting rights on the class A-1 certificates will be entitled to direct the trustee in any such proceeding, subject to the trustee's receipt of satisfactory indemnity, including instructing the trustee to stop proceeding against GS Capital and to sell the GS Capital Securities instead.

METHOD OF LIQUIDATION

If following a GS Capital Securities Event of Default, the trustee receives any money or other property in respect of the GS Capital Securities (including from the sale of the GS Capital Securities), or actual notice that money or other property will be received, the trustee will promptly give notice to the registered holders of the class A-1 certificates that are then outstanding and unpaid, and to the option agent. The notice will state that, not later than 30 days after the receipt of the money or other property, the trustee will allocate and distribute the money or other property to the holders of the class A-1 certificates pro rata by certificate principal balance (after deducting the costs incurred in connection therewith). The trustee will make this distribution after payment of any payment obligations of the trust.

Any property other than cash received in respect of the GS Capital Securities will be distributed in kind, except that property will be liquidated by the trustee, and the proceeds distributed in cash, to the extent necessary to avoid distribution of fractional securities or other fractional property to the class A-1 certificate holders.

If a default under the GS Capital Trust Agreement occurs and is continuing and if the trustee is so directed by holders representing a majority of the voting rights of the outstanding class A-1 certificates, the trustee will vote the GS Capital Securities in favor of directing, or take other action as may be appropriate to direct, the trustee of the GS Capital Securities to accelerate the GS Capital Securities by declaring the unpaid principal amount of the GS Capital Securities and any accrued and unpaid interest on the GS Capital Securities to be due and payable.

LIMITATION ON RIGHTS OF ACTION

A holder of a class A-1 certificate will have the right to institute a proceeding against GS Capital with respect to the GS Capital Securities only if:

         - the holder previously has given to the trustee written notice of a continuing breach of the GS Capital Securities;

         - the holder or holders of certificates evidencing not less than 25% of the outstanding class A-1 certificates have requested in writing that the trustee institute the proceeding in its own name as trustee;

         -        the trustee has for 15 days not instituted the proceeding; and

         - no direction inconsistent with the written request has been given to the trustee during the 15-day period by the holders certificates evidencing a majority of the outstanding class A-1 certificates.

The trustee will not be required to take any action unless the holder or holders of class A-1 certificates have offered the trustee reasonable indemnity for its costs, expenses and liabilities.

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Description of the Trust Agreement

VOTING OF GS CAPITAL SECURITIES; MODIFICATION OF GS CAPITAL TRUST AGREEMENT

Except as described below, other than after the occurrence and during the continuation of a default, the trustee has agreed not to consent to any amendment, modification or supplement to the GS Capital Securities, or any solicitation for any other action.

If the trustee receives a request from DTC, the GS Capital Securities trustee or GS Capital for its consent to any amendment, modification or waiver of the GS Capital Securities, the GS Capital Trust Agreement or any other documents relating to the GS Capital Securities, or receives any other solicitation for any action with respect to the GS Capital Securities, the trustee will mail notice of the proposed amendment, modification, waiver or solicitation to each holder of a call option on the class A-1 certificates and each class A-1 certificate holder of record, as of that date. The trustee will request instructions from the class A-1 certificate holders as to whether or not to consent to or vote to accept the amendment, modification, waiver, or solicitation, and will vote a principal amount of the GS Capital Securities equal to the certificate principal balance of the class A-1 certificates whose holders have given the trustee instructions to vote ("pass-through voting").

Notwithstanding anything to the contrary in this prospectus supplement, the trustee will at no time vote or consent to any matter:

         - unless the vote or consent would not, based on an opinion of counsel, adversely affect the intended classification of the trust as a grantor trust for federal income tax purposes;

         - that would amend the GS Capital Trust Agreement or GS Capital Securities to alter the timing or amount of any payment on the GS Capital Securities, except at the direction of the holders of all the outstanding class A-1 certificates and the holders of all the call options on the class A-1 certificates; or

         - that would result in the exchange or substitution of any of the outstanding GS Capital Securities pursuant to a plan for the refunding or refinancing of such GS Capital Securities, except at the direction of the holders of all the outstanding class A-1 certificates and the holders of all the call options on the class A-1 certificates.

If an offer is made by GS Capital to issue new obligations in exchange and substitution for any of the GS Capital Securities, pursuant to a plan for the refunding or refinancing of the GS Capital Securities, or any other offer is made for the GS Capital Securities, the trustee will notify the holders of the call options on the class A-1 certificates and the registered holders of the class A-1 certificates and must reject the offer unless directed to accept it by holders of 100% of the outstanding class A-1 certificates and 100% of the call options on the class A-1 certificates, in which case the trustee will accept the offer provided that the trustee has received an opinion of counsel to the effect that any such exchange will not (i) adversely affect the intended classification of the trust as a grantor trust for federal income tax purposes, or (ii) result in a deemed exchange of the GS Capital Securities or the certificates for federal income tax purposes. If and to the extent that call options have been exercised in connection with any tender offer, the trustee will be required to tender GS Capital Securities, as described under "Description of the Certificates -- The Class A-1 Certificates -- The Call Options" above.

United States Taxation

This section describes the material United States federal income tax consequences of owning the class A-1 certificates and is the opinion of Sullivan & Cromwell LLP, special tax counsel to the depositor. It applies to you only if you are a United States holder (as defined below) and you hold your certificates as capital assets for United States federal income tax purposes. This section does not apply to you if you are a member of a class that is subject to special rules, such as:

         -        dealers in securities or currencies,

         - traders in securities that elect to use a mark-to-market method of accounting for their securities holdings,

         -        banks,

         -        life insurance companies,

         -        tax-exempt organizations,

         - persons that own certificates that are a hedge or that are hedged against interest rate risks,

         - persons that own certificates as part of a straddle or conversion transaction for tax purposes, or

         - persons whose functional currency for tax purposes is not the United States dollar.

For purposes of the discussion below, you are a United States holder if you are a beneficial owner of a certificate and you are:

         -        a citizen or resident of the United States,

         -        a domestic corporation,

         - an estate whose income is subject to United States federal income tax regardless of its source, or

         - a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Please consult your own tax advisor concerning the consequences of owning these certificates in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

CLASSIFICATION OF THE TRUST

In the opinion of Sullivan & Cromwell LLP, special tax counsel to the depositor and the trust, the trust will be classified as a grantor trust and not as an association or a publicly traded partnership that is taxable as a corporation for United States federal income tax purposes. Accordingly, the trust will not be subject to United States federal income tax, and a certificateholder will be treated for United States federal income tax purposes as if it owned directly its pro rata share of the assets held by the trust.

CLASSIFICATION OF THE CERTIFICATES

Your ownership of a certificate represents (i) a pro rata share of the GS Capital Securities held by the trust that are allocable to your certificate and
(ii) an obligation under the call option under which you are required to sell your ratable share of the GS Capital Securities held by the trust to the holder of the call option upon such holder's

United States Taxation

exercise of the call option. Accordingly, you should be considered to have purchased your ratable interest in the GS Capital Securities for an amount equal to the cost of your certificate plus the fair market value, at the time that you purchase the certificate, of the call option that you should be deemed to have assumed upon your purchase of the certificates. Correspondingly, you should be deemed to have received a payment in respect of the call option equal to its fair market value in consideration of your assumption of the call option. However, as discussed below under "Initial Certificateholders," an initial holder of certificates will be required to integrate its ratable share of the GS Capital Securities and its position under the call option, thereby creating a single synthetic debt instrument for United States federal income tax purposes.

INITIAL CERTIFICATEHOLDERS

The following section applies to you if you are an initial holder of certificates. Although the matter is not free from doubt, you should be able make an election under Treasury Regulation Section 1.1275-6 (an "Integration Election") to integrate your pro rata share of the GS Capital Securities held by the trust (which represents a ratable share of the GS junior subordinated debentures held by Goldman Sachs Capital I) and your position under the call option, thereby creating a single synthetic debt instrument for United States federal income tax purposes. Furthermore, the terms of the certificates require you to make an Integration Election with respect to the certificates. The only action you need to take in order to make an Integration Election is for you to retain in your books and records certain information with respect to the Integration Election that will be sent to you along with the confirmation of your purchase of the certificates.

If you properly make an Integration Election with respect to your certificates, you will be subject to the following United States federal income tax consequences. First, your ratable share of the GS Capital Securities (which represents a ratable share of the GS junior subordinated debentures held by Goldman Sachs Capital I) and your position under the call option will not be accounted for on a separate basis but rather will be treated as a single synthetic debt instrument with payments equal to the scheduled payments with respect to your certificates. Second, the synthetic debt instrument represented by your certificates will be treated as issued with original issue discount. Consequently, you will be required to accrue the stated interest payments with respect to your certificates even if you are otherwise subject to the cash basis method of accounting for United States federal income tax purposes. Third, you will not be subject to the "straddle rules" described below under "Secondary Certificateholders That Do Not Make an Integration Election - Sale or Exchange of Certificates" with respect to your certificates, and thus your holding period in your Certificates will not be suspended in the manner described below. Fourth, you will not be able to amortize any premium with respect to your ratable share of the GS Capital Securities even though, as described above under "Classification of the Certificates," the amount that you are deemed to have paid for your ratable share of the GS Capital Securities held by the trust will exceed the principal amount attributable to such GS Capital Securities.

Your tax basis in your certificates will generally be the amount you paid for your certificates plus any accrued but unpaid interest with respect to your certificates. You will generally recognize gain or loss on the sale or retirement of your certificates in an amount equal to the difference between the amount you realize on the sale or retirement and your tax basis in your certificates. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if you hold your certificates for more than one year. Capital gain of a noncorporate United States holder that is recognized prior to January 1, 2009 is generally taxed at a maximum rate of 15% where the property is held more than one year.

SECONDARY CERTIFICATEHOLDERS THAT MAKE AN INTEGRATION ELECTION

The following section applies to you if you purchase your certificates in the secondary market and you make an Integration Election with respect to your Certificates. In order to make an Integration Election, you would be required to enter and retain as part of your books and records as of the date of your purchase of the Certificates (i) the date that you purchased the Certificates,
(ii) a description of your ratable share of the cash flow with respect to the GS Capital Securities held by the trust and (iii) a summary of the cash flows and accruals resulting from treating your ratable share of the GS Capital Securities and your position under the call option as a single synthetic debt instrument.

If you properly make an Integration Election with respect to your certificates, you will be treated in the same manner as described above "Initial Certificateholders," subject to the following two exceptions. First, if your purchase price

United States Taxation

for your certificates exceeds the principal amount of the certificates you will be treated as having purchased the synthetic debt instrument that is represented by your certificates with acquisition premium. Consequently, the amount of interest income that you would otherwise include in income with respect to your certificates will be reduced in each year by the acquisition premium that is allocable to such year.

Second, if your purchase price for your certificates is less than the principal amount of the certificates by more than a de minimis amount, then you will be treated as having purchased the synthetic debt instrument that is represented by your certificates with original issue discount. Accordingly, you will be required to accrue such excess amount in income on a constant yield basis over the term of your certificates. The discount with respect to the synthetic debt instrument that is represented by your certificates will be de minimis if the excess of the principal amount of your certificates over the amount that you paid for such certificates is less than the product of (i) one quarter of one percent and (ii) the number of complete years until the maturity of your certificates.

SECONDARY CERTIFICATEHOLDERS THAT DO NOT MAKE AN INTEGRATION ELECTION

The following section applies to you if you purchase your certificates in the secondary market and you do not make an Integration Election with respect to your Certificates.

Allocation of Purchase Price. If you purchase your certificates in the secondary market and you do not make an Integration Election with respect to your Certificates, you will be required to allocate your purchase price between the amount deemed paid for your ratable share of the GS Capital Securities held by the trust and the amount deemed received in connection with your assumption of the call option in the manner described above under "Classification of the Certificates." Your initial tax basis in your ratable share of the GS Capital Securities held by the trust will be equal to the amount you are deemed to have paid for your ratable share of the GS Capital Securities held by the trust. Consequently, your initial tax basis in your ratable share of the GS Capital Securities held by the trust will always exceed the amount that you paid for your Certificates and the amount that you are deemed to have received in connection with your assumption of the call option will always equal such excess.

Tax Treatment of Ratable Share of GS Capital Securities. Although the matter is not free from doubt, your purchase of your ratable share of the GS Capital Securities held by the trust should be treated as a purchase of a single debt instrument with a schedule of payments that is equal to the scheduled payments on your certificates. If you are so treated, you will include the stated interest payments on your certificates in income at the time that it is received or accrued depending on your method of accounting for United States federal income tax purposes. Alternatively, it is possible that you should be treated as having separately purchased each interest and principal payment with respect to your ratable share of the GS Capital Securities held by the trust, in which case you would be required to recognize original issue discount on a constant yield basis with respect to each such payment in an amount equal to the excess of such payment over the purchase price that is allocable to such payment. The discussion below assumes that you will be treated in the former manner.

If the principal amount of your ratable share of the GS Capital Securities held by the trust exceeds the amount that you are deemed to have paid for such GS Capital Securities by more than a de minimis amount, then you will be treated as having purchased your ratable share of the GS Capital Securities held by the trust with original issue discount. Accordingly, you will be required to accrue such excess amount in income on a constant yield basis over the term of your certificates. The discount with respect to your ratable share of the GS Capital Securities held by the trust will be de minimis if the excess of the principal amount of the GS Capital Securities over the amount that you are deemed to have paid for such GS Capital Securities is less than the product of (i) one quarter of one percent and (ii) the number of complete years until the maturity of the GS Capital Securities.

If the amount that you are deemed to have paid for your ratable share of the GS Capital Securities held by the trust exceeds the principal amount of such GS Capital Securities, you may elect to treat the excess as amortizable bond premium with respect to such GS Capital Securities. If you make this election, you will reduce the amount that you are required to include in income in each year with respect to your ratable share of the GS Capital Securities held by the trust by the amount of amortizable bond premium allocable to that year, based on the yield to maturity of the GS Capital Securities. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excluded from net income, that you hold at the beginning of the first

United States Taxation

taxable year to which the election applies or thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service.

Tax Treatment of Option. You will not be required to include any amount in income upon your purchase of your certificates in respect of the option premium that are you are deemed to have received at such time as described above under "Classification of the Certificates" and " -- Allocation of Purchase Price." Instead, you will take such premium into account when the call option lapses or is exercised or, if earlier, when you dispose of your certificates.

More specifically, you will include the option premium that you are deemed to have received in income as short-term capital gain if the call option lapses. If the call option is exercised, you will treat an amount equal to the option premium as additional amounts realized in respect of your ratable share of the GS Capital Securities held by the trust. If you sell or otherwise dispose of your certificates (other than pursuant to the exercise of the call option), you will recognize short-term capital gain or loss in an amount equal to the difference between the amount of option premium that you are deemed to have received upon your purchase of the certificates and the amount that you are deemed to pay to the purchaser of the certificates (determined under the rules discussed above "Classification of the Certificates") in order to be relieved from your obligations under the call option.

Sale of Certificates. If you sell your certificates other than upon an exercise of the call option, you will recognize gain or loss for United States federal income tax purposes with respect to your ratable share of the GS Capital Securities held by the trust in an amount equal to the difference between your basis in your ratable share of the GS Capital Securities held by the trust and the amount that the purchaser of your certificates is deemed to have paid for your ratable share of the GS Capital Securities held by the trust (determined in the manner described above under "Classification of the GS Capital Securities"). In addition, you will recognize gain or loss in an amount equal to the difference between the amount of option premium that you are deemed to have received upon your purchase of the certificates and the amount that you are deemed to pay to the purchaser of the certificates (determined under the rules discussed above "Classification of the Certificates") in order to be relieved from your obligations under the call option.

If you sell your certificates upon an exercise of the call option, you will recognize gain or loss for United States federal income tax purposes with respect to your ratable share of the GS Capital Securities held by the trust in an amount equal to the difference between (i) your basis in your ratable share of the GS Capital Securities held by the trust and (ii) the sum of the call price and the option premium that are you are deemed to have received upon your purchase of the certificates.

Your basis in your ratable share of the GS Capital Securities held by the trust will equal your initial basis with respect to such GS Capital Securities (determined in the manner described above under " -- Allocation of Purchase Price") plus any original issue discount that you previously included in income with respect to your certificates minus any bond premium that you amortized with respect to your certificates in the manner described above under "--Tax Treatment of Ratable Share of GS Capital Securities." Except to the extent attributable to accrued but unpaid interest, any gain or loss that you recognize upon the sale of your certificates will generally be capital gain or loss.

Your ratable share of the GS Capital Securities held by the trust and the related call option will likely constitute positions in a straddle for United States federal income tax purposes. If your certificates are so treated, your holding period in your ratable share of the GS Capital Securities held by the trust will likely be suspended, in which case any capital gain or loss that you recognize upon your sale of your Certificates would be short-term capital gain or loss. Furthermore, if the straddle rules apply to your certificates, you would be required to capitalize, rather than deduct, a portion of any interest and carrying charges that are allocable to your certificates.

DEFERRAL OF INTEREST PAYMENTS

If there is a deferral of interest payments with respect to the GS junior subordinated debentures, you will generally be required to continue to accrue interest income for United States federal income tax purposes with respect to your Certificates irrespective of whether you make an Integration Election with respect to your Certificates.

United States Taxation

BACKUP WITHHOLDING AND INFORMATION REPORTING

The trust and other payors are required to report to the Internal Revenue Service the interest accruals and payments with respect to your certificates, unless you qualify for an exemption from such reporting. In addition, certain payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your certificates before maturity within the United States. Additionally, backup withholding will apply to any payments if you fail to provide an accurate taxpayer identification number or if you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

ERISA Considerations

The Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code impose various requirements on "employee benefit plans" (as defined in section 3(3) of ERISA), "plans" (as defined in section 4975 of the Internal Revenue Code) (each, a "plan") and on persons that are fiduciaries with respect to plans in connection with the investment of the assets of a plan. For purposes of this discussion, plans may include individual retirement accounts and annuities, Keogh plans and separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other plans are invested.

Governmental plans and, if they have not made an election under section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the certificates without regard to the considerations described below in this "ERISA Considerations" section, subject to the provisions of other applicable federal and state law. Any of those plans that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in section 503 of the Internal Revenue Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a plan, including investment prudence and diversification and compliance with the investing plan's governing documents. Section 406 of ERISA and section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving the assets of a plan and a "party in interest" (as defined in section 3(14) of ERISA) or a "disqualified person" (as defined in section 4975(e)(2) of the Internal Revenue Code) with respect to that plan, unless a statutory or administrative exemption exists. Parties in interest or disqualified persons that participate in a prohibited transaction may be subject to an excise tax imposed under section 4975 of the Internal Revenue Code or a penalty imposed under section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected plan for any losses realized by that plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATION

A plan's investment in the class A-1 certificates may cause the underlying assets of the trust to be deemed assets of that plan. Section 2510.3-101 of the Department of Labor regulations (the "Plan Asset Regulation") provides that when a plan acquires an equity interest in an entity, the assets of that plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless the equity interest is a "publicly offered security" or another exception applies. For purposes of the Plan Asset Regulation, a "publicly offered security" is a security that is (i) freely transferable, (ii) part of a class of securities that is "widely held" (meaning generally that the class is initially owned by 100 or more investors independent of the issuer and of one another) and (iii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and part of a class of securities that is registered under the Exchange Act within 120 days, or such later time as may be allowed by the SEC, after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Although no assurance can be given in this regard, we expect that the class A-1 certificates will be treated as publicly offered securities under the foregoing conditions and, therefore, that the assets of the trust should not be considered plan assets of any plan purchasing the class A-1 certificates. Accordingly, the class A-1 certificates may be purchased by plans.

If the assets included in the trust are plan assets, then any party exercising management or discretionary control regarding those assets, such as the trustee, or affiliates of any of these parties, may be deemed to be a fiduciary with respect to the investing plan and subject to the fiduciary responsibility provisions of ERISA. If the assets included in the trust are plan assets, then the operation of the trust may involve prohibited transactions under ERISA or the Internal Revenue Code.

Even if the assets of the trust are not considered plan assets, the acquisition or holding of certificates by or on behalf of a plan could give rise to a prohibited transaction if the depositor, the underwriter, the trustee or any related sub-

ERISA Considerations

servicer, tax administrator or manager, or one of their affiliates, is or becomes a party in interest or disqualified person with respect to an investing plan. Plans maintained or contributed to by the depositor, underwriter, trustee, and the trustee of the underlying securities, or any of their affiliates, should not acquire or hold any certificate.

If you are the fiduciary of a plan, you should consult your counsel before purchasing any certificates.

PROHIBITED TRANSACTION EXEMPTIONS

If you are a plan fiduciary, then, in connection with your decision of whether to purchase any of the certificates on behalf of a plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the Department of Labor:

         - Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving plans and broker-dealers, reporting dealers and banks;

         - Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and parties in interest or disqualified persons;

         - Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and parties in interest or disqualified persons;

         - Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a plan by a "qualified professional asset manager;"

         - Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and parties in interest or disqualified persons; and

         - Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of a plan by an "in-house asset manager."

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a plan in any class of certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment.

INSURANCE COMPANY GENERAL ACCOUNTS

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not plan assets. A Department of Labor regulation issued under section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a plan on or before December 31, 1998, which general account assets are plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be plan assets.

Any assets of an insurance company general account which support insurance policies issued to a plan after December 31, 1998, or issued to a plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under section 401(c) of ERISA, may be treated as plan assets. In addition, because section 401(c) of ERISA and the regulation issued under section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as plan assets, invested in the separate account. If you are an insurance company contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

If you are a fiduciary for a plan and you intend to purchase certificates on behalf of or with assets of that plan, you should consider your general fiduciary obligations under ERISA and consult with your legal counsel as to the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of any prohibited transaction exemption in connection with that investment.

ERISA Considerations

By acquiring and holding a certificate, a plan will be deemed to have represented and warranted to the depositor, the trustee, and the underwriter that the acquisition and holding of a certificate does not involve a non-exempt prohibited transaction with respect to the plan, including with respect to the activities of the trust.

Supplemental Plan of Distribution

Subject to the terms and conditions set forth in the underwriting agreement, dated February -, 2004 (the "underwriting agreement"), the depositor has agreed to sell and of UBS Securities LLC, an affiliate of the depositor (the "underwriter"), has agreed to purchase, the aggregate certificate principal balance of class A-1 certificates set forth below.

                                                                 AGGREGATE CERTIFICATE
                                                                  PRINCIPAL BALANCE OF
                        UNDERWRITERS                             CLASS A-1 CERTIFICATES
                        ------------                             ----------------------
UBS Securities LLC.....................................                   $ -
                                                                          ---
Total..................................................                   $ -

The underwriter will purchase the class A-1 certificates from the depositor at a price equal to $24.2125 per class A-1 certificates. To facilitate the initial issuance of the call options on the class A-1 certificates, UBS Securities LLC will purchase all the class A-1 certificates from the depositor, and immediately resell the aggregate certificate principal balance of class A-1 certificates set forth in the table above, subject to the call options, to UBS Financial Services Inc. at the same price.

The underwriter has agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the class A-1 certificates if any of the class A-1 certificates are purchased.

The depositor has been advised by the underwriters that they propose to offer the certificates from time to time in negotiated transactions or otherwise at a fixed price of $25.00. The underwriter may effect these transactions by selling certificates to or through dealers and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter and any purchasers of certificates for whom they may act as agent. The underwriters and any dealers that participate with the underwriters in the distribution of certificates may also be deemed to be underwriters, and any profit on the resale of certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act.

The depositor has applied to list the class A-1 certificates on the New York Stock Exchange. If the application is approved, trading of the class A-1 certificates on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the certificates.

The underwriting agreement provides that the depositor will indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, or will contribute to any payments the underwriters may be required to make in respect of such liabilities. In the future, UBS Securities LLC, or one or more of its affiliates may repurchase and resell the offered certificates in secondary market transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. However, neither UBS Securities LLC nor any other affiliate of the depositor is obligated to make a secondary market in the certificates, or to continue secondary market activities once started. No assurance can be given as to the liquidity or trading market for the certificates. For more information about the plan of distribution, see "Plan of Distribution" in the attached prospectus.

Ratings

It is a condition to the issuance of the class A-1 certificates that the class A-1 certificates are rated the same as the GS Capital Securities. As of the date of this prospectus supplement, the GS Capital Securities are rated A1 by Moody's and A- by Standard & Poor's. The ratings address the likelihood that the holders of the class A-1 certificates will receive payments of principal equal to the certificate principal balance and payments of interest at the pass-through rate applicable to the class A-1 certificates, and are based primarily on the credit quality of the GS Capital Securities, as well as on the relative priorities of each class of the certificates with respect to collections and losses with respect to the trust assets. The ratings on the certificates do not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the trust assets, the probability that call options will be exercised, or the corresponding effect of those events on the yield to investors.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating. We cannot assure you that the rating will not be lowered or withdrawn entirely by the rating agency in the future, which may adversely affect the value of your certificates.

The depositor has not requested a rating on the certificates by any rating agency other than Moody's and Standard & Poor's. However, there can be no assurance as to whether any other rating agency will rate the certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the certificates by Moody's and Standard & Poor's.

Validity of the Certificates

The validity of the certificates offered by this prospectus supplement and the accompanying prospectus and their federal income tax status have been passed upon for the depositor by Sullivan & Cromwell LLP, New York, New York.

Index of Defined Terms

The following is an index of defined terms used in this prospectus supplement and the page where each definition appears.

                 DEFINED TERMS                        PAGE
                 -------------                        ----
business day................................                S-25

class A-1 certificates......................                 S-2

class B-1 certificates......................                 S-2

closing date................................                 S-7

DTC.........................................                S-26

early call premium amount...................     S-3, S-10, S-27

ERISA.......................................          S-12, S-40

final distribution date.....................           S-8, S-25

GS Capital..................................                 S-4

GS Capital prospectus.......................                S-19

GS Capital prospectus supplement............                S-19

GS Capital Securities.......................            S-4, S-7

GS Capital Securities Event of Default......                S-22

GS Capital Trust Agreement..................                 S-5

GS Group....................................                 S-4

GS junior subordinated debentures...........                 S-4

Integration Election........................                S-36

IRS.........................................                S-17

Moody's.....................................                 S-3

option agent................................          S-10, S-26

outstanding ................................                S-31

pass-through voting.........................                S-34

plan........................................          S-12, S-40

Plan Asset Regulation.......................                S-40

SEC Reporting Failure.......................                S-28

specified currency..........................                 S-3

Standard & Poor's...........................                 S-3

underwriter.................................                S-42

underwriting agreement......................                S-42

PROSPECTUS
--------------------------------------------------------------------------------

[UBS AG LOGO]
                       CORPORATE ASSET BACKED CORPORATION

                                   DEPOSITOR
                                 $2,950,000,000
                                  CERTIFICATES
                              (ISSUABLE IN SERIES)
--------------------------------------------------------------------------------

YOU SHOULD FULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE 2 OF THIS PROSPECTUS PRIOR TO INVESTING IN THE CERTIFICATES.

The certificates will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

We will describe the specific terms of your certificates, and of any other classes of certificates that are included in the same series, in a prospectus supplement that will be attached to this prospectus.

The depositor may form trusts from time to time as described in this prospectus.

EACH TRUST

- may periodically issue certificates in one or more series with one or more classes;

- will own a publicly tradable, fixed-income security or a pool of such securities; and

- may own other assets described in this prospectus and in the attached prospectus supplement.

THE CERTIFICATES

- will represent undivided beneficial ownership interests in the trust assets, and will be paid only from the trust assets;

- will be denominated in U.S. dollars or in one or more other currencies, and any payments to certificate holders may be payable in U.S. dollars or in one or more other currencies; and

- will be issued as part of a designated series that may include one or more classes of certificates.

THE CERTIFICATE HOLDERS

- will receive interest, principal and other payments from the assets deposited into the trust.

The Depositor may use this prospectus in the initial sale of the certificates. In addition, the Depositor, UBS AG, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS AG may use this prospectus in a market-making transaction involving the certificates after their initial sale. Unless the Depositor or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

UBS INVESTMENT BANK                                  UBS FINANCIAL SERVICES INC.

                THE DATE OF THIS PROSPECTUS IS JANUARY 26, 2004.

--------------------------------------------------------------------------------

Table of Contents

                                            Page
Important Notice about Information
  Presented in this Prospectus and the
  Applicable Prospectus Supplement........    1
Risk Factors..............................    2
Where You Can Find More Information.......    5
Incorporation of Documents By Reference...    5
Reports to Holders of Certificates........    5
The Depositor.............................    6
Use of Proceeds...........................    6
Formation of the Trusts...................    6
Description of the Certificates...........    8
  Nature of the Certificates..............    9
  Terms Specified in the Prospectus
    Supplement............................    9
  Distributions...........................   11
  Interest on the Certificates............   12
  Stripped Certificates...................   14
  Principal of the Certificates...........   14
  Foreign Currency Certificates...........   14
  Inability to Pay in Specified
    Currency..............................   15
  Indexed Certificates....................   15
  Multi-Currency Certificates.............   16
  Put Option..............................   16
  Transfers and Exchanges.................   16
  Global Securities; Holdings in Street
    Name..................................   16
Trust Liquidation Events..................   19
Maturity and Yield Considerations.........   19
Description of the Trust Assets, including
  Credit Support..........................   20
  Underlying Securities...................   20
  Principal Economic Terms of Underlying
    Securities............................   23

                                            Page
  Publicly Available Information..........   23
  Other Trust Assets......................   24
  Collections.............................   27
Description of the Trust Agreement........   29
  Assignment of Trust Assets..............   29
  Collection and Other Administrative
    Procedures............................   29
  Realization upon Defaulted Trust
    Assets................................   29
  Trustee's Compensation; Payment of
    Expenses..............................   30
  Matters Regarding the Trustee...........   30
  Remedies of Certificate Holders.........   30
  Modification and Waiver.................   31
  Reports to Certificate Holders;
    Notices...............................   32
  Annual Compliance Statement.............   33
  Replacement Certificates................   33
  Retained Interest.......................   34
  Retained Call Options and Retained Call
    Rights................................   34
  Termination.............................   34
  Duties of the Trustee...................   35
  The Trustee.............................   35
Currency Risks............................   36
  Exchange Rates and Exchange Controls....   36
  Foreign Currency Judgments..............   36
United States Federal Income Tax
  Consequences............................   38
Certain ERISA Considerations..............   38
Plan of Distribution......................   40
Validity of the Certificates..............   42
Index of Defined Terms....................   43

--------------------------------------------------------------------------------

Important Notice about Information Presented in this Prospectus and the Applicable Prospectus Supplement

We provide information to you about the certificates in two separate documents that provide progressively more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the applicable prospectus supplement, which will describe the specific terms of your series of certificates. See "Description of the Certificates--Terms Specified in the Prospectus Supplement" for a listing of the items that may be specified in the applicable prospectus supplement.

If the descriptions of the terms of a particular series of certificates in this prospectus differ from those in the applicable prospectus supplement, you should rely on the description in the prospectus supplement.

You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on its cover.

We include cross-references in this prospectus and in the applicable prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in each document provides the pages on which these captions are located.

--------------------------------------------------------------------------------

Risk Factors

In connection with your investment in the certificates of any series, you should consider, among other things, the following risk factors and any other risk factors described in the applicable prospectus supplement.

YOUR CERTIFICATES WILL REPRESENT AN INTEREST IN THE ASSETS OF THE APPLICABLE TRUST ONLY AND WILL NOT REPRESENT A RECOURSE OBLIGATION OF OR INTEREST IN THE DEPOSITOR OR ANY OF ITS AFFILIATES. THE PERFORMANCE OF THE UNDERLYING SECURITIES WILL AFFECT THE VALUE OF YOUR INVESTMENT AND YOU MAY EXPERIENCE A LOSS IF LOSSES ARE EXPERIENCED ON THE TRUST ASSETS.

Your certificates will represent an interest in the assets of the applicable trust only and will not represent a recourse obligation of or interest in the depositor or any of its affiliates. The trust has no significant assets other than the underlying securities and the other trust assets. No other assets are available to make payments or distributions with respect to your certificates. Neither the depositor, the trustee nor any of their affiliates is obligated to make any payments in respect of your certificates if the underlying securities and the other trust assets are insufficient. Consequently, if losses are experienced on the underlying securities and the other trust assets, you may experience a loss on your investment. Accordingly, you are strongly encouraged to obtain as much information about the underlying securities as you would if you were investing directly in the underlying securities. The applicable prospectus supplement will provide the basic terms of the underlying securities and will refer you to publicly available information about the issuers of the underlying securities.

YOUR CERTIFICATES MAY BE REDEEMED IF AN UNDERLYING SECURITIES ISSUER STOPS MAKING INFORMATION ABOUT ITS FINANCIAL CONDITION AND BUSINESS PUBLICLY AVAILABLE.

In deciding whether to invest in or to sell certificates, you should obtain and evaluate information about each issuer of underlying securities as if you were investing directly in that issuer and its securities. The information that each underlying securities issuer makes available to the public is important in considering whether to invest in or sell certificates. See "Description of the Underlying Securities--Available Information" in the applicable prospectus supplement.

To the extent that an underlying securities issuer ceases to make information about itself and the underlying securities publicly available, we will redeem your certificates as described under "Trust Liquidation Events" in the applicable prospectus supplement. The depositor, the trustee, the underwriters and their affiliates (a) have not verified, and have not undertaken to verify, the accuracy, completeness or continued availability of any information by any underlying securities issuer (whether or not filed with the SEC), (b) have made no investigation of the financial condition or creditworthiness of any underlying securities issuer, and (c) assume no responsibility for any information considered by any purchaser or potential purchaser of the certificates that is not contained in this prospectus or the applicable prospectus supplement.

You should not construe the issuance of the certificates as an endorsement of the financial condition or business prospects of any underlying securities issuer by the depositor, the trustee, the underwriters or any of their affiliates.

RISK FACTORS
--------------------------------------------------------------------------------

DISTRIBUTIONS AND OTHER PAYMENTS WITH RESPECT TO YOUR CERTIFICATES AND YOUR EXPECTED INVESTMENT YIELD MAY BE AFFECTED BY FACTORS SUCH AS THE PERFORMANCE OF THE TRUST ASSETS, THE REDEMPTION OR ACCELERATION OF THE UNDERLYING SECURITIES AND THE PRIORITY OF PAYMENTS FOR YOUR CLASS OF CERTIFICATES.

A number of factors may affect the timing of any distribution with respect to any series or class of certificates and the yield that you realize on your investment in the certificates, including:

- the purchase price of your certificates;

- the performance of the related trust assets;

- the repurchase of the underlying securities by the issuer of the underlying securities;

- whether the maturity of your certificates is shortened as a result of any early redemption or repayment;

- the manner and priority in which collections from the underlying securities and any other trust assets are allocated to each class of the series; and

- whether the issuer of the underlying securities stops making information about its financial condition and business publicly available.

None of the depositor, the trustee, the underwriters or their affiliates can predict if or when a redemption or repayment of the underlying securities will occur or whether the issuer of the underlying securities stops making information about its financial condition and business publicly available. If the certificates are prepaid, your investment in the certificates and the underlying securities will have a shorter average maturity. If the certificates are prepaid when prevailing market interest rates are lower than the yield on your certificates, you may be unable to realize a comparable yield when you reinvest the funds that you receive from the prepayment of your certificates.

A TRADING MARKET FOR YOUR CERTIFICATES MAY NOT DEVELOP OR CONTINUE; THUS IT MAY BE DIFFICULT TO RESELL YOUR CERTIFICATES.

Prior to the issuance of any series of certificates there will not be a public market for those securities. UBS AG, UBS Securities LLC, UBS Financial Services Inc. and other affiliates of UBS AG currently intend to make a market for the certificates, although they are not required to do so. UBS AG, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS AG may stop any such market making activities at any time. As market makers, UBS AG, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS AG, UBS Securities LLC, UBS Financial Services Inc. or any other affiliates of UBS AG may have long or short positions of any series of certificates in their inventory at any time as a result of their trading in that series of certificates. The supply and demand for a series of certificates, including the inventory positions of market makers, may affect the secondary market price for that series of certificates. Even if a secondary market does develop, it may not continue or be sufficiently liquid to allow you to resell your certificates, and you may experience a loss on your investment. You should be prepared to hold your certificates until they are redeemed.

THE TRUST WILL NOT ACTIVELY MANAGE THE UNDERLYING SECURITIES TO AVOID ADVERSE EVENTS.

Except as described in this prospectus and the applicable prospectus supplement, the trust will not dispose of any underlying securities or other trust assets, regardless of adverse events, financial or otherwise, that may affect the value of the underlying securities or the underlying securities issuer. If there is a payment default on any underlying security or any other default that may result in the

RISK FACTORS
--------------------------------------------------------------------------------

acceleration of the underlying security, the trust will dispose of or otherwise deal with the defaulted underlying security only in the manner provided in the trust agreement. If provided in the applicable prospectus supplement, if a payment default on or acceleration of an underlying security occurs, the trust agreement may provide that the trust will sell or distribute the underlying security notwithstanding market conditions at the time, and the trustee will not have discretion to do otherwise. This sale or distribution may result in greater losses than might occur if the trust continued to hold the underlying security.

THE TRUST AGREEMENT MAY BE AMENDED WITHOUT YOUR CONSENT.

The trust agreement that governs the terms of your certificates may be amended by the depositor and the trustee without your consent upon compliance with the conditions specified in the trust agreement. For example, the trust agreement may be amended in a way that materially adversely affects your certificates if holders of certificates evidencing not less than the required percentage of votes specified in the trust agreement consent to the amendment. See "Description of the Trust Agreement--Modification and Waiver" in this prospectus.

--------------------------------------------------------------------------------

Where You Can Find More Information

Each separate trust created by the depositor is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and the depositor files on behalf of each trust reports and other information with the SEC. You may read and copy any reports, statements and other information filed with the SEC concerning each trust (a) over the Internet at the SEC's website at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the SEC; (b) at the SEC's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549; (c) if the applicable prospectus supplement specifies that the certificates are to be listed on the New York Stock Exchange, at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005; (d) if the applicable prospectus supplement specifies that the certificates are to be listed on the American Stock Exchange, at the offices of the American Stock Exchange LLC, 86 Trinity Place, New York, New York 10006; or
(e) at the offices of any other stock exchange on which the certificates are to be listed, as specified in the applicable prospectus supplement. You can also request copies of these documents, upon payment of a copying fee, by writing to the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference facilities. We do not intend to send any financial reports to certificate holders, other than the reports described under "Reports to Holders of Certificates" below.

We filed a registration statement on Form S-3 relating to the certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

Incorporation of Documents by Reference

The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. You should read the applicable prospectus supplement to find out what information has been incorporated by reference to other documents.

Reports to Holders of Certificates

On each distribution date, the trustee of each trust will prepare unaudited reports containing information concerning that trust. Except as otherwise specified in the applicable prospectus supplement, unless and until definitive certificates (as defined below) are issued, the trustee of each trust will send these reports, on behalf of the trust, to Cede & Co., as nominee of The Depository Trust Company and registered holder of the certificates. If definitive certificates are issued, the trustee will send the reports to each registered holder. See "Description of the Certificates--Global Securities; Holdings in Street Name" and "Description of the Trust Agreement--Reports to Certificate Holders; Notices." These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

The depositor will also file with the SEC, on behalf of each separate trust, periodic reports that are required under the Securities Exchange Act. These reports include Annual Reports on Form 10-K and Current Reports on Form 8-K that include basic information about transactions made by the trust, but not about the trustee or the depositor.

--------------------------------------------------------------------------------

The Depositor

Corporate Asset Backed Corporation was incorporated in the State of Delaware on November 22, 1993, as a wholly-owned limited purpose subsidiary of Paine Webber Group Inc., and is now a wholly-owned subsidiary of UBS Americas Inc., successor by merger to Paine Webber Group Inc. UBS Americas Inc. is a wholly-owned subsidiary of UBS AG, a Swiss bank, which also owns UBS Securities LLC and UBS Financial Services Inc., the underwriters. The depositor will not engage in any business or activities other than creating trusts for the purpose of issuing and selling securities, issuing notes secured by, and certificates representing interests in, the trusts from time to time, acquiring, owning, holding, pledging and transferring assets (including underlying securities and other trust assets) in connection with the creation of a trust and in related activities. The depositor does not have, nor is it expected to have, any significant assets.

The principal executive office of the depositor is located at 445 Broad Hollow Road, Suite 239, Melville, New York 11747 (Telephone: (631) 587-4700).

Use of Proceeds

Unless otherwise specified in the applicable prospectus supplement, the net proceeds received from the initial issuance of each series or class of certificates will be used by the depositor to pay expenses (including underwriting fees) associated with its business of creating trusts to issue notes and certificates, purchasing the related trust assets and obtaining or establishing any credit support, and, if specified in the applicable prospectus supplement, making required deposits into a reserve or other account for the benefit of the certificate holders of such series or class. We anticipate that any remaining net proceeds from the initial issuance of each series or class of certificates will be distributed to the depositor's sole shareholder, UBS Americas Inc., for its general corporate purposes.

The depositor does not expect to receive any proceeds in connection with any market-making resales of each series or class of certificates by UBS AG, UBS Securities LLC, UBS Financial Services Inc. or any other affiliates of UBS AG. We expect UBS AG, UBS Securities LLC, UBS Financial Services Inc. or any other affiliates of UBS AG to retain the proceeds of their market-making resales and not to pay the proceeds to us.

Formation of the Trusts

A separate trust will be created to issue each series of trust certificates. Each trust will be a New York common law trust, a Delaware statutory trust, or a type of trust governed by the law of a jurisdiction specified in the applicable prospectus supplement. The depositor will assign to the trustee named in the applicable prospectus supplement, or the trustee on behalf of the trust will acquire, the trust assets for each series of certificates, in each case for the benefit of the holders of that series of certificates. See "Description of the Trust Agreement--Assignment of Trust Assets." The trustee named in the applicable prospectus supplement will hold on behalf of the trust legal title to the trust assets pursuant to a trust agreement and will receive a fee for its services. See "Description of the Trust Agreement--Trustee's Compensation; Payment of Expenses." The trustee will establish a collection account to hold any funds or other property of the trust. See "Description of the Trust Assets, including Credit Support--Collections."

The trustee will make payments or distributions with respect to the certificates only out of the proceeds of the trust assets. The depositor and its affiliates will have no obligation to make any other payments or distributions with respect to the certificates.

FORMATION OF THE TRUSTS
--------------------------------------------------------------------------------

Unless otherwise provided in the applicable prospectus supplement, the trust assets of each trust will consist of:

- underlying securities, contributed to the trust by the depositor or acquired by the trustee on behalf of the trust, excluding any interest in such securities (the "retained interest") or any repurchase right (the "retained call right") retained by the depositor or any other person;

- any credit support specified in the applicable prospectus supplement, as described in that prospectus supplement and in this prospectus under "Description of Trust Assets, including Credit Support--Other Trust Assets--Credit Support;" and

- any rights arising out of the underlying securities, the other trust assets and all proceeds of the underlying securities and the other trust assets.

FORMATION OF THE TRUSTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Description of the Certificates

The certificates are "pass-through" securities that represent equity ownership interests in the assets and rights held by the trust, subject to the obligations of the trust, if any. All proceeds of the assets and rights will be "passed through" to certificate holders, except to the extent required to satisfy the obligations of the trust. The depositor will arrange for the offering of the certificates by each trust, and will either sell the trust assets to the trust, or will arrange for the trustee to acquire the trust assets directly on behalf of the trust, in each case in exchange for the proceeds of the issuance. The depositor will also arrange for any contractual credit support.

Generally, each trust will hold one or more kinds of bonds, notes or other fixed-income securities. In some cases, a trust may be the beneficiary of a guarantee, letter of credit or other instrument that is intended to protect the holders of certificates from some or all of any losses that may be experienced on the trust assets. A trust may also enter into swaps, options or other derivative agreements that result in the trust paying or receiving a fixed or floating interest rate, payments linked to changes in the value of different types of securities, or other payments.

Each trust may issue one or more classes of certificates. The certificates will represent the right of their holders to receive distributions of the proceeds of the trust assets, including any credit support. If there is only one class of certificates, then all the certificates will share equally in the proceeds of the trust assets, including any credit support, until they have been paid in full. If there is more than one class, then holders of each class of certificates will have different rights. These differences may relate to the order in which holders are paid, the way in which income, losses and repayments of principal are allocated to the different classes, or other rights of the holders.

The certificates are not debt instruments. The trust will pass through to the holder of a certificate whatever portion of the proceeds of the trust assets, including any credit support, that the holder is entitled to under his or her certificate. If losses are experienced on the trust assets -- for example, if the issuer of an underlying security does not pay what it owes to the trust, or a provider of contractual credit support does not make any payment it is required to make -- then the trust will not be able to pass through the relevant payments to the holders and may not be able to pay all the amounts due under the certificates. If a trust issues only one class of certificates, then all the holders will share these losses equally. If it issues more than one class, then the losses may be allocated differently among the classes.

Each series of certificates will be issued pursuant to a separate trust agreement between the depositor and the trustee named in the applicable prospectus supplement. A form of trust agreement is attached as an exhibit to the registration statement of which this prospectus forms a part. The provisions of the trust agreement relating to a particular prospectus supplement may vary depending upon the nature of the certificates to be issued, the nature of the trust assets and any credit support.

The depositor's affiliates may purchase certificates at any time and at any price in the open market or otherwise.

We have been informed that, under the rules, regulations and procedures followed by DTC and its operations, DTC will take any action permitted to be taken by a holder only at the direction of one or more participants to whose DTC account the relevant certificates are credited. Additionally, DTC will take actions with respect to specified voting rights only at the direction and on behalf of participants whose holdings of the certificates evidence the specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of certificates evidence the voting rights authorize conflicting action.

DESCRIPTION OF THE CERTIFICATES
--------------------------------------------------------------------------------

The following summaries describe provisions of the trust agreement that may be applicable to a series of certificates. The applicable prospectus supplement for a series of certificates will describe any provision of the trust agreement that materially differs from the description contained in this prospectus. The following summaries are not complete and are subject to the detailed provisions of the form of trust agreement, which should be reviewed for a full understanding of the trust agreement and for other information regarding the certificates. When we discuss any series, the term "certificate" refers to all the certificates of that series, whether or not we are offering those certificates, unless the context otherwise requires.

A copy of the trust agreement for each series in the form executed by the depositor and the trustee will be filed with the SEC by the depositor as an exhibit to a current report on Form 8-K following the issuance of the series.

NATURE OF THE CERTIFICATES

There is no limit on the amount of certificates that may be issued under a trust agreement. The series or classes of certificates to be issued under a trust agreement will represent the entire beneficial ownership interest in that trust, and each class will be allocated a specified priority to receive collections from, and a specified ownership interest of the assets deposited in, the trust, all as identified and described in the applicable prospectus supplement. The certificates represent the right to receive distributions in respect of the certificate principal balance of the certificate and interest payments at the specified pass-through rate. The distributions will be made out of, and will be limited to, the proceeds of the trust assets. See "Description of the Trust Assets, Including Credit Support -- Collections."

Because the certificates represent equity ownership interests in the trust, and not debt instruments that are obligations of the trust, they do not have a principal amount or bear interest. However, because the distributions on the certificates primarily represent distributions of principal and interest on trust assets that are debt instruments, for convenience, we will designate the amount of "principal" to which you are entitled as the certificate principal balance of your certificate, and we will generally designate distributions that represent a return of your initial investment as "principal," and we will designate distributions that represent the yield on your investment as "interest," in accordance with customary market practice.

TERMS SPECIFIED IN THE PROSPECTUS SUPPLEMENT

Each of the following terms and conditions will be described in the applicable prospectus supplement for the series or classes of certificates in respect of which this prospectus and the applicable prospectus supplement are being delivered:

- the title of the certificates;

- the series designation of the certificates and, if applicable, the number and designation of classes within the series;

- the type, characteristics and specifications of the trust assets deposited by the depositor into the related trust, or acquired by the trustee on behalf of the trust and, if any issue of underlying securities represents a significant portion of the trust assets and any related credit support at the time of the deposit or acquisition, information about the terms of that issue of underlying securities, the identity of its issuer and where you may obtain publicly available information about the issuer;

- the stated or maximum aggregate certificate principal balance or notional amount, as applicable, of each class of certificates;

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- the dates on which or periods during which the series or classes may be issued
  (each, an "original issue date") and their offering price;

- if applicable, the relative rights and priorities of each class, including the method for allocating collections from and losses on the trust assets and any credit support to the holders of each class of certificates;

- whether the certificates of the series or class are fixed rate certificates or floating rate certificates and the applicable interest rate (the "pass-through rate") for each class, including the applicable rate, if fixed (a "fixed pass-through rate"), or the method of calculating the interest rate, if variable (a "variable pass-through rate"); the date or dates from which the interest will accrue; the day-count fraction that will be used to calculate the interest; and the applicable distribution dates on which interest, principal and premium, in each case as applicable, on the series or class will be distributable and the related record dates;

- any option of the depositor or another third party to purchase or repurchase any underlying securities or the certificates and the periods within which or the dates on which, and the terms and conditions upon which, the option may be exercised, in whole or in part;

- the denominations in which the series or class will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

- whether the certificates of any class will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions, or
  (b) interest distributions, with disproportionate, nominal or no principal distributions (in each case, "stripped certificates"), and the applicable terms of those certificates;

- whether the principal balance, notional amount or interest payable on any certificates is indexed or based on any formula and, if so, the method of applying the formula;

- whether the certificates of the series or of any class within the series will be issued in the form of one or more global securities and, if so, the identity of the securities depositary for the global security or securities, if not The Depository Trust Company;

- if a temporary certificate is to be issued with respect to the series or any class within the series, and how any interest distributable on a distribution date prior to the issuance of a permanent certificate for the series or class will be credited on that distribution date;

- if a temporary global security is to be issued with respect to the series or class, the terms upon which beneficial interests in the temporary global security may be exchanged, in whole or in part, for beneficial interests in a permanent global security or for individual definitive certificates for the series or class and any terms upon which beneficial interests in a permanent global security may be exchanged for individual definitive certificates for the series or class;

- the currency in which the certificates of the series or class are payable (the "specified currency"), if other than U.S. dollars;

- the voting rights of the series or class, including the manner of voting and the percentages required with respect to particular matters; and

- the days that will be considered "business days" for purposes of the certificates;

- the identity of the trustee and the location of its corporate trust office;
  and

- any other terms of the series or class.

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Unless otherwise indicated in the applicable prospectus supplement, certificates of each series will be issued only as registered certificates in denominations of $1,000 and any multiple of $1,000 and will be payable only in U.S. dollars.

If you purchase the certificates in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which UBS AG, UBS Securities LLC, UBS Financial Services Inc. or any other affiliates of UBS AG resells a certificate that it has previously acquired from another holder. A market-making transaction in a particular certificate occurs after the original issuance and sale of the certificate.

DISTRIBUTIONS

Distributions allocable to principal, premium, if any, and interest on the certificates of each series or class will be made in the specified currency for those certificates by or on behalf of the trustee on each distribution date as specified in the applicable prospectus supplement. The amount of each distribution will be determined as of the close of business on the date specified in the applicable prospectus supplement (the "determination date").

If the specified currency for a given series or class is other than U.S. dollars, the trustee will (unless otherwise specified in the applicable prospectus supplement) arrange to convert all payments in respect of each certificate into U.S. dollars in the manner described under "-- Foreign Currency Certificates" below. However, the holder of a certificate of a given series or class denominated in a specified currency other than U.S. dollars may elect to receive all distributions in respect of the certificate in the specified currency by delivering a written notice to the trustee for the series not later than 15 calendar days prior to the applicable distribution date, except under the circumstances described under "-- Inability to Pay in Specified Currency" below. Each election will remain in effect until revoked by written notice to the trustee, as long as the trustee receives the notice not later than 15 calendar days prior to the applicable distribution date.

Except as provided in the following paragraph, distributions with respect to certificates will be made at the corporate trust office or agency of the trustee specified in the applicable prospectus supplement. However, any amounts distributable on the final distribution date of a certificate will be distributed only upon surrender of the certificate at the corporate trust office or agency of the trustee specified in the applicable prospectus supplement.

Distributions on certificates in U.S. dollars will be made on each distribution date to each certificate holder of record on the immediately preceding record date by wire transfer, in immediately available funds, to the account of such certificate holder at a bank or other entity having appropriate facilities to receive wire transfer payments, if the trustee for the series received appropriate written instructions at least five business days prior to such distribution date, or, if not, by check mailed to the corresponding certificate holder at its address of record. As described under "-- Global Securities; Holdings in Street Name," below, distributions on certificates represented by a global security will be made to the depositary or its nominee, as holder of the global security. Furthermore, any certificate holder that elects to receive payments in a specified currency other than U.S. dollars (as provided above) will receive those payments by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States. The holder of a certificate must provide appropriate wire transfer instructions to the trustee for the series together with the holder's election to receive payments in the specified currency.

Unless otherwise specified in the applicable prospectus supplement, "business day" with respect to any certificate means any day, other than a Saturday or Sunday, that is (a) not a day on which banking institutions are authorized or required by law or regulation to be closed in (1) The City of New York

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or (2) if the specified currency for the certificate is other than U.S. dollars, the financial center of the country issuing the specified currency and (b) if the pass-through rate for such certificate is based on LIBOR, a London banking day. "London banking day" with respect to any certificate means any day on which dealings in deposits in the specified currency of the certificate are transacted in the London interbank market. The record date with respect to any distribution date for a series or class of certificates will be specified as in the applicable prospectus supplement.

INTEREST ON THE CERTIFICATES

Except for classes of stripped certificates described in the applicable prospectus supplement, each class of certificates of a given series may have a different pass-through rate, which may be a fixed or variable pass-through rate, as described below. Unless otherwise specified in the applicable prospectus supplement, the pass-through rate will be expressed as a rate per annum on a simple interest basis. In the case of stripped certificates with no or, in some cases, a nominal certificate principal balance, distributions of interest ("stripped interest") may be paid as described under "-- Stripped Certificates" below.

Unless otherwise specified in the applicable prospectus supplement, distributions of interest with respect to a series or class of certificates that are issued between a record date and the related distribution date will be made on the next distribution date, for the period beginning on the issue date for the series or class and ending on the last day of the interest accrual period ending immediately prior to or on that distribution date.

FIXED RATE CERTIFICATES
Each series or class of certificates with a fixed pass-through rate ("fixed rate certificates") will bear interest on its outstanding certificate principal balance, from its original issue date, or from the last date to which interest has been paid, at the fixed pass-through rate stated in the applicable prospectus supplement until the principal balance is distributed or made available for distribution. If so specified in the applicable prospectus supplement, the pass-through rate for a class may be subject to adjustment from time to time in response to designated changes in the rating assigned to that class or series by one or more rating agencies, in accordance with a schedule or otherwise, all as described in the applicable prospectus supplement. Interest on each series or class of fixed rate certificates will be distributed in arrears on each distribution date specified in the applicable prospectus supplement. Each distribution of interest will include interest accrued through the day specified in the applicable prospectus supplement. Interest on fixed rate certificates will be computed on the basis of a 360-day year of twelve 30-day months.

FLOATING RATE CERTIFICATES
Each series or class of certificates with a variable pass-through rate ("floating rate certificates") will bear interest on its outstanding certificate principal balance from its original issue date to the first interest reset date for such series or class at the initial pass-through rate set forth in the applicable prospectus supplement. Thereafter, the pass-through rate on such series or class for each interest reset period will be determined by reference to an interest rate basis (the "base rate"), plus or minus the spread, if any, or multiplied by the spread multiplier, if any. The "base rate" may be the London interbank offered rate ("LIBOR"), the commercial paper rate, the Treasury rate, the Federal Funds rate, the certificate of deposit rate, or another base rate specified in the applicable prospectus supplement. The "spread" is the number of basis points specified in the applicable prospectus supplement as being applicable to the series or class. One basis point equals one one-hundredth of a percentage point. The "spread multiplier" is the percentage specified in the applicable prospectus supplement as being applicable to the series or class. If so specified in the applicable prospectus supplement, the spread or spread multiplier on a series or class of floating rate certificates may be

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subject to adjustment from time to time in response to designated changes in the rating assigned to that series or class by one or more rating agencies, in accordance with a schedule or otherwise, all as described in the applicable prospectus supplement. The applicable prospectus supplement will specify the base rate, any spread and any spread multiplier that are applicable to a floating rate certificate.

If specified in the applicable prospectus supplement, floating rate certificates of a series or class may also have: (a) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable prospectus supplement ("maximum pass-through rate"), and (b) a minimum limitation, or floor, on the rate at which interest may accrue during the interest accrual period ("minimum pass-through rate"). In addition, the pass-through rate applicable to floating rate certificates may never be higher than the maximum rate permitted by applicable New York and United States federal law, which, as of December 2003, was 16%.

The trustee may appoint agents selected by the depositor (each, a "calculation agent") to calculate pass-through rates on each class of floating rate certificates. The applicable prospectus supplement will identify the calculation agent. All determinations of interest by the calculation agent, if any, and otherwise by the trustee will, in the absence of manifest error, be conclusive for all purposes and binding on the depositor, the relevant trust and the holders of certificates of the relevant series.

The pass-through rate on each class of floating rate certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable prospectus supplement. The period between each resetting of the pass-through rate on a class is called an "interest reset period" for that class, and the first day of each interest reset period is called an "interest reset date." The interest reset dates with respect to each series or class will be specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the pass-through rate for the 10 days immediately prior to the scheduled final distribution date will be the rate in effect on the 10th day preceding such scheduled final distribution date. If an interest reset date for any class of floating rate certificates would otherwise be a day that is not a business day, the interest reset date will occur on a prior or succeeding business day as specified in the applicable prospectus supplement.

Interest payable in respect of any series or class of floating rate certificates will be distributed in arrears on the distribution dates specified in the applicable prospectus supplement and will be equal to the accrued interest from and including the original issue date of such series or class or the last interest reset date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following distribution date.

Accrued interest on a floating rate certificate will be calculated by multiplying the outstanding certificate principal balance by an accrued interest factor (the "accrued interest factor"). The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the pass-through rate in effect on such day by 360, or by the actual number of days in the year, as specified in the applicable prospectus supplement. For purposes of making this calculation, the variable pass-through rate in effect on any interest reset date will be the applicable rate as reset on such date.

All percentages resulting from any calculation of the pass-through rate on a floating rate certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculations will be rounded to the nearest one-hundredth of a unit (with five one-thousandths of a unit being rounded upward).

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Upon the request of the holder of any floating rate certificate, the calculation agent will provide the pass-through rate then in effect and, if it has been determined, the pass-through rate that will become effective on the next interest reset date with respect to the floating rate certificate.

STRIPPED CERTIFICATES

Each class of stripped certificates will be entitled to interest in an amount described in the applicable prospectus supplement. Accrued interest on a stripped certificate with no principal balance, or a nominal principal balance, will be calculated by multiplying the notional amount specified in the applicable prospectus supplement by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each day will be computed by dividing the pass-through rate in effect on such day by 360, or by the actual number of days in the year, as specified in the applicable prospectus supplement.

For purposes of the stripped certificates, "notional amount" means the notional principal amount specified in the applicable prospectus supplement on which interest on stripped certificates will be made on each distribution date. Reference to the notional amount of a class of stripped certificates does not indicate that such certificates represent the right to receive any distributions in respect of principal in such amount; rather, the term "notional amount" is used solely as a basis for calculating the amount of required interest distributions and determining relative voting rights, all as specified in the applicable prospectus supplement.

PRINCIPAL OF THE CERTIFICATES

Unless otherwise specified in the applicable prospectus supplement, each certificate that is not an interest only stripped certificate will have a "certificate principal balance" that, at any time, will equal the maximum amount of principal that the holder will be entitled to receive out of the future cash flow on the trust assets. Distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such certificate of the class or classes entitled to the distribution (in the manner and priority specified in the applicable prospectus supplement) until the aggregate certificate principal balance of the class or classes has been reduced to zero. Distributions of principal of any class of certificates will be made on a pro rata basis among all the certificates of that class. The outstanding certificate principal balance of a certificate of any class will be reduced to the extent of distributions of principal and, if applicable pursuant to the terms of the related series, by the amount of any net losses realized on any trust asset ("realized losses") allocated to that class as a result of the inability to collect from the issuer of the underlying securities the full amount of payments of principal due in respect of the underlying securities, or from the obligor under any other trust assets payment in full of the amount due under the other assets. The initial aggregate certificate principal balance of each series and each class will be specified in the applicable prospectus supplement.

Stripped certificates with no certificate principal balance will not receive distributions of principal.

FOREIGN CURRENCY CERTIFICATES

If the specified currency of any certificate is not U.S. dollars, the applicable prospectus supplement will specify the permissible denominations of the certificates, the currency or currencies in which the principal and interest of the certificates are to be paid and any other material terms and conditions applicable to the certificates.

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INABILITY TO PAY IN SPECIFIED CURRENCY

Except as described below, if distributions in respect of a certificate are required to be made in a specified currency other than U.S. dollars and the currency is unavailable due to the imposition of exchange controls or other circumstances beyond the depositor's control, or if the currency is no longer used by the government of the country that issued the currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of the certificate will be made in U.S. dollars until the currency is again available or used. The amounts payable on any date in the affected currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for the currency, or as otherwise indicated in the applicable prospectus supplement.

All of these determinations will be made by the trustee in its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of affected certificates.

INDEXED CERTIFICATES

A series of certificates ("indexed certificates") may have principal (the "indexed certificate principal balance") and/or interest (the "indexed interest") determined by reference to:

- the rate of exchange between the specified currency for the certificate (or any other currency) and another currency (the "indexed currency") or the difference in the prices of a specified commodity (the "indexed commodity") on different dates;

- the difference in the levels of a specified stock or bond index (the "stock index" or the "bond index") which may be based on U.S. or foreign stocks or bonds, on different dates; or

- another objective price (including an individual security) or economic measure described in the applicable prospectus supplement.

The manner of determining the indexed certificate principal balance or indexed interest of an indexed certificate, and historical and other information concerning the indexed currency, indexed commodity, stock index or other price or economic measure used in the determination, will be set forth in the applicable prospectus supplement, together with any information concerning tax consequences to the holders of such indexed certificates. If certificates offered to the public are issued with an indexed certificate principal balance, the investment grade rating of the certificates will address both (a) the likelihood that a certificate holder will receive the indexed certificate principal balance, and (b) the likelihood that payment of the indexed certificate principal balance will result in a return of the full amount of the certificate holder's investment. Certificates will not be offered to the public with an investment grade rating that addresses merely the likelihood of a certificate holder receiving the indexed certificate principal balance, without regard to whether receiving such amount could result in an economic loss.

Except as otherwise specified in the applicable prospectus supplement, interest on an indexed certificate will be payable based on the amount designated as the "face amount" of the indexed certificate in the applicable prospectus supplement. The applicable prospectus supplement will describe whether the "face amount" will be the certificate principal balance of the related indexed certificate that would be payable upon redemption or repayment prior to the stated maturity date, the indexed principal balance of the indexed certificate at the time of redemption or repayment, or another amount described in the prospectus supplement.

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MULTI-CURRENCY CERTIFICATES

Certificates ("multi-currency certificates") of a series or class for which payments of principal and/or interest will be made in more than one currency may be issued, and rates of exchange will be calculated, as indicated in the certificates and described in the applicable prospectus supplement. Other material terms and conditions relating to multi-currency certificates will be set forth in the certificates and the applicable prospectus supplement.

PUT OPTION

If specified in the applicable prospectus supplement, a holder may put certificates of a given series or class to the depositor or a third party. The terms upon which a holder may put its certificates (including the price) will be specified in the applicable prospectus supplement.

TRANSFERS AND EXCHANGES

Unless otherwise specified in the applicable prospectus supplement, certificates may be transferred or exchanged for like certificates of the same series and class at the corporate trust office or agency of the applicable trustee in the City and State of New York (if the trust is a New York trust) or in the City of Wilmington, Delaware (if the trust is a Delaware trust) subject to limitations provided in the applicable trust agreement, including the requirement that global certificates may be transferred only as a whole to nominees of the depositary, and representations and indemnities from the holders of the certificates in connection with lost, destroyed or mutilated certificates. Such transfers or exchanges will be made free of any service charge (except in the case of lost, destroyed or mutilated certificates), but the holder must pay any tax or governmental charge payable in connection with the transfer and exchange. See "Description of the Trust Agreement--Replacement Certificates" below.

Unless otherwise specified in the applicable prospectus supplement, the trustee will serve as transfer agent and registrar for the purpose of registering each series or class of certificates and any transfers or exchanges of certificates.

GLOBAL SECURITIES; HOLDINGS IN STREET NAME

Unless otherwise specified in the applicable prospectus supplement, all certificates of a given series or class will, upon issuance, be represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York, or another depositary identified in the applicable prospectus supplement (the "depositary"), and will be registered in the name of a nominee of the depositary. Global securities may be issued in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual certificates it represented (each a "definitive certificate"), a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or the nominee to a successor of the depositary or a nominee of the successor.

DTC has advised the depositor as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act. DTC holds securities that its participants ("direct participants") deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks,

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trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly ("indirect participants"). The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective certificate principal balances or notional amounts of the individual certificates represented by the global security to the accounts of its participants. The accounts to be credited will be designated by the underwriters of the certificates, or, if the certificates are offered and sold directly through one or more agents, by the depositor or agents. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for the global security or by participants or persons that hold through participants. The laws of some states require that some purchasers of securities take physical delivery of the securities. The limitations on the ownership of beneficial interest and these state laws may limit the market for beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the holder of the global security, the depositary or the nominee, as the case may be, will be considered the sole holder of the individual certificates represented by the global security for all purposes. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have any of the individual certificates represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of individual certificates and will not be considered to be the holder of the certificates under the trust agreement. Because the depositary can act only on behalf of its participants, the ability of a beneficial owner of any certificate to pledge that certificate to persons that do not participate in the depositary's system, or otherwise to act with respect to such certificate, may be limited due to the lack of a physical certificate for the certificate.

Distributions of principal of, and any premium and interest on, individual certificates represented by a global security will be made to the depositary or its nominee, as the case may be, as the holder of the global security. None of the depositor, the trustee for such certificates, any paying agent or the registrar for the certificates will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial interests.

The depositor expects that the depositary for certificates of a given class and series, upon receipt of any distribution or payment in respect of a global security representing any of such certificates, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. The depositor also expects that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices and will be the responsibility of the participants.

If the depositary for certificates of any series or class is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the depositor within 90 days, the trustee will issue individual definitive certificates of the same series or class in exchange for the global securities representing the certificates. In addition, the trustee will issue definitive certificates if any underlying securities issuer evidencing more than 10% of the aggregate principal amount of the underlying

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securities suspends its Securities Exchange Act reporting requirements at a time when the reporting requirements with respect to the certificates have not been suspended or terminated. In that event, the trustee will issue individual definitive certificates of the same series or class in exchange for the global securities representing such certificates. In any such instance, an owner of a beneficial interest in a global security (or the participant through which it holds its interest) will be entitled to physical delivery of individual definitive certificates of the class represented by the global security equal in principal balance to the beneficial interest and to have such definitive certificates registered in its name. Any individual definitive certificates of the class will be issued in definitive form as registered certificates in the minimum denominations and integral multiples of such minimum denominations as specified in the applicable prospectus supplement.

If the certificates cease to be held in the form of a global security, or if the certificates are issued initially in non-global or definitive form, investors may choose to hold their certificates in their own names or in "street name." Certificates held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those certificates through an account that he or she maintains at the institution.

For certificates held in street name, only those intermediary banks, brokers and other financial institutions in whose names the certificates are registered will be recognized as the holders of those certificates and the trustee will make all payments on those certificates to those institutions. The depositor expects that these institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or are otherwise legally required to do so. Investors who hold certificates in street name will be indirect holders of the certificates.

The applicable prospectus supplement will describe any material terms of the depositary arrangement with respect to any class or series of certificates to the extent not described above.

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Trust Liquidation Events

Each prospectus supplement will contain information with respect to any events that may lead to liquidation of the trust assets, the method of liquidation of the trust assets and applicable trust and distribution of the proceeds of the trust assets to the holders of certificates subject to the priorities set forth in the applicable prospectus supplement, as well as remedies, if any, of the certificate holders upon the occurrence of any of these events.

Maturity and Yield Considerations

Each prospectus supplement will contain information with respect to the type of underlying securities deposited in the related trust, their maturities and the terms, if any, upon which the underlying securities may be subject to early redemption, early repayment, amortization, acceleration or extension of maturity. Early redemption may be at the option of an underlying securities issuer or a third party or may be mandatory upon the occurrence of specified events. Generally, payment on the underlying securities may be accelerated if the issuer of the securities defaults under the terms of the underlying securities.

The maturity and yield of any class or series of certificates may be affected by optional or mandatory early redemption, early repayment, amortization, acceleration or extension of maturity of the underlying securities or call option on the certificates or trust assets. Furthermore, early redemption, repayment, amortization or acceleration of payment on the underlying securities will reduce the weighted average life of the underlying securities and the related certificates. Extension of maturity of the underlying securities will increase the weighted average life of the underlying securities and the related certificates.

Tax, accounting, economic and other factors, including factors specific to the particular issuer, will influence whether an underlying securities issuer or third party exercises a right of redemption, repurchase or extension of maturity in respect of its securities. The extent of any redemptions may be influenced by prepayments on the obligations that secure or back an issue of underlying securities. Other things being equal, if prevailing interest rates fall significantly below the interest rates on the underlying securities, the likelihood of redemption would be expected to increase. We cannot assure you, however, that a redeemable underlying security will in fact be repaid prior to its stated maturity.

We cannot predict the probability of negative developments affecting any underlying security.

If the certificates are purchased at a discount, their yield to maturity will be reduced by slower than expected payments on the trust assets. If the certificates are purchased at a premium, faster than expected payments will reduce their yield.

If the pass-through rate for any series or class of certificates is based on variable or adjustable interest rates, the yield to maturity of the certificates will be reduced if such variable or adjustable interest rates fall. If any series or class of certificates represents an interest in a pool of underlying securities of different issuers, disproportionate principal payments on underlying securities having higher than average interest rates will reduce the yield on the certificates.

The applicable prospectus supplement for each class or series of certificates will provide additional information regarding yield and maturity considerations applicable to that class or series and the related trust assets, including the underlying securities.

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Description of the Trust Assets, including Credit Support

UNDERLYING SECURITIES

The trust assets for a given series of certificates will not constitute trust assets for any other series or class of certificates. The certificates of each class of a given series will possess an equal and ratable interest in the trust assets for that class. The applicable prospectus supplement may, however, specify that assets constituting trust assets for a given series may be beneficially owned solely by, or deposited solely for the benefit of, one or more classes within such series. In that event, the other classes of that series will not possess any beneficial ownership interest in those specified assets.

Each certificate will represent an ownership interest, as specified for the series or class of certificates, in (a) a designated publicly tradable fixed-income security or a pool of such securities (the "underlying securities"), that are purchased either by the trustee on behalf of the trust or by the depositor (or its affiliates), in the secondary market and deposited into a trust as described in the applicable prospectus supplement, and (b) any other assets related or incidental to the underlying securities, purchased and deposited into a trust either by the trustee on behalf of the trust or by the depositor (or its affiliates). All such other assets for any given series, together with the underlying securities, and any assets obtained through foreclosure or settlement, are referred to as the "trust assets."

A fixed-income security is "publicly tradable" if it has been registered under the Securities Act of 1933 (the "Securities Act") or is exempt from registration. Any underlying securities that are corporate securities, trust preferred securities or foreign government securities and that represent 10% or more of the principal amount of the underlying securities with respect to any series of certificates are referred to as "concentrated underlying securities." The underlying securities will consist of one or more of the following:

PRIVATE SECTOR SECURITIES
Private sector securities will consist of corporate securities, trust preferred securities and asset-backed securities:

- Corporate securities consist of senior or subordinated debt obligations, or investment grade term preferred stock, consisting of one or more of the types of securities described below. Corporate securities may consist of:

     - Publicly tradable fixed-income securities of one or more banks, insurance companies or other corporations or entities organized under the laws of the United States or any state, the District of Columbia or the Commonwealth of Puerto Rico that are subject to the informational requirements of the Securities Exchange Act and that file reports and other information with the SEC or (for some depository institutions) with a federal bank or thrift regulatory agency. If any of these securities is a concentrated underlying security, the depositor must reasonably believe (based on publicly available information) that the issuer is eligible to make a primary offering of common stock on Form S-3 at the time the certificates are offered.

     - Publicly tradable fixed-income securities of one or more foreign private issuers (as defined in Rule 405 under the Securities Act) that are subject to the informational requirements of the Securities Exchange Act and that file reports and other information with the SEC. If any of these securities is a concentrated underlying security, the depositor must reasonably believe (based on publicly available information) that the issuer is eligible to make a primary offering of common stock on Form F-3 at the time certificates are offered.

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- Trust preferred securities are publicly tradable preferred equity securities issued by one or more trusts or other special purpose legal entities established for the purpose of issuing common and preferred equity securities and investing the proceeds in subordinated debt obligations of issuers that are subject, or are wholly-owned subsidiaries of parent companies that are subject, to the informational requirements of the Securities Exchange Act and that file reports and other information with the SEC. In the case of these wholly-owned subsidiaries, the parent companies will have fully and unconditionally guaranteed those obligations on a subordinated or non-subordinated basis. If any of these trust preferred securities is a concentrated underlying security, the depositor must reasonably believe (based on publicly available information) that the guarantor with respect of the trust preferred securities is eligible to make a primary offering of common stock on Form S-3 or Form F-3 at the time the certificates are offered.

  Trust preferred securities generally have economic characteristics that mirror those of the subordinated debt obligations that are the trust's principal assets. Trust preferred securities generally pay dividends at a rate approximately equal to the interest rate on the subordinated debt obligations, and these dividends and interest payments generally are due on or about the same date.

- Asset-backed securities are publicly tradable asset-backed notes or pass-through certificates issued by one or more trusts or other special purpose legal entities with at least $75,000,000 in outstanding securities held by non-affiliates. Asset-backed notes are secured by, and asset-backed pass-through certificates represent an interest in, a fixed or revolving pool of financial assets. Such financial assets will consist primarily of secured or unsecured consumer or other receivables, such as automobile loans or contracts, automobile leases, credit card receivables, home equity or other mortgage loans, trade receivables, inventory loans, equipment leases and other assets that by their terms convert into cash within a limited time period. Asset-backed notes generally are issued pursuant to indentures and asset-backed pass-through certificates generally are issued pursuant to pooling and servicing agreements or trust agreements. A separate servicing agreement typically is executed in connection with asset-backed notes. These servicing agreements, indentures, pooling and servicing agreements and trust agreements collectively are referred to as "asset-backed agreements."

Asset-backed securities deposited as underlying securities will be issued by a trust or other special purpose legal entity that at the time the underlying asset-backed securities are issued (a) is subject to the informational requirements of the Securities Exchange Act and (b) files reports and other information with the SEC.

DOMESTIC GOVERNMENT SECURITIES
Domestic government securities will consist of Treasury securities and GSE securities.

- Treasury securities are securities issued or guaranteed by the United States of America, or by any of its agencies if the full faith and credit of the United States of America is pledged for their payment.

- GSE securities are fixed-income securities issued or guaranteed by one or more of the following U.S. government sponsored entities ("GSEs"): Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Resolution Funding Corporation, Federal Home Loan Banks (to the extent these obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), Tennessee Valley Authority and Federal Farm Credit Banks. These securities generally are exempt from registration under the Securities Act and are not required to be registered under the Securities Exchange Act. Securities issued or guaranteed by any GSE will be included in a trust only if the organization makes publicly available its annual report including financial statements or similar financial information with respect to the organization. Unless otherwise specified in the applicable prospectus supplement, GSE securities are not guaranteed

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  by the United States of America and do not constitute a debt or obligation of the United States of America or any of its agencies or instrumentalities other than the applicable GSE.

FOREIGN GOVERNMENT SECURITIES
Foreign government securities are publicly tradable obligations issued or guaranteed by a foreign government, political subdivision or agency or instrumentality.

MULTILATERAL BANK ISSUERS
A trust may own obligations of one or more multilateral bank issuers. A "multilateral bank issuer" means any one of the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the International Finance Corporation, the European Bank for Reconstruction and Development, or another multilateral development bank that has a comparable volume of outstanding securities and files with the SEC comparable publicly available information, and the securities of which are exempted from registration under the Securities Act.

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PRINCIPAL ECONOMIC TERMS OF UNDERLYING SECURITIES

The applicable prospectus supplement will disclose the name of each underlying securities issuer with respect to the applicable series of certificates. In addition, the applicable prospectus supplement will include a description of the following terms, as applicable, of any concentrated underlying security:

- the title and series of the underlying securities and their aggregate principal amount, denomination and form;

- whether the underlying securities are senior or subordinated to any other obligations of the underlying securities issuer;

- whether the underlying securities are secured or unsecured and, if secured, the nature of any collateral;

- the dates on which, or the range of dates within which, the principal of (and any premium on) the underlying securities will be payable;

- the rate or rates, or the method of determining the rate or rates, at which the underlying securities will bear interest, if any ("underlying securities rate"); the date or dates from which the interest will accrue ("underlying securities interest accrual periods"); and the dates on which the interest will be payable ("underlying securities payment dates");

- the obligation, if any, of the underlying securities issuer to redeem the underlying securities pursuant to any sinking fund or analogous provisions, or the option of a holder, and the periods within which (or the dates on which), the prices at which and the terms and conditions upon which the underlying securities may be redeemed or repurchased, in whole or in part, pursuant to the underlying securities;

- the periods within which (or the dates on which), the prices at which and the terms and conditions upon which the underlying securities may be redeemed, if applicable, in whole or in part, at the option of the underlying securities issuer;

- whether the underlying securities were issued at a price lower than their principal amount (other than by a de minimus amount);

- if other than U.S. dollars, the foreign currency in which the underlying securities are denominated, or in which payment of the principal of and any premium or interest on the underlying securities will be made (the "underlying securities currency"), and the circumstances, if any, when the underlying currency may be changed; and

- any rating of the underlying securities by a securities rating agency.

If a trust is comprised of a pool of underlying securities, the applicable prospectus supplement will, to the extent applicable, describe the composition of the underlying securities pool as of the date that is specified in the applicable prospectus supplement as the cut-off date (the "cut-off date") or closing date (the "closing date"), whichever is applicable to that pool, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the applicable terms listed above.

PUBLICLY AVAILABLE INFORMATION

In addition to the foregoing, the applicable prospectus supplement will describe, with respect to each concentrated underlying securities issuer, the existence and type of financial reporting information that is made publicly available by the underlying securities issuer. The prospectus supplement will also disclose where and how prospective purchasers of the certificates may obtain the publicly available

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DESCRIPTION OF THE TRUST ASSETS, INCLUDING CREDIT SUPPORT
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information. This information will typically consist of the underlying securities issuer's annual report, which contains financial statements or similar financial information, and can be obtained from the SEC, if so specified in the applicable prospectus supplement, or from the office of the underlying securities issuer identified in the applicable prospectus supplement.

OTHER TRUST ASSETS

In addition to the underlying securities, the trustee on behalf of the trust or the depositor may also acquire and deposit into a trust other assets related or incidental to the underlying securities or necessary to provide the certificates with their desired economic terms. Furthermore, the trustee, on behalf of the trust, and to the extent described in the applicable prospectus supplement, may enter into hedging contracts and other derivative agreements. The applicable prospectus supplement will, to the extent appropriate, contain disclosure with respect to the trust assets other than the underlying securities that is analogous to the disclosure provided with respect to the underlying securities.

SWAPS, CAPS, FLOORS, OPTIONS, FORWARD CONTRACTS AND CREDIT DERIVATIVES
Any derivative agreements that are included in the trust assets may include, but are not limited to, puts, calls, interest rate, currency, securities, commodity and credit swaps, total return swaps, credit default swaps, caps, floors, collars and options, forward contracts and structured securities with embedded derivatives. Some of the main categories of hedging contracts and derivative agreements that may be deposited into a trust are described below.

The applicable prospectus supplement will specify the amount, type and other relevant terms of each derivative agreement with respect to any such series or class and information with respect to the derivatives counterparties, including financial information with respect to any counterparty providing 20% or more of the cash flow of that series or class, unless the counterparty is subject to the informational requirements of the Securities Exchange Act, in which case this information will be incorporated by reference to the counterparty's public filings under the Securities Exchange Act.

SWAPS
Swaps involve the trust's exchange with another party of their respective commitments to pay or receive amounts computed by reference to specified fixed or floating interest rates, currency rates, securities prices, yields or returns (including baskets of securities or securities indices) or commodity prices, based on a notional principal amount (that is, a reference amount with respect to which such obligations are determined). An example of a swap is an exchange of floating rate interest payments for fixed rate payments. For many types of swaps, no actual exchange of principal occurs, although currency swaps and some other types of swaps involve exchanges of the notional amount at the beginning and end of the transactions. Periodic payments in the same currency due on the same date under the same swap transaction are generally netted so that the party owing the greater aggregate amount pays the difference to the party owing the lesser aggregate amount.

CAPS AND FLOORS
To the extent that a specified rate, price, yield or return exceeds a predetermined level, the purchaser of a cap is entitled to receive payments in the amount of the excess, computed by reference to a notional principal amount, from the party selling the cap. To the extent that a specified rate, price, yield or return declines below a predetermined level, the purchaser of a floor is entitled to receive payments in the amount of the decline computed by reference to a notional principal amount from the party selling the floor.

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DESCRIPTION OF THE TRUST ASSETS, INCLUDING CREDIT SUPPORT
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OPTIONS
The purchaser of a call option is entitled to purchase the asset that is subject to the call option at the predetermined strike price. The purchaser of a put option is entitled to require the issuer of the put option to purchase the asset that is subject to the put option at a predetermined strike price. Options are sold on various securities, such as bonds, equities, currencies and commodities. Options can be structured as securities, such as warrants, or can be embedded in securities. Commodity-linked or equity-linked bonds are securities with embedded option characteristics. Options may be settled by physical delivery or cash payment.

FORWARD CONTRACTS
Forward contracts involve the purchase and sale of a specified security, commodity, currency or other financial instrument at a specified price and date in the future, and may be settled by physical delivery or cash payment. Forward contracts may also be embedded in other instruments such as notes or warrants.

CREDIT DERIVATIVES
Credit derivatives involve swap and option contracts designed to permit a party to assume or lay off credit risk on loans, debt securities or other assets (the "reference assets"), or in relation to a particular company, organization or country (the "reference entity"), without being required to actually purchase or sell the reference assets. Credit derivatives may also be embedded in other instruments such as notes or warrants. Credit derivatives give one party to a transaction the right to dispose of or acquire an asset (or group of assets), or the right to receive or make a payment from the other party, upon the occurrence of specified credit events relating to the referenced assets or reference entity. If a specified credit event occurs, the trust may be entitled to receive payments from, or may be required to make payments to, the swap counterparty, generating either a loss or a gain for the trust under the credit derivative transaction under which the credit event occurred.

Under a credit default swap agreement in which the trust acts as "protection seller," for example, the trust would agree, in return for a fee, to assume the payment default or other credit risk on a security, loan or other payment obligation that is not owned by the trust (a "reference obligation") or on the obligations of a reference entity generally. If a payment default or other specified credit event occurs with respect to the reference obligation or reference entity, the trust would suffer a loss. This would result from (a) a provision requiring the trust to pay the counterparty the difference between the face amount of a reference obligation and its then current market value, which difference the trust would have to pay from the proceeds of the sale of some or all the trust assets, (b) a provision requiring the trust to pay the face amount of the reference obligation to the counterparty in exchange for physical delivery to the trust of the reference obligation, which would then either be distributed in kind to certificate holders or sold (and the proceeds distributed) or (c) other provisions set forth in the applicable prospectus supplement with similar economic effect. Similarly, if so provided in the applicable prospectus supplement, a trust may enter into a put option arrangement pursuant to which the trust will agree to purchase a reference obligation for a predetermined price upon the occurrence of a payment default by, or other specified credit event with respect to, the issuer of the reference obligation, thus assuming the risk of loss on the reference obligation.

Reference obligations will be securities of the same types as the underlying securities described in this prospectus, or will be loans made to, or other payment obligations of, entities whose debt obligations are eligible to be underlying securities. The applicable prospectus supplement will include information regarding reference obligations and their issuers that is analogous to that provided with respect to underlying securities.

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CREDIT SUPPORT
As specified in the applicable prospectus supplement, the trust assets for a series or class of certificates may include, or the holders of any series or class may have the benefit of, credit support. Credit support may be provided by any combination of the following means or any other means described in the applicable prospectus supplement. The applicable prospectus supplement will set forth whether the trust assets include, or the holders of the series or class have the benefit of, credit support. If so, it will specify the amount, type and other relevant terms of each element of credit support with respect to any such series or class and information with respect to the obligors of each element, including financial information with respect to any obligor providing credit support for 20% or more of the aggregate principal amount of that series or class, unless the obligor is subject to the informational requirements of the Securities Exchange Act.

Any forms of credit support that are solely for the benefit of a given class will be limited to the extent necessary to make required distributions to the certificate holders of such class or as otherwise specified in the applicable prospectus supplement. In addition, if so provided in the applicable prospectus supplement, the obligor of any other forms of credit support may be reimbursed for amounts paid pursuant to the credit support out of amounts otherwise payable to one or more of the unsupported classes of the certificates of such series.

SUBORDINATION
As discussed below under "--Collections," the rights of the holders of a class of certificates to receive collections from the relevant trust and any credit support obtained for the benefit of the holders of a class may be subordinated to the rights of the holders of one or more other classes of that series to the extent described in the applicable prospectus supplement. Subordination accordingly provides some additional credit support to holders of the more senior classes. For example, if losses are realized during a given period on the trust assets such that the collections received on the trust assets are insufficient to make all distributions on the certificates of the series, those realized losses will be allocated to the holders of the class or classes of that series that are subordinated to another class, to the extent and in the manner provided in the applicable prospectus supplement. In addition, if the applicable prospectus supplement says so, some amounts otherwise payable to holders of any class that is subordinated may instead be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under "--Reserve Accounts" and in the applicable prospectus supplement.

LETTER OF CREDIT; FINANCIAL GUARANTY INSURANCE POLICY
The holders of any series or class may, if specified in the applicable prospectus supplement, have the benefit of a letter or letters of credit issued by a bank (a "letter of credit bank") or a financial guaranty insurance policy or policies issued by a financial guaranty insurance company (an "insurer"). In either case, the trustee or other person specified in the applicable prospectus supplement will use reasonable efforts to cause the letter of credit or the insurance policy, as the case may be, to be obtained, to be kept in full force and effect (unless coverage has been exhausted through payment of claims) and to timely pay the related fees or premiums unless, as described in the applicable prospectus supplement, the payment of such fees or premiums is otherwise provided for. The trustee or other person specified in the applicable prospectus supplement will make, or cause to be made, draws under the letter of credit or the insurance policy, as the case may be, under the circumstances and to cover the amounts specified in the applicable prospectus supplement. Any amounts otherwise available under the letter of credit or the insurance policy will be reduced to the extent of any prior unreimbursed draws. The applicable prospectus supplement will describe the manner, priority and source of funds by which any draws are to be repaid.

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If specified in the applicable prospectus supplement, if the letter of credit bank or the insurer ceases to satisfy any credit rating or other applicable requirements specified in the applicable prospectus supplement, the trustee or other person specified in the applicable prospectus supplement will use its reasonable efforts to obtain or cause to be obtained a substitute letter of credit or insurance policy, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any letter of credit bank or any insurer, as applicable, will continue to satisfy such requirements or that it will be possible to obtain any such substitute letter of credit, insurance policy or similar credit enhancement that provides equivalent coverage for the same cost. To the extent it is not available, the credit support otherwise provided by the letter of credit or the insurance policy (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original letter of credit or insurance policy.

RESERVE ACCOUNTS
If provided in the applicable prospectus supplement, the trustee or another person specified in the prospectus supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the trustee) (a "reserve account") any combination of cash or permitted investments in specified amounts. These amounts will be applied and maintained in the manner and under the conditions specified in the applicable prospectus supplement. In the alternative or in addition to this initial deposit, a reserve account may be funded through the application of a portion of collections received on the trust assets for the series, in the manner and priority specified in the applicable prospectus supplement. Amounts deposited in the reserve account may be distributed to holders of a specified class or group of classes within the series, or may be used for other purposes, in the manner and to the extent provided in the applicable prospectus supplement. Amounts deposited in any reserve account will be invested in permitted investments by, or at the direction of, the trustee, the depositor or another person named in the applicable prospectus supplement.

COLLECTIONS

The trust agreement will establish procedures by which the trustee or another person specified in the prospectus supplement will be obligated, for the benefit of the holders of each series of certificates, to administer the related trust assets, including making collections of all payments, and depositing the collections into a segregated account maintained or controlled by the applicable trustee for the benefit of that series (each a "collection account"). The trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution.

Amounts in the collection account will first be applied to the payment of any administrative or collection or other expenses of the trust expenses and then to credit support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits), then to deposits in any reserve account, payments due under any swaps, derivatives or other contracts to which the trust is a party and then to the payment of amounts then due and owing on the certificates of the series and classes within the series, all in the manner and according to the priorities described in the applicable prospectus supplement. The applicable prospectus supplement will specify the collection periods, if applicable, and distribution dates for a given series of certificates and the particular requirements relating to the segregation and investment of collections received on the trust assets during a given collection period or on or by specified dates. There can be no assurance that amounts received from the trust assets, including any credit support obtained for the benefit of certificate holders for a particular series or class of certificates, over a specified period will be sufficient, after payment of all prior expenses and fees for that period, to pay amounts then intended to be distributed to holders of such certificates. The applicable prospectus supplement will also set forth the manner and priority by which any realized loss will be allocated to the classes of any series of certificates, if applicable.

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If specified in the applicable prospectus supplement, the trustee will be entitled to withdraw or cause to be withdrawn from the collection account, prior to the distribution of the proceeds to certificate holders, amounts representing its normal administrative compensation on the trust assets and unreimbursed administrative expenses incurred with respect to the trust assets. Furthermore, all liabilities of the trust must be satisfied before any amounts are distributed to the certificate holders. However, the trust is not expected to have any liabilities at such time.

The relative priorities of distributions with respect to collections from the trust assets assigned to each class of a given series of certificates may permanently or temporarily change over time upon the occurrence of circumstances specified in the applicable prospectus supplement. Moreover, the applicable prospectus supplement may specify that the relative distribution priority assigned to each class of a given series for purposes of payments of some amounts, such as principal, may be different from the relative distribution priority assigned to that class for payments of other amounts, such as interest or premium.

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Description of the Trust Agreement

A separate trust will be created to issue each series of certificates, pursuant to a separate trust agreement between the depositor and the trustee. The trust agreement will govern the related series of certificates and will be qualified under the Trust Indenture Act of 1939. The following summary of material provisions of the trust agreement and the certificates is not complete, and is qualified in its entirety by reference to the more detailed provisions of the form of trust agreement that is filed as an exhibit to the registration statement of which this prospectus forms a part. The applicable prospectus supplement for certificates of a series will describe any material provision of the trust agreement or the certificates that is not described in this prospectus.

ASSIGNMENT OF TRUST ASSETS

When any series of certificates is issued, the trustee on behalf of the trust, or the depositor, will acquire and transfer the underlying securities and any other trust assets specified in the applicable prospectus supplement to the trust. However, any retained interest and any retained call rights will not be transferred to the trust (see "--Retained Interest" and "--Retained Call Options and Retained Call Rights"). If specified in the applicable prospectus supplement, the trustee will, concurrently with the assignment, deliver or cause to be delivered the certificates to the depositor in exchange for the trust assets or the funds necessary to acquire the trust assets. Each trust asset will be identified in a schedule attached as an exhibit to the trust agreement and the applicable prospectus supplement. The schedule will include the information with respect to the trust assets specified under "Description of the Trust Assets, including Credit Support" above.

COLLECTION AND OTHER ADMINISTRATIVE PROCEDURES

With respect to any series of certificates, the trustee, directly or through its agents, will make reasonable efforts to collect all scheduled payments under the trust assets and will follow, or cause to be followed, any collection procedures that it would follow with respect to comparable financial assets that it held for its own account. However, these procedures must be consistent with the trust agreement and any related instrument governing the underlying securities, any credit support for the trust assets (collectively, the "credit support instruments") and any other trust assets. Except as otherwise described in the applicable prospectus supplement, the trustee will not be required to expend or risk its own funds or to otherwise incur personal financial liability.

REALIZATION UPON DEFAULTED TRUST ASSETS

The trustee will present claims under each applicable credit support instrument, and will take such normal and customary steps as necessary to receive payment or to permit recovery under those instruments with respect to defaulted trust assets.

The trustee will be obligated to follow or cause to be followed normal and customary practices and procedures as it deems necessary or advisable to recover upon the defaulted trust asset. However, it will not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted trust asset are less than the sum of (a) the outstanding principal amount of the defaulted trust asset, (b) interest accrued on the asset at the applicable interest rate and (c) the aggregate amount of expenses incurred by the trustee or its agents in connection with the collection proceedings to the extent reimbursable from the assets of the trust under the trust agreement, and not reimbursed to the trustee by the depositor in accordance with the depositor's obligations under the trust agreement, the trust will realize a loss in the amount of the difference. If

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specified in the applicable prospectus supplement, the trustee will be entitled to withdraw or cause to be withdrawn from the related collection account out of the net proceeds recovered on any defaulted trust asset, prior to the distribution of the proceeds to certificate holders, amounts representing its normal administrative compensation on the trust assets and unreimbursed administrative expenses incurred with respect to the trust assets.

TRUSTEE'S COMPENSATION; PAYMENT OF EXPENSES

The applicable prospectus supplement will specify the amount of the trustee's compensation payable by the trust, if any, or if the trustee's compensation is to be payable by any other person, and the priority of the trustee's claim on collections on the trust assets for payment of its compensation with respect to the relevant series of certificates.

To the extent specified in the applicable prospectus supplement, the depositor will reimburse the trustee for its reasonable out-of-pocket expenses, including payment of reasonable fees and disbursements of the trustee's accountants and counsel, collection costs and any other expenses described in the prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, if the trustee has received any amount from DTC in respect of distributions on the underlying securities or any other trust asset or agreement to which the trust is a party and DTC, pursuant to the terms of the depositary agreement in respect of the underlying securities, requires that the trustee repay such amounts, the trustee shall have the right to reimbursement of such amounts, from the certificate holders with respect to any such amounts distributed to certificate holders, and from the swap counterparty with respect to any such amounts distributed to the swap counterparty.

MATTERS REGARDING THE TRUSTEE

The trust agreement for each series will provide that neither the trustee nor any director, officer, employee or agent of the trustee will incur any liability under the trust agreement except for its own negligent action, negligent failure to act or its own willful misconduct or bad faith. Unless otherwise specified in the applicable prospectus supplement, the trust agreement provides that the trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification by the depositor and will be held harmless against any loss, liability or reasonable expense (including attorney's fees) that results from any legal action relating to the administration of the trust and the performance of its duties under the trust agreement, other than any loss, liability or expense incurred by reason of the trustee's own willful misconduct, negligence or bad faith in the performance of the trustee's duties under the trust agreement. In addition, the trust agreement will provide that except as specifically provided, the trustee will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the trust agreement or which in its opinion may involve it in any expense or liability unless the trustee has received indemnification satisfactory to it. The applicable prospectus supplement will describe how legal expenses and costs of these actions and any resulting liability resulting will paid or otherwise be allocated.

REMEDIES OF CERTIFICATE HOLDERS

Any holder of certificates of a series may institute any proceeding with respect to the certificates or the applicable trust agreement only if the following conditions are satisfied:

- the holder must have given the trustee written notice of a continuing breach of the trust agreement or an event of default in respect of the underlying securities;

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- the holders of certificates evidencing not less than the percentage specified in the applicable prospectus supplement have made a written request to the trustee to institute the proceeding in its own name as trustee;

- for 15 days the trustee must have neglected or refused to institute the requested proceeding; and

- the holders of certificates evidencing not less than the percentage specified in the applicable prospectus supplement have not given an inconsistent direction to the trustee during the 15-day period.

The trustee, however, is under no obligation to exercise any of the rights or powers vested in it by the trust agreement or to make any investigation of related matters or to institute, conduct or defend any litigation under or in relation to the trust agreement at the request, order or direction of any of the holders of certificates covered by the trust agreement, unless the holders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee.

MODIFICATION AND WAIVER

Unless otherwise specified in the applicable prospectus supplement, the trust agreement for each series of certificates may be amended by the depositor and the trustee with respect to that series without notice to or consent of the holders of any certificates, for some purposes including:

- to cure any error or ambiguity;

- to correct or supplement any provision in the trust agreement that is inconsistent with any other provision in the trust agreement;

- to add or supplement any credit support for the benefit of any holders of certificates, except that if any such addition affects any class of holders differently from any other class of certificate holders, then the depositor must obtain an opinion of counsel stating that the addition will not have a material adverse effect on the interests of any affected class of certificate holders and the trust must have received an opinion of counsel that the addition will not adversely affect the classification of the trust for federal income tax purposes;

- to add to the covenants, restrictions or obligations of the depositor or the trustee for the benefit of the certificate holders;

- to provide for the appointment of a successor trustee to the trustee or for the appointment of more than one trustee;

- to add, change or eliminate any other provisions with respect to matters or questions arising under the trust agreement, so long as (a) the addition, change or elimination does not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the certificate holders or holders of any retained call options or retained call rights, (b) the addition, change or elimination will not, as evidenced by an opinion of counsel, adversely affect the intended classification of the trust for federal income tax purposes or result in a sale or exchange of any certificate for tax purposes and (c) the trustee has received written confirmation from each rating agency that has rated any certificates that the amendment will not cause the rating agency to reduce or withdraw the then current rating of any certificates; or

- to comply with any requirements imposed by the Internal Revenue Code.

In addition, the trust agreement may (if confirmation has been received from each rating agency rating any class of certificates that the amendment will not result in a reduction or withdrawal of that class of certificates) be amended by the depositor and the trustee, with the consent of the holders of

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certificates whose certificates evidence more than 50% of the voting rights of the outstanding certificates, to add any provision to or change or eliminate any provision of the trust agreement or to modify in any manner the rights of those certificate holders. However, if the amendment would materially adversely affect any class of certificates, or the rating of any class of certificates by any rating agency that has rated the certificates at the request of the depositor, the required percentage of votes of the affected class specified in the related trust agreement will be specified in the applicable prospectus supplement.

No amendment to the trust agreement may (a) reduce in any manner the amount of, or alter the timing of, collections of payments on trust assets or distributions or payments which are required to be made on any certificate, (b) reduce the required percentage of voting rights specified above required for the consent to any such amendment (c) as evidenced by an opinion of counsel, adversely affect the intended classification of the trust for federal income tax purposes, (d) cause the termination of the trust without, in each case, the consent of the holders of all outstanding certificates issued pursuant to the trust agreement, or (e) change any provisions relating to any retained call options or retained call rights that would adversely affect the holders of any retained call options or retained call rights without the consent of all of the holders of any retained call options or retained call rights without the consent of all of the holders of any retained call options or retained call rights.

Unless the applicable prospectus supplement specifies a different required percentage, or otherwise provides, holders of certificates evidencing more than 50% of the voting rights in respect of the outstanding certificates with respect to those certificates of the voting rights of a given class may, on behalf of all holders of that class, (a) waive, with respect to that class, compliance by the depositor or the trustee with any restrictive provision of the trust agreement before the time for compliance and (b) waive any past default under the trust agreement with respect to certificates of that class, except that the consent of the holders of each outstanding certificate will be required to waive either a default in the failure to distribute amounts received as principal of and any premium or any interest on any certificate or a default in respect of a covenant or provision the amendment of which would require the consent of the holder of each outstanding certificate.

REPORTS TO CERTIFICATE HOLDERS; NOTICES

REPORTS TO CERTIFICATE HOLDERS
Unless otherwise specified in the applicable prospectus supplement, on the next business day following each distribution to certificate holders of any series or class of certificates or as soon after each distribution date as practicable, the trustee will prepare and forward or cause to be prepared and forwarded to each certificate holder (and to any option agent in respect of any retained call options or retained call rights), to the depositor and to any other parties specified in the trust agreement for that series, a statement setting forth:

- the amount of the distribution to holders of that class that is allocable to principal of or any interest or premium on the certificates of that class, and the aggregate amount of unpaid interest as of that distribution date;

- in the case of floating rate certificates, the pass-through rate applicable to that distribution date, as calculated in accordance with the method specified in the applicable prospectus supplement;

- if compensation is received by the trustee from the trust, the amount of compensation received by the trustee for the period relating to that distribution date and other customary information that the trustee deems necessary or desirable to enable certificate holders to prepare their tax returns;

- the aggregate stated principal amount or, if applicable, notional principal amount of the trust assets and the current interest rate (or weighted average interest rate) on the trust assets at the close of business on that distribution date;

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- if applicable, the current rating of the applicable trust assets assigned by each rating agency then rating the certificates;

- the aggregate certificate principal balance or aggregate notional amount, if applicable, of each class of certificates (including any class of certificates not offered to the public) at the close of business on that distribution date, separately identifying any reduction in the aggregate certificate principal balance or aggregate notional amount due to the allocation of any realized losses or otherwise; and

- as to any series or class for which credit support has been obtained, the amount of credit support available as of the close of business on that distribution date.

In the case of information furnished pursuant to the first and third paragraphs listed above, the amounts must be expressed as a U.S. dollar amount (or its equivalent in any other specified currency) per minimum denomination of certificates or for another specified portion. Within a reasonable period of time after the end of each calendar year, the trustee must furnish to each person who at any time during the calendar year was a certificate holder a statement containing the information set forth in the first and fourth paragraphs listed above, aggregated for that calendar year or the applicable portion of the calendar year during which the person was a certificate holder. This obligation of the trustee will be deemed to have been satisfied to the extent that substantially comparable information has been provided by the trustee pursuant to any requirements of the Internal Revenue Code as are from time to time in effect.

NOTICES
Any notice required to be given to a holder of a registered certificate will be mailed to the address of such holder set forth in the applicable certificate register. As noted above, for as long as DTC is the sole registered holder, all notices will be sent to DTC. See "Description of the Certificates--Global Securities; Holdings in Street Name."

ANNUAL COMPLIANCE STATEMENT

If specified in the applicable prospectus supplement, the trust agreement will provide that a firm of independent public accountants will furnish an annual statement to the trustee to the effect that the firm has examined documents and records relating to the administration of the trust assets during the related 12-month period (or, in the case of the first such report, the period beginning on the original issue date). This report will provide the firm's findings, based on these procedures, as to whether the administration was conducted in compliance with the terms of the trust agreement. The report will identify any exceptions found during the examination. The report will not be an audit.

If specified in the applicable prospectus supplement, the trust agreement will also require the trustee to deliver to the depositor, on or before February 15th of each year, an annual statement signed by an officer of the trustee to the effect that the trustee has fulfilled its obligations under the trust agreement throughout the preceding year with respect to the certificates issued pursuant to the trust agreement.

Copies of the annual accountants' statements, if any, and the statement of the officers of the trustee may be obtained by certificate holders without charge upon written request to the trustee at the address provided in the applicable prospectus supplement.

REPLACEMENT CERTIFICATES

If a certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable trustee in the City and State of New York (if the trust is a New York trust) or in the City of Wilmington, Delaware (if the trust is a Delaware trust), or any other location specified

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in the applicable prospectus supplement, upon payment by the holder of any expenses incurred by the trustee in connection with the replacement and the furnishing of such evidence and indemnity as the trustee or the depositor may require. Mutilated certificates must be surrendered before new certificates will be issued.

RETAINED INTEREST

The prospectus supplement for a series of certificates will specify whether the depositor or any other party will retain any ownership, beneficial or security interest in a portion of, the underlying securities to be deposited into the related trust (the "retained interest"), which retained interest will not be part of the trust assets. If there is a retained interest, the interest will be established on an asset-by-asset basis and will be specified in the trust agreement or an exhibit to the trust agreement. Payments in respect of the retained interest will be deducted from payments received on the underlying security related to the retained interest and, in general, will not be property of the related trust or available to the certificate holders. Unless otherwise specified in the applicable prospectus supplement, any partial recovery on an underlying security will be applied pro rata to the retained interest and the portion of the underlying security deposited into the trust.

RETAINED CALL OPTIONS AND RETAINED CALL RIGHTS

If specified in the applicable prospectus supplement, as a condition to its purchase of a certificate, each certificate holder may be required to grant to the depositor the option (each, a "call option") to repurchase its certificates or the depositor or another specified party may retain the right (a "retained call right") to repurchase the underlying securities to be deposited into the related trust, which retained call right will not be part of the trust assets. The transferability of each call option, the conditions, if any, to exercise of each call option and the call price of each call option will be specified in the applicable prospectus supplement. If there are retained call rights, these will be established on an asset-by-asset basis and will be specified in the applicable trust agreement or in an exhibit thereto, and the exercise price of the retained call rights will be at least equal to the principal balance of the certificates plus any accrued interest, and the proceeds will be distributed by the trustee to the certificate holders.

TERMINATION

The trust agreement will terminate and the trust will dissolve, wind-up and terminate 30 days after the final distribution by the trustee of all moneys or other property or proceeds of the underlying securities and other trust assets including the proceeds of any repurchase of all the underlying securities by the issuer of such securities due to the exercise of its retained call rights with respect to the underlying securities or any sale or other liquidation of the trust assets, in each case in accordance with the terms of the trust agreement. The termination may occur following the scheduled maturity of the underlying securities, as a result of a trust liquidation event, as described under "Trust Liquidation Events" above, or the exercise of the retained call options or retained call rights. In no event, however, will any trust continue beyond the date specified in the applicable prospectus supplement. Written notice of termination of a trust will be provided to each certificate holder, to the depositor and to any other party specified in the trust agreement as described above under "--Reports to Certificate Holders; Notices--Notices." The final distribution on the related certificates will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee, which will be specified in the notice of termination.

Upon the occurrence of a trust liquidation event that causes a liquidation of some but not all of the underlying securities, the trustee will effect that partial liquidation as provided in the related prospectus supplement. In the case of any other trust liquidation event, all trust assets will be

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liquidated and, following the distribution of the proceeds of the liquidation, the trust will terminate. See "Description of the Trust Agreement--Trust Liquidation Events" in the prospectus supplement.

DUTIES OF THE TRUSTEE

The trustee will make no representations as to the validity or sufficiency of the trust agreement, the certificates of any series or any trust asset, credit support or related document. The trustee for a series is required to perform only those duties that are specifically required under the trust agreement with respect to that series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and to determine whether they conform to the applicable requirements of the trust agreement.

THE TRUSTEE

The trustee, and co-trustee, if any, for any given series of certificates under the trust agreement will be named in the applicable prospectus supplement. The commercial bank, national banking association or trust company serving as trustee and co-trustee, if any, will be unaffiliated with the depositor, but it may have normal banking relationships with the depositor and its affiliates. The address of the trustee's, and the co-trustee's, if any, corporate trust office will be either the address specified in the applicable prospectus supplement or any other address that the trustee, or if applicable, the co-trustee designates from time to time by notice to the certificate holders and the depositor.

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Currency Risks

EXCHANGE RATES AND EXCHANGE CONTROLS

An investment in a certificate with a specified currency other than U.S. dollars entails significant risks for investors whose base currency is the U.S. dollar. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the specified currency and the possibility that foreign exchange controls could be imposed or modified with respect to the specified currency. These risks depend on factors over which the depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies.

In recent years, rates of exchange between the U.S. dollar and some other currencies have been highly volatile, and this level of volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any certificate. Depreciation of the specified currency for a certificate against the U.S. dollar would result in a decrease in the effective yield of such certificate below its pass-through rate and, in some circumstances, could result in a loss to the investor on a U.S. dollar basis.

Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency for making distributions in respect of certificates denominated in that currency. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any specified currency. Even if there are no actual exchange controls, it is possible that, on a distribution date with respect to any particular certificate, the currency in which amounts then due to be distributed would not be available. In that event, such payments will be made in the manner set forth below under "--Inability to Pay in Specified Currency" or as otherwise specified in the applicable prospectus supplement.

YOU SHOULD CONSULT YOUR FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. THESE TYPES OF CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE NOT SOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

The information provided in this prospectus is directed to prospective purchasers of certificates who are United States residents. The applicable prospectus supplement for some issuances of certificates may provide information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, the certificates.

Any prospectus supplement relating to certificates with a specified currency other than U.S. dollars will contain information concerning the historical exchange rates for that currency against the U.S. dollar, a description of such currency, any exchange controls affecting the currency and any other relevant information about the currency.

FOREIGN CURRENCY JUDGMENTS

Unless otherwise specified in the applicable prospectus supplement, the certificates will be governed by and construed in accordance with the law of the State of New York. Courts in the United States

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The New York Judiciary Law provides that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. There will be no provision for any further payments if exchange rates continue to change after the judgment is rendered.

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United States Federal Income Tax Consequences

The applicable prospectus supplement for each series will contain a general discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the certificates by a holder of certificates. These consequences will depend on the terms of the certificates and whether the trust is classified as a grantor trust, as a partnership or otherwise for federal income tax purposes, and will also depend on the trust assets relating to the certificates. The trust agreement for each series will include provisions appropriate to the particulars of the transaction and to the relevant United States federal income tax classification of the trust and related certificates.

Unless otherwise specified in the applicable prospectus supplement, it is generally anticipated that, for United States federal income tax purposes, each trust will be classified as a grantor trust, and not as a partnership or as an association or publicly traded partnership taxable as a corporation, and the certificates will be treated as evidencing an undivided ownership interest in the trust assets.

With respect to each series of certificates, the trust for that series will be provided with an opinion of Sullivan & Cromwell LLP, special federal tax counsel to the depositor and the trust, regarding the United States federal income tax classification of the trust. However, opinions of counsel are not binding on the Internal Revenue Service (the "IRS") or the courts. In addition, prospective investors in any particular series of certificates should be aware that no rulings will be sought from the IRS with respect to any of the federal income tax consequences discussed in the applicable prospectus supplement, and no assurance can be given that the IRS will not take contrary positions. Accordingly, prospective investors in any particular series of certificates should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the certificates.

Certain ERISA Considerations

Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") and
section 4975 of the Internal Revenue Code impose certain restrictions on many retirement plans and other employee benefit plans and arrangements (collectively, "plans") and on persons who are "parties in interest" as defined in ERISA or "disqualified persons" as defined in section 4975 of the Internal Revenue Code with respect to those plans. ERISA imposes certain duties on persons who are considered fiduciaries of plans and also prohibits certain transactions between a plan, its fiduciaries and/or parties in interest with respect to the plan. The Internal Revenue Code imposes a tax on some types of prohibited transactions between a plan and a disqualified person with respect to the plan. Certain employee benefit plans, such as governmental plans and church plans (provided no election has been made under section 410(d) of the Internal Revenue Code), are not subject to the restrictions of ERISA or the Internal Revenue Code, and assets of these plans may be invested in each series of certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal, state and local law.

Investments by plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan. Therefore, each plan fiduciary, before acquiring any certificates, must determine that an investment in the certificates satisfies these general fiduciary requirements.

Plan fiduciaries must also determine whether the acquisition and holding of any certificates and the operations of the related trust would result in direct or indirect prohibited transactions. The purchase and holding of a certificate or any interest in a certificate by or on behalf of a plan could result in

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prohibited transactions and the imposition of excise taxes and civil penalties under ERISA or the Internal Revenue Code unless a Department of Labor prohibited transaction exemption applies and the conditions for the exemption are satisfied. The operations of the trust for a series of certificates could similarly result in prohibited transactions if plans that purchase the certificates issued by the trust are deemed to own an interest in the underlying assets of the trust. There also may be an improper delegation by the plan fiduciaries of the responsibility to manage plan assets if plans that purchase any series of certificates are deemed to own an interest in the underlying assets of the related trust. The applicable prospectus supplement for each series will specify whether plans are likely to be deemed to own the underlying assets of the applicable trust. Plan fiduciaries should carefully review with their legal advisors whether the purchase or holding of a certificate would be a prohibited transaction or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the applicable prospectus supplement.

The Department of Labor has issued several prohibited transaction class exemptions ("PTCEs") from certain of the prohibited transaction provisions of ERISA and the Internal Revenue Code. For example, the sale of certificates by the underwriters to plans may be exempt under PTCE 75-1 if the conditions of that PTCE are satisfied. Other PTCEs also may be available to the acquisition and holding of a certificate. Plan fiduciaries should consider whether a PTCE is available and whether such an exemption would cover all possible prohibited transactions. See "ERISA Considerations" in the applicable prospectus supplement.

By acquiring and holding a certificate, a plan will be deemed to have represented and warranted to the depositor, the trustee and the underwriter that the acquisition and holding of a certificate does not involve a non-exempt prohibited transaction with respect to the plan, including with respect to the activities of the related trust.

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Plan of Distribution

PLAN OF DISTRIBUTION FOR THE INITIAL OFFER AND SALE OF CERTIFICATES

Certificates may be offered in any of three ways: (a) through underwriters or dealers; (b) directly to one or more purchasers; or (c) through agents. The applicable prospectus supplement will set forth the terms of the offering of any series of certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of the certificates and the proceeds to the depositor from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which the certificates may be listed and the place and time of delivery of the certificates.

If underwriters are used in the sale, certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The managing underwriters in the United States will include either or both of UBS Securities LLC and UBS Financial Services Inc., which are affiliates of the depositor. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase the certificates will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the certificates if any of the certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Certificates may also be sold through agents designated by the depositor from time to time. Any agent involved in the offer or sale of certificates will be named, and any commissions payable by the depositor to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will act on a best efforts basis for the period of its appointment.

If indicated in the applicable prospectus supplement, the depositor will authorize agents, underwriters or dealers to solicit offers by specified institutions to purchase certificates at the public offering price described in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions described in the applicable prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of the contracts.

Any underwriters, dealers or agents participating in the distribution of certificates may be deemed to be underwriters and any discounts or commissions they receive on the sale or resale of certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the depositor to indemnification by the depositor against some civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect of those liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the depositor or its affiliates in the ordinary course of business.

Unless otherwise set forth in the applicable prospectus supplement, the underwriters may purchase and sell the certificates in the open market. These transactions may include stabilizing transactions and purchases to cover short positions created by the underwriters, and the imposition of a penalty bid, in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the certificates; and short positions created by the underwriters involve the sale by the underwriters of a greater number of certificates than they are

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required to purchase from the trust in the offering. The underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the certificates sold in the offering may be reclaimed by the underwriters if the certificates are repurchased by the underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

As to each series of certificates, we will offer only those classes rated in one of the investment grade rating categories by a rating agency. Any certificates of unrated classes or classes rated below investment grade may be retained by the depositor or sold at any time to one or more purchasers in a transaction exempt from registration under the Securities Act.

Because the NASD views the certificates as interests in a direct participation program, the offering is being made in compliance with Rule 2810 of the NASD's Conduct Rules. The underwriters may not confirm sales to any discretionary account without the prior specific written approval of a customer.

MARKET-MAKING RESALES

This prospectus may be used by UBS AG, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS AG in connection with offers and sales of the certificates in market-making transactions. In a market-making transaction, each of UBS AG, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS AG may resell a certificate it acquires from other holders, after the original offering and sale of the certificate. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, UBS AG, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS AG may act as principal or agent, including as agent for the counterparty in a transaction in which it acts as principal, or as agent for both counterparties in a transaction in which it does not act as principal. UBS AG, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS AG may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The depositor does not expect to receive any proceeds from market-making transactions. The depositor does not expect that UBS AG, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS AG that engages in these transactions will pay any proceeds from its market-making resales to the depositor.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless the depositor or an agent informs you in your confirmation of sale that your certificate is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

MATTERS RELATING TO INITIAL OFFERING AND MARKET-MAKING RESALES

UBS AG, UBS Securities LLC and UBS Financial Services Inc. do not expect the amount of certificates held, as a result of market-making resales, by accounts over which it exercises discretionary authority to exceed, at any time, five percent of the aggregate initial offering price (that is, $147,000,000) of all of the certificates. In compliance with NASD guidelines, the maximum commission or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate principal amount of the securities offered pursuant to this prospectus; however, it is anticipated that the maximum commission or discount to be received in any particular offering of certificates will be significantly less than this amount.

--------------------------------------------------------------------------------

Validity of the Certificates

The validity of the certificates and their federal income tax status will be passed upon for the depositor and the applicable trust by Sullivan & Cromwell LLP, New York, New York.

--------------------------------------------------------------------------------

INDEX OF DEFINED TERMS

The following is an index of defined terms used in this prospectus and the page where each definition appears.

DEFINED TERMS                                                 PAGE
------------------------------------------------------------------
accrued interest factor.....................................    13
asset-backed agreements.....................................    21
banking organization........................................    16
base rate...................................................    12
bond index..................................................    15
business day................................................    11
calculation agent...........................................    13
call option.................................................    34
certificate.................................................     9
certificate principal balance...............................     4
collection account..........................................    27
concentrated underlying securities..........................    20
credit support instruments..................................    29
cut-off date................................................    23
definitive certificate......................................    16
depositary..................................................    16
determination date..........................................    11
direct participants.........................................    16
DTC.........................................................    16
ERISA.......................................................    38
face amount.................................................    15
fixed pass-through rate.....................................    10
fixed rate certificates.....................................    12
floating rate certificates..................................    12
GSEs........................................................    21
indexed certificate principal balance.......................    15
indexed certificates........................................    15
indexed commodity...........................................    15
indexed currency............................................    15
indexed interest............................................    15
indirect participants.......................................    17
insurer.....................................................    26
interest factor.............................................    13
interest reset date.........................................    13
interest reset period.......................................    13
IRS.........................................................    38
letter of credit bank.......................................    26
LIBOR.......................................................    12
London banking day..........................................    12
maximum pass-through rate...................................    13

INDEX OF DEFINED TERMS
--------------------------------------------------------------------------------

DEFINED TERMS                                                 PAGE
------------------------------------------------------------------
minimum pass-through rate...................................    13
multi-currency certificates.................................    16
multilateral bank issuer....................................    22
notional amount.............................................    14
original issue date.........................................    10
pass-through................................................     8
pass-through rate...........................................    10
plans.......................................................    38
PTCEs.......................................................    39
publicly tradable...........................................    20
realized losses.............................................    14
reference assets............................................    25
reference entity............................................    25
reference obligation........................................    25
reserve account.............................................    27
retained interest...........................................  6,34
Securities Act..............................................    20
Securities Exchange Act.....................................     5
specified currency..........................................    10
spread......................................................    12
spread multiplier...........................................    12
stock index.................................................    15
street name.................................................    18
stripped certificates.......................................    10
stripped interest...........................................    12
trust assets................................................    20
underlying securities.......................................    20
underlying securities currency..............................    23
underlying securities interest accrual periods..............    23
underlying securities payment dates.........................    23
underlying securities rate..................................    23
variable pass-through rate..................................    10

YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS DOCUMENT.